Exhibit 10.1

EXECUTION VERSION

FOURTH AMENDED AND RESTATED

MASTER REPURCHASE AGREEMENT

Dated as of May 7, 2019

by and among

STARWOOD PROPERTY MORTGAGE SUB-6-A HOLDINGS, L.L.C.,

as a Seller

STARWOOD PROPERTY MORTGAGE SUB-6, L.L.C.,

as a Seller,

STARWOOD PROPERTY MORTGAGE SUB-6-A, L.L.C.,

as a Seller,

STARWOOD PROPERTY MORTGAGE SUB-6(P), L.L.C.,

as a Seller,

STARWOOD PROPERTY MORTGAGE SUB-6-A(P), L.L.C.,

as a Seller,

STARWOOD MORTGAGE FUNDING V LLC,

as a Seller

and

CITIBANK, N.A.,

as Purchaser

i

TABLE OF CONTENTS

(continued)

Page

ARTICLE 30 TAXES	90
ARTICLE 31 NO NOVATION, EFFECT OF AGREEMENT	90

ii

EXHIBITS

Exhibit I	Names and Addresses for Communications
Exhibit II	Form of Transaction Request
Exhibit III	Form of Confirmation Statement
Exhibit IV	Authorized Representatives of Sellers
Exhibit V-A	Form of Power of Attorney (for U.S. Purchased Assets)
Exhibit V-B	Form of Power of Attorney (for English Purchased Assets)
Exhibit VI	Form of Future Funding Advance Draw Request
Exhibit VII	Due Diligence Checklist
Exhibit VIII	Collateral Tape
Exhibit IX	Form of Margin Call
Exhibit X	Form of Release Letter
Exhibit XI	Form of Servicer Letter
Exhibit XII-A	Representations and Warranties Regarding Each Individual Purchased Asset
Exhibit XII-B	Representations and Warranties Regarding Additional Collateral
Exhibit XIII	Form of Monthly Purchased Asset Report
Exhibit XIV	Form of Quarterly Purchased Asset Report
Exhibit XV	Form of Starwood Pari Passu Participation Agreement

iii

FOURTH AMENDED AND RESTATED

MASTER REPURCHASE AGREEMENT

FOURTH AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT, dated as of May 7, 2019 (as further amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”), by and among STARWOOD PROPERTY MORTGAGE SUB-6-A HOLDINGS, L.L.C., a limited liability company organized under the laws of Delaware (“Sub-6-A Subsidiary”), STARWOOD PROPERTY MORTGAGE SUB-6, L.L.C., a limited liability company organized under the laws of Delaware (“Sub-6 Seller”), STARWOOD PROPERTY MORTGAGE SUB-6-A, L.L.C., a limited liability company organized under the laws of Delaware (“Sub-6-A Seller”), STARWOOD PROPERTY MORTGAGE SUB-6(P), L.L.C., a limited liability company organized under the laws of Delaware (“Sub-6(P) Seller”), STARWOOD PROPERTY MORTGAGE SUB-6-A(P), L.L.C., a limited liability company organized under the laws of Delaware (“Sub-6-A(P) Seller”),  STARWOOD MORTGAGE FUNDING V LLC, a limited liability company organized under the laws of Delaware (“Funding V Seller”; and together with Sub-6-A Subsidiary, Sub-6 Seller, Sub-6-A Seller, Sub-6(P) Seller and Sub-6-A(P) Seller, each a “Seller”, and collectively, the “Sellers”), and CITIBANK, N.A., a national banking association (including any successor thereto, “Purchaser”).

WHEREAS, Sub-6-A Subsidiary, Sub-6 Seller, Sub-6-A Seller, Sub-6(P) Seller, Sub-6-A(P) Seller, Funding V Seller and Purchaser are parties to that certain Third Amended and Restated Master Repurchase Agreement, dated as of April 20, 2018, as amended by that certain Seller Subsidiary Joinder Agreement and Amendment to Transaction Documents, dated as of October 23, 2018 (as amended, the “Existing Agreement”); and

WHEREAS, the parties now desire to amend and restate the Existing Agreement in its entirety on the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend and restate the Existing Agreement in its entirety as follows:

ARTICLE 1

APPLICABILITY

From time to time the parties hereto may enter into transactions in which Sellers and Purchaser agree to the transfer from any Seller to Purchaser all of such Seller’s rights, title and interest to certain Eligible Assets (as defined herein) against the transfer of funds by Purchaser to such Seller, with a simultaneous agreement by Purchaser to transfer back to such Seller such Eligible Assets at a date certain or on demand, against the transfer of funds, which funds shall be in the Applicable Currency of the related Conduit Asset, Non-Conduit Asset, Pari Passu Participation Interest, Senior Participation Interest, Junior Participation Interest, Non-Controlling Interest, B-Note or Pledged LLC Interest (as stated on the applicable Confirmation), by such Seller to Purchaser.  Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any exhibits identified herein as applicable hereunder.  Each individual transfer of an Eligible Asset shall constitute a distinct Transaction.  Notwithstanding any provision or agreement herein, at no time shall Purchaser be obligated to purchase or effect the transfer of any Eligible Asset from any Seller to Purchaser.  Any commitment to enter into a Transaction shall be evidenced by Purchaser’s delivery of a Confirmation pursuant to Article 3(b)(ii)(A) and shall be subject to satisfaction of all terms and conditions of this Agreement.

ARTICLE 2

DEFINITIONS

“A-Note” shall mean a Mortgage Note evidencing a senior position in a Mortgage Loan.  An A-Note shall not be junior to any other Mortgage Note.

“Accelerated Repurchase Date” shall have the meaning specified in Article 13(b)(i).

“Accepted Servicing Practices” shall mean with respect to any Purchased Asset, those mortgage loan servicing practices that (a) prudent mortgage lending institutions that service mortgage loans of the same type as such Purchased Asset in the jurisdiction where the related underlying real estate directly or indirectly securing or supporting such Purchased Asset is located or as otherwise defined in the applicable Servicing Agreement and (b) are approved by Purchaser in the exercise of its reasonable business judgment.

“Account Bank”  shall mean, individually or collectively, as the context may require, (i) with respect to the Sub-6 Collection Account, Citibank, N.A., (ii) with respect to the Funding V Collection Account, U.S. Bank National Association and (iii) with respect to the Foreign Purchased Asset Collection Account, Bank of America, N.A., or any other bank approved by Purchaser in its reasonable discretion as the account bank for the Foreign Purchased Asset Collection Account, or any successor to any of the foregoing banks appointed by Purchaser in its sole and absolute discretion in accordance with the terms hereof (and, so long as no Event of Default exists, with Sellers’ prior written approval, not to be unreasonably withheld).

“Account Control Agreement”  shall mean, individually or collectively, as the context may require, (i) that certain Account Control Agreement, dated as of March 26, 2012, by and among Purchaser, Sub-6 Seller and Citibank, N.A. relating to the Sub-6 Collection Account, (ii) that certain Account Control Agreement, dated as of March 28, 2016, by and among Purchaser, Funding V Seller and U.S. Bank National Association relating to the Funding V Collection Account and (iii) each  account control agreement or similar agreement entered into by and among Purchaser, Sub-6 Seller and an Account Bank relating to any Foreign Purchased Asset Collection Account, as such agreements may be amended, modified and/or restated from time to time, and/or any replacement agreement to such agreements.

“Account Security Agreement” shall mean, with respect to a Foreign Purchased Asset, an agreement creating security over a bank account maintained by the related Mortgagor.

“Act of Insolvency” shall mean, with respect to any Person, (a) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding under any Insolvency Law, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief that remains unstayed and in effect for a period of thirty (30) days; (b) the seeking or consenting to the appointment of a receiver, trustee, custodian or similar official for such Person or all or substantially all of the property of such Person; (c) the appointment of a receiver, conservator, or manager for such Person by any governmental agency or authority having the jurisdiction to do so; (d) the making of a general assignment for the benefit of creditors; (e) the admission by such Person of its inability to pay its debts or discharge its obligations as they become due or mature; or (f) that any Governmental Authority or agency or any person, agency or entity acting or purporting to act under Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or substantially all of the property of such Person, or shall have taken any action to displace the management of such Person or to curtail its authority in the conduct of the business of such Person (or any equivalent in each relevant jurisdiction).

“Additional Collateral” with respect to any Mortgage Loan that is a Purchased Asset, any related Mezzanine Loan that is included as part of such Purchased Asset.

“Affiliate” shall mean, when used with respect to any specified Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person.  Control shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract and “controlling” and “controlled” shall have meanings correlative thereto.

“Affiliated Hedging Transaction” shall mean a Hedging Transaction entered into by any Seller, Guarantor or Subsidiary of Guarantor with Purchaser or an Affiliate of Purchaser.

“Aggregate Purchased Asset Basis” shall mean, for any calculation or determination that is made with respect to any Purchased Asset that has (x) any related Required Companion Asset that is also a Purchased Asset or (y) any related Additional Collateral, that for purposes of such calculation or determination such Purchased Asset together with, without duplication, all such related Required Companion Assets that are Purchased Assets and any Additional Collateral shall be treated as a single Purchased Asset.  Aggregate Purchased Asset Basis of any Purchased Asset shall be calculated using the Applicable Currency relevant to the related Purchased Asset.

“Agreement” shall have the meaning specified in the introductory paragraph hereof.

“Alternative Rate” shall have the meaning specified in Article 3(g).

“Alternative Rate Transaction” shall mean, any Transaction with respect to which the Pricing Rate is determined with reference to the Alternative Rate.

“Anti-Money Laundering Laws” shall have the meaning specified in Article 9(b)(xxx).

“Applicable Currency” shall mean U.S. Dollars, Pounds Sterling, Euro or such other currency permitted by Purchaser, in its sole discretion, as applicable.

“Applicable Spread” shall have the meaning specified in the Fee Letter.

“As-Is LTV” shall have the meaning specified in the Fee Letter.

“Asset Schedule and Exception Report” shall have the meaning specified in the Custodial Agreement.

“Assignment of Mortgage” shall mean, with respect to any Mortgage, an assignment of the mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgagor and/or the related property is located to reflect the assignment and pledge of the Mortgage.

“Availability Period” shall mean the period from May 7, 2019 to, but excluding, the Initial Facility Expiration Date.

“B-Note” shall mean a Mortgage Note evidencing a junior position in a Mortgage Loan.

“Bankruptcy Code” shall mean The United States Bankruptcy Code of 1978, as amended from time to time.

“Bailee Agreement” shall have the meaning specified in the Custodial Agreement.

“Business Day” shall mean a day other than (a) a Saturday or Sunday, or (b) a day in which the New York Stock Exchange or banks in the State of New York or, as it relates to a specific Foreign Purchased Asset, the relevant non-U.S. jurisdiction in which the Mortgaged Property securing the related Foreign Purchased Asset is located or the laws of which otherwise govern the Purchased Asset Documents relating to the subject Foreign Purchased Asset (or as otherwise designated in the Purchased Asset Documents relating to the subject Foreign Purchased Asset and stated in the related Confirmation) are authorized or obligated by law or executive order to be closed.

“Capital Stock” shall mean, with respect to any Person, (a) any share, interest, participation and other equivalent (however denominated) of capital stock of (or other ownership, equity or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of any of the foregoing, (c) any security convertible into or exchangeable for any of the foregoing, and (d) any other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date.

“Capitalized Lease Obligations” shall mean obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP.  The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on the balance sheet prepared in accordance with GAAP of the applicable Person as of the applicable date.

“Cashiering Activities” shall have the meaning specified in Article 27(d).

“Change of Control” shall mean the occurrence of any of the following events without the approval of Purchaser: (a) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the beneficial owner, directly or indirectly, of 51% or more of the total voting power of all classes of Capital Stock of Guarantor entitled to vote generally in the election of the directors, (b) Guarantor shall cease to own and control, of record and beneficially, directly or indirectly, 100% of the Capital Stock of any Seller, (c) any merger, reorganization or consolidation of Guarantor where the successor entity is not the Guarantor as of the date of this Agreement or (d) any conveyance, transfer or disposal of all or substantially all assets of Guarantor to any Person other than an affiliate of Guarantor that assumes all of Guarantor’s obligations under the Guaranty in form acceptable to Purchaser in its sole and absolute discretion.

“CLO Future Funding Interests” shall mean a CLO Pari Passu Interest which provides for additional advances of principal of the Purchased Asset pursuant to the applicable Purchased Asset Documents.

“CLO Pari Passu Interests” shall mean a pari passu promissory note or a pari passu Participation Interest with a companion promissory note or a Companion Participation Interest included in a securitization, CLO, CDO or similar capital markets transaction under the laws of the United States of America in which Guarantor or its Subsidiary holds a controlling position.

“Closing Date” shall mean March 26, 2012.

“CMBS Rejection” shall mean, if a Purchased Asset is offered for inclusion in a commercial mortgage-backed securities transactions and is rejected or withdrawn from inclusion in such commercial mortgage-backed securities transactions.

“Collateral” shall have the meaning specified in Article 6.

“Collateral Tape” shall mean, with respect to any Proposed Asset, the tape containing the fields of information set forth in Exhibit VIII attached hereto and any other similar information with respect to a Foreign Purchased Asset.

“Collection Accounts” shall have the meaning specified in Article 5(c).

“Companion Pari Passu A-Note” shall mean, with respect to any Pari Passu A-Note, all other Pari Passu A-Notes in the same Mortgage Loan.

“Companion Pari Passu Participation Interest” shall mean, with respect to any Pari Passu Participation Interest, all other Pari Passu Participation Interests in the same Mortgage Loan.

“Companion Participation Interest” shall mean, with respect to any Participation Interest, all other Participation Interests in the same Mortgage Loan.

“Concentration Limits” shall have the meaning specified in the Fee Letter.

“Conduit Asset” shall mean (x) a Mortgage Loan or (y) an A-Note or Participation Interest for which the related Mortgage Loan (i) was originated by any Seller or an Affiliate of any Seller;

(ii) is performing; (iii) accrues interest at a fixed-rate; (iv) is secured by one or more stabilized commercial or multi-family properties; (v) meet the standards for inclusion in commercial mortgage-backed securities transactions; (vi) has a Debt Yield with respect to the Mortgage Loan of not less than 9%; (vii) has an As-Is LTV with respect to the Mortgage Loan of no more than 75%; and (viii) has a term to maturity of no greater than ten (10) years from the date of its origination.  Notwithstanding anything to the contrary herein, any Conduit Asset that is a Purchased Asset shall cease being an Eligible Asset upon any related Companion Participations Interest ceasing to be a Purchased Asset.

“Confirmation” shall mean a confirmation substantially in the form of Exhibit III hereto, as the same may be amended, modified and/or restated from time to time.

“Contingent Liabilities” shall mean, with respect to any Person as of any date of determination, all of the following as of such date: (a) liabilities and obligations (including any Guarantees) of such Person in respect of “off-balance sheet arrangements” (as defined in the Off-Balance Sheet Rules defined below), and (b) obligations, including Guarantees, whether or not required to be disclosed in the footnotes to such Person’s financial statements, guaranteeing in whole or in part any Non-Recourse Indebtedness, lease, dividend or other obligation, excluding, however, (i) contractual indemnities (including any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets), and (ii) guarantees of non-monetary obligations which have not yet been called on or quantified, of such Person or any other Person.  The amount of any Contingent Liabilities described in the preceding clause (b) shall be deemed to be (i) with respect to a guarantee of interest or interest and principal, or operating income guarantee, the sum of all payments required to be made thereunder (which, in the case of an operating income guarantee, shall be deemed to be equal to the debt service for the note secured thereby), through (x) in the case of an interest or interest and principal guarantee, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guarantee, the date through which such guarantee will remain in effect, and (ii) with respect to all guarantees not covered by the preceding clause (i), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and in the footnotes to the most recent financial statements of such Person.  “Off-Balance Sheet Rules” shall mean the Disclosure in Management’s Discussion and Analysis About Off-Balance Sheet Arrangements and Aggregate Contractual Obligations, Securities Act Release Nos. 33-8182; 34-47264; FR-67 International Series Release No. 1266 File No. S7-42-02, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified of 17 CFR Parts 228, 229 and 249) or any equivalent in any relevant jurisdiction.

“Credit Event” shall mean, with respect to any Purchased Asset, a material adverse change in the credit characteristics of, without limitations, the related Mortgaged Property, any related Mezzanine Loan Collateral (if applicable), any related Mortgagor, Mezzanine Borrower (if applicable) or other obligor (including, without limitation, any guarantor, participant or sponsor), or the related market.  Any determination that a Credit Event has occurred shall be made by Purchaser in its sole but good faith business judgment.

“Custodial Agreement” shall mean the Second Amended and Restated Custodial Agreement, dated as of March 28, 2016, by and among Custodian, Sellers and Purchaser, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement.

“Custodial Delivery” shall have the meaning specified in the Custodial Agreement.

“Custodian” shall mean Wells Fargo Bank, National Association, or any successor custodian appointed by Purchaser.

“Debt Yield” shall have the meaning specified in the Fee Letter.

“Default” shall mean any event which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Delaware LLC Act” shall mean Chapter 18 of the Delaware Limited Liability Company Act, 6 Del. C. §§18-101 et seq., as amended.

“Dividing LLC” shall mean a Delaware limited liability company that is effecting a Division pursuant to and in accordance with Section 18-217 of the Delaware LLC Act.

“Division” shall mean the division of a Dividing LLC into two (2) or more domestic limited liability companies pursuant to and in accordance with Section 18-217 of the Delaware LLC Act.

“Due Amount”  shall have the meaning specified in Article 5(i).

“Due Currency”  shall have the meaning specified in Article 5(i).

“Due Diligence Checklist” shall mean, with respect to any Proposed Asset, the due diligence materials set forth on Exhibit VII hereto and any other similar information with respect to a Foreign Purchased Asset.

“Due Diligence Package” shall mean, with respect to any Proposed Asset, (a) the Collateral Tape, (b) the items on the Due Diligence Checklist, in the case of each item, to the extent applicable, (c) the Requested Exceptions Report and (d) such other documents or information as Purchaser or its counsel shall reasonably deem necessary.

“Early Repurchase” shall mean a repurchase of a Purchased Asset as described in Article 3(e) of this Agreement.

“Early Repurchase Date” shall have the meaning specified in Article 3(d) of this Agreement.

“Early Termination Date” shall have the meaning specified in Article 3(j) of this Agreement.

“Effective Date” shall mean March 30, 2012.

“Eligible Additional Collateral” shall mean any Mezzanine Loan that satisfies the following requirements:

(i)         is approved by Purchaser in its sole and absolute discretion;

(ii)       is denominated in an Applicable Currency;

(iii)      with respect to which, upon such Eligible Additional Collateral becoming Additional Collateral, the applicable representations and warranties set forth in this Agreement (including the exhibits hereto) are true and correct in all material respects except to the extent disclosed in a Requested Exceptions Report approved by Purchaser; and

(iv)       is related to a Mortgage Loan that is a Purchased Asset.

“Eligible Asset” shall mean (a) in the case of a U.S. Purchased Asset, any Conduit Asset, Non-Conduit Asset, Pari Passu Participation Interest, Senior Participation Interest, Junior Participation Interest, Non-Controlling Interest, B-Note or Pledged LLC Interest and (b) in the case of a Foreign Purchased Asset, any Non-Conduit Asset, Senior Participation Interest, Junior Participation Interest, B-Note or Pledged LLC Interest, in each case, that satisfies the following requirements:

(i)         is approved by Purchaser in its sole and absolute discretion;

(ii)       denominated in an Applicable Currency;

(iii)      with respect to which, upon such Eligible Asset becoming a Purchased Asset, the applicable representations and warranties set forth in this Agreement (including the exhibits hereto) are true and correct in all material respects except to the extent disclosed in a Requested Exceptions Report approved by Purchaser; and

(iv)       in the case of any Participation Interest (other than a Non-Controlling Interest), Pari Passu A-Note (other than a Non-Controlling Interest) or B-Note,  upon such Participation Interest, Pari Passu A-Note or B-Note becoming a Purchased Asset, all related Required Companion Assets shall also become Purchased Assets;

“Eligible Assignee” shall have the meaning specified in Article 18(b).

“English Purchased Asset” shall mean a Purchased Asset with respect to which the underlying Mortgaged Property is located in England or Wales.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.  Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Internal Revenue Code of which

Seller is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Internal Revenue Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Internal Revenue Code, described in Section 414(m) or (o) of the Internal Revenue Code of which Seller is a member.

“EURIBOR” shall mean, with respect to each Pricing Rate Period, the Euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate), for a three month period, that appears (a) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or (b) on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters, in each case as of 11:00 a.m., Brussels time, on the related Pricing Rate Determination Date (the “EURIBOR Screen Rate”). If such page or service ceases to be available, Purchaser may specify another page or service displaying the relevant rate after consultation with Seller.

If the EURIBOR Screen Rate is not available, Purchaser shall request the principal London office of the Reference Banks to provide (i) (other than where clause (ii) below applies) the rate at which the relevant Reference Bank believes one prime bank is quoting to another prime bank for interbank term deposits in euro within the Participating Member States for amounts of not less than the Repurchase Price of the applicable Transaction for the three month period; or (ii) if different, the rate (if any and applied to the relevant Reference Bank and the three month period) which contributors to the EURIBOR Screen Rate are asked to submit to the relevant administrator, in each case, as of 11:00 a.m., Brussels time, on the related Pricing Rate Determination Date.

If at least one such offered quotation is provided, EURIBOR with respect to the relevant Pricing Rate Period related to a Foreign Purchased Asset (EUR) shall be (i) where more than one offered quotation is provided by the Reference Banks, the arithmetic mean (rounded upwards to four decimal places) of all of such offered quotations or (ii) where only one offered quotation is provided by the Reference Banks, such offered quotation (rounded upwards to four decimal places).

If at or about noon, London time, on the related Pricing Rate Determination Date, no Reference Banks have provided quotations, then EURIBOR with respect to the relevant Pricing Rate Period related to a Foreign Purchased Asset (EUR) shall be the rate determined by Purchaser, as a percentage rate per annum, of the cost to Purchaser of funding an amount not less than the Repurchase Price for the applicable Transaction from whatever source it may reasonably select.

EUBIROR shall be determined by Purchaser or its agent, which determination shall be conclusive absent manifest error. If the calculation of EURIBOR with respect to a Pricing Rate Period results in a EURIBOR rate of less than zero (0), EURIBOR shall be deemed to be zero (0) for all purposes of this Agreement with respect to such Pricing Rate Period.

“EURIBOR Screen Rate” shall have the meaning set forth in the definition of EURIBOR.

“Euros” and “€ ” shall mean the lawful currency of the member states of the European Union that have adopted and retain the single currency in accordance with the Treaty establishing the European Community, as amended from time to time; provided that if any member state or states ceases to have such single currency as its lawful currency (such member state(s) being the “Exiting State(s)”), Euro and € shall, for the avoidance of doubt, mean for all purposes of this Agreement the single currency adopted and retained as the lawful currency of the remaining member states and shall not include any successor currency introduced by the Exiting State(s).

“Euro Amount” shall mean, with respect to any Foreign Purchased Asset which is not a Foreign Purchased Asset (EUR), as of any date of determination, the then outstanding Purchase Price for such Foreign Purchased Asset converted into Euro at the applicable Purchase Date Spot Rate (EUR).

“Event of Default” shall have the meaning specified in Article 13(a).

“Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

“Existing Agreement” shall have the meaning specified in the recitals of this Agreement.

“Exit Fee” shall have the meaning specified in the Fee Letter.

“Extension Fee” shall have the meaning specified in the Fee Letter.

“Extension Option” shall have the meaning specified in Article3(h)(i).

“Extension Period” shall have the meaning specified in Article 3(h)(i).

“Facility Expiration Date” shall mean the day that is the earliest of (i) the Initial Facility Expiration Date as such date may be extended pursuant to Article 3(h), (ii) any Accelerated Repurchase Date or (iii) any Early Termination Date.

“Facility Expiration Date Extension Conditions” shall have the meaning specified in Article 3(h).

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code of 1986 (the “Code”), as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCA Regulations” shall have the meaning specified in Article 21(a).

“Federal Funds Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by Purchaser from three (3) federal funds brokers of recognized standing selected by it; provided, that such selected brokers shall be the same brokers as selected for all of Purchaser’s other repurchase customers where the Federal Funds Rate is to be applied, to the extent such brokers are available.

“Fee Letter” shall mean the fourth amended and restated letter agreement, dated as of the date hereof, from Purchaser and accepted and agreed by each Seller, as the same may be further amended, modified and/or restated from time to time.

“Filings” shall have the meaning specified in Article 6(b).

“Fitch” shall mean Fitch Ratings, Inc., Fitch Ratings, Ltd. and their subsidiaries including Derivative Fitch, Inc. and Derivative Fitch Ltd. and any successor or successors thereto.

“Foreign Purchased Asset” shall mean: (i) with respect to any Transaction, an Eligible Asset secured by Mortgaged Property located outside of the United States of America or any territory thereof and which is sold by the applicable Seller to Purchaser in such Transaction and (ii) with respect to the Transactions for Foreign Purchased Assets in general, all Eligible Assets secured by Mortgaged Property located outside of the United States of America or any territory thereof and which are sold by the applicable Sellers to Purchaser.

“Foreign Purchased Asset (EUR)” shall mean a Foreign Purchased Asset denominated in Euros.

“Foreign Purchased Asset (GBP)” shall mean a Foreign Purchased Asset denominated in Pounds Sterling.

“Foreign Purchased Asset Collection Account” shall have the meaning specified in Article 3(c)(xvii).

“Foreign Purchased Asset Servicing Agreement” shall mean, with respect to a Foreign Purchased Asset, any servicing agreement with an approved Servicer which servicing agreement is reasonably acceptable to Purchaser,  as the same may be amended, modified and/or restated, or any replacement thereof with a successor Servicer, which replacement servicing agreement is acceptable to Purchaser in its sole and absolute discretion or, if such replacement servicing agreement is substantially the same as the initial Foreign Purchased Asset Servicing Agreement, such replacement servicing agreement is acceptable to Purchaser in its reasonable discretion.

“Foreign Sanctions Authority” shall mean the Financial Conduct Authority, the Foreign & Commonwealth Office, Her Majesty’s Treasury of the United Kingdom, the United Nations or any other analogous Governmental Authority in any applicable non-U.S. jurisdiction in which a Mortgaged Property securing a Purchased Asset is located.

“Foreign Sanctions List” shall mean any sanctions or “black” list maintained by a Foreign Sanctions Authority.

“Foreign Security Agreement” shall mean, with respect to a Foreign Purchased Asset, a security agreement or a security deed between the applicable Seller and Purchaser pursuant to which such Seller pledges, grants a security interest in and charges to Purchaser all of its right, title and interest under and in relation to each related Purchased Asset Document relating to such

Foreign Purchased Asset (including its rights against any Security Agent) and any professional report delivered with respect to a Foreign Purchased Asset that is addressed to or capable of being relied on by such Seller.

“Funding V Collection Account” shall have the meaning specified in Article 5(c).

“Funding V Seller” shall mean Starwood Mortgage Funding V LLC, a Delaware limited liability company.

“Funding V Purchased Assets” shall mean all Purchased Assets under Transactions to which Funding V Seller is a party from time to time.

“Future Funding Advance Draw” shall have the meaning specified in Article 3(3)(iii).

“Future Funding Advance Draw Request” shall mean a request substantially in the form of Exhibit VI hereto.

“GAAP” shall mean United States generally accepted accounting principles consistently applied as in effect from time to time.

“Governmental Authority” shall mean any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory, taxation or administrative functions of or pertaining to government (including any supra-national bodies such as the  European Union or the European Central Bank).

“Guarantee” shall mean, with respect to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Guarantee of a Person shall be deemed to be an amount equal to the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith in accordance with GAAP.  The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guarantor” shall mean Starwood Property Trust, Inc., a corporation organized under the laws of the State of Maryland or any successor thereto.

“Guaranty” shall mean the Third Amended and Restated Guaranty, dated as of May 7, 2019, from Guarantor in favor of Purchaser, as the same may be further amended, modified and/or restated from time to time.

“Hedging Transactions” shall mean, with respect to any or all of the Purchased Assets, any short sale of U.S. Treasury Securities or mortgage-related securities, futures contract (including Eurodollar futures) or options contract or any swap, cap or collar agreement or similar arrangements providing for protection against fluctuations in interest rates, credit spreads or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by any Seller, Guarantor or a Subsidiary of Guarantor with Purchaser or an Affiliate of Purchaser or one or more other counterparties reasonably acceptable to Purchaser.

“Income” shall mean, with respect to any Purchased Asset (including, for the avoidance of doubt, any related Additional Collateral) at any time, all monies collected from or in respect of such Purchased Asset, including without limitation, payments of interest, principal, repayment, rental or other income, insurance and liquidation proceeds, plus all proceeds from sale or other disposition of such Purchased Asset, but excluding all related escrow and reserve payments, all expense reimbursement payments, and all Servicing Fees retained by the Servicer with respect to the Purchased Assets and/or any Eligible Collateral in accordance with the applicable Servicing Agreement or the Servicer Letter.  For the avoidance of doubt, Income shall not include origination fees and expense deposits paid in connection with the origination and closing of the Purchased Asset.

“Indebtedness” shall mean, with respect to any Person on any date, all of the following on such date, whether or not included as indebtedness or liabilities in accordance with GAAP:

(i)         obligations in respect of money borrowed (including principal, interest, assumption fees, prepayment fees, yield maintenance charges, penalties, exit fees, contingent interest and other monetary obligations whether choate or inchoate and whether by loan, the issuance and sale of debt securities or the sale of property or assets to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets, or otherwise);

(ii)       obligations, whether or not for money borrowed (A) represented by notes payable, letters of credit or drafts accepted, in each case representing extensions of credit, (B) evidenced by bonds, debentures, notes or similar instruments, (C) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered, or (D) in connection with the issuance of preferred equity or trust preferred securities;

(iii)      Capitalized Lease Obligations;

(iv)       reimbursement obligations under any letters of credit or acceptances (whether or not the same have been presented for payment);

(v)        Off-Balance Sheet Obligations;

(vi)       obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any mandatory redeemable stock issued by such Person or any other Person (inclusive of forward equity contracts), valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(vii)     as applicable, all obligations of such Person (but not the obligation of others) in respect of any keep well arrangements, credit enhancements, purchase obligations, repurchase obligations, sale/buy-back agreements, takeout commitments or forward equity commitments, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than mandatory redeemable stock));

(viii)    net obligations under any Swap Contract not entered into as a hedge against existing indebtedness, in an amount equal to the Swap Termination Value thereof;

(ix)       all Non-Recourse Indebtedness, recourse indebtedness and all indebtedness of other Persons which such Person has guaranteed or is otherwise recourse to such Person (other than pursuant to any guaranty of customary non-recourse exceptions, but only to the extent they are contingent);

(x)        (j) all indebtedness of another Person secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than Liens permitted hereunder) on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment obligation; provided, that if such Person has not assumed or become liable for the payment of such indebtedness, then for the purposes of this definition the amount of such indebtedness shall not exceed the market value of the property subject to such Lien;

(xi)       all Contingent Liabilities;

(xii)     all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person or obligations of such Person to pay the deferred purchase or acquisition price of property or assets, including contracts for the deferred purchase price of property or assets that include the procurement of services;

(xiii)    indebtedness of general partnerships for which such Person is liable as a general partner (whether secondarily or contingently liable or otherwise); and

(xiv)     obligations to fund capital commitments under any articles or certificate of incorporation or formation, by-laws, partnership, limited liability company, operating or trust agreement and/or other organizational, charter or governing documents, subscription agreement or otherwise.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Indemnified Amounts” and “Indemnified Parties” shall each have the meaning specified in Article 2(a).

“Independent Member” shall mean a natural Person who:

(a) is not at the time of initial appointment and has never been, and will not while serving as Independent Member be: (i) a stockholder, director, officer, employee, partner, member (other than a “special member” or “springing member”), manager (with the exception of serving as the Independent Member of any Seller or any Affiliate thereof), attorney or counsel of any Seller or Guarantor or any Affiliate or equity owner of any Seller or Guarantor; (ii) a customer, supplier or other Person who derives any of its purchases or revenues (other than any revenue derived from serving as the Independent Member of such party) from its activities with any Seller or Guarantor, or any Affiliate or equity owner of any Seller or Guarantor; (iii) a Person controlling or under common control with any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, customer, supplier or other Person of any Seller or Guarantor or any Affiliate or equity owner of any Seller or Guarantor; or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, customer, supplier or other Person of any Seller or Guarantor or any Affiliate or equity owner of any Seller or Guarantor; and

(b) has (i) prior experience as an independent director or independent member for a corporation, a trust or limited liability company whose charter documents required the unanimous consent of all independent directors or independent members thereof before such corporation, trust or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three (3) years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company or Lord Securities Company, or if none of these companies is then providing professional independent directors, another nationally recognized company reasonably acceptable to Purchaser, that is not an Affiliate of any Seller and that provides, inter alia, professional independent directors or independent members in the ordinary course of their respective business to issuers of securitization or structured finance instruments, agreements or securities or lenders originating commercial real estate loans for inclusion in securitization or structured finance instruments, agreements or securities (a “Professional Independent Member”) and is an employee of such a company or companies at all times during his or her service as an Independent Member.

A natural Person who satisfies the foregoing definition except for being (or having been) the independent director or independent member of a “special purpose entity” that is an Affiliate of any Seller or Guarantor (provided such Affiliate does not or did not own a direct or indirect equity interest in any Seller) shall not be disqualified from serving as an Independent Member, provided that such natural Person satisfies all other criteria set forth above and that the fees such individual earns from serving as independent director or independent member of Affiliates of any Seller or in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.  A natural person who satisfies the foregoing definition other than subparagraph (a)(ii) shall not be disqualified from serving as an Independent Member if such individual is a Professional Independent Member and such individual complies with the requirements of the previous sentence.

“Index Rate” shall mean EURIBOR or LIBOR, as applicable.

“Initial Facility Expiration Date” shall mean May 6, 2021.

“Insolvency Laws” shall mean the Bankruptcy Code or any other applicable laws in the relevant jurisdiction and all other applicable liquidation, conservatorship, bankruptcy, dissolution, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments and similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Practitioner”  shall have the meaning specified in 13(b)(ii)(D).

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Junior Participation Interest” shall mean a junior Participation Interest.

“Knowledge” shall mean, whenever in this Agreement or any of the Transaction Documents, or in any document or certificate executed on behalf of any Person pursuant to the Transaction Documents, reference is made to the knowledge of any such Person (whether by use of the words “knowledge” or “know”), unless otherwise expressly specified, same shall mean (a) the actual knowledge, without further inquiry or investigation, of the individuals who have responsibility for any policy making, major decisions, legal or financial affairs of such Person; or (b) with respect to any representations, warranties, certifications or statements with respect to any Purchased Asset, the actual knowledge, without further inquiry or investigation, of those employees and officers of any Seller or any Affiliate of any Seller who have responsibility for the origination or acquisition, as applicable, underwriting, servicing or sale of such Purchased Asset and shall not be construed to impose upon such individuals any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains.

“Knowledgeable Person” shall mean, Cary Carpenter, Senior Vice President, Andrew Sossen, Chief Operating Officer, and Rina Paniry, Chief Financial Officer, and any persons who may succeed to such named individuals in their respective positions as of the date hereof, and provided that any successor to Cary Carpenter is responsible for administering this Agreement.

“LIBOR” shall mean:

(a) with respect to each Pricing Rate Period related to any U.S. Purchased Asset, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/1000 of 1%) for deposits in U.S. Dollars, for a one month period, that appears on “Page BBAM” of the Bloomberg Financial Markets Services Screen (or the successor thereto) as of 11:00 a.m., London time, on the related Pricing Rate Determination Date.  If such rate does not appear on “Page BBAM” of the Bloomberg Financial Markets Services Screen (or the successor thereto) as of 11:00 a.m., London time, on such Pricing Rate Determination Date, Purchaser shall request the principal London office of any four major reference banks in the London interbank market selected by Purchaser to provide such bank’s offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. Dollars for a one month period as of 11:00 a.m., London time, on such Pricing Rate Determination Date for amounts of not less than the Repurchase Price of the applicable Transaction. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations.  If fewer than two such quotations are so provided, Purchaser shall request any three major banks in New York City selected by Purchaser to provide such bank’s rate (expressed as a percentage per annum) for loans in U.S. Dollars to leading European banks for a one month period as of approximately 11:00 a.m., New York City time on the applicable Pricing Rate Determination Date for amounts of not less than the Repurchase Price of such Transaction. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates; and

(b)        With respect to each Pricing Rate Period related to any Foreign Purchased Asset (GBP), the London interbank offered rate administered by ICE Benchmark Administration Limited (or any person which takes over the administration of that rate) for deposits in Pounds Sterling for a three month period that appears page LIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as of 11:00 a.m., London time, on the related Pricing Rate Determination Date (the “LIBOR Screen Rate”). If the LIBOR Screen Rate ceases to be available, Purchaser may specify another page or service displaying the relevant rate after consultation with Sellers. If the LIBOR Screen Rate is unavailable, Purchaser shall request the principal London office of the Reference Banks to provide (i) if the Reference Bank is a contributor to the LIBOR Screen Rate and it consists of a single figure, the rate applied to the relevant Reference Bank and Pounds Sterling in amounts not less than the Repurchase Price of the applicable Transaction for a three-month period, or (ii) in any other case, the rate at which the relevant Reference Bank could fund itself in in Pounds Sterling for amounts of not less than the Repurchase Price of the applicable Transaction for a three-month period with reference to the unsecured wholesale funding market as of 11:00 a.m., Brussels time, on the related Pricing Rate Determination Date.  If at least one such offered quotation is provided, LIBOR with respect to the relevant Pricing Rate Period related to a Foreign Purchased Asset (GBP) shall be (i) where more than one offered quotation is provided by the Reference Banks, the arithmetic mean (rounded upwards to four decimal places) of all of such offered quotations or (ii) where only one offered quotation is provided by the Reference Banks, such offered quotation (rounded upwards to four decimal places).

LIBOR shall be determined by Purchaser or its agent, which determination shall be conclusive absent manifest error.  Notwithstanding the foregoing, in no event shall LIBOR be less than zero.

“LIBOR Screen Rate” shall have the meaning set forth in the definition of LIBOR.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing), and the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing.

“Mandatory Early Repurchase Event” shall mean, with respect to any Purchased Asset, such Purchased Asset is subject to a breach of a representation and warranty set forth in Exhibit XII-A or Exhibit XII-B hereto, as determined by Purchaser, in its sole discretion (except to the extent disclosed in a Requested Exceptions Report and approved by Purchaser in writing).

“Margin Amount” shall mean, with respect to any Purchased Asset on any date, an amount equal to the product of (a) the related Margin Percentage multiplied by (b) the Purchase Price of such Purchased Asset.  For any Purchased Asset that has (x) any related Required Companion Asset that is also a Purchased Asset or (y) any related Additional Collateral, the Margin Amount shall be determined on an Aggregate Purchased Asset Basis.

“Margin Call” shall have the meaning specified in Article 4(a).

“Margin Call Condition” shall exist if the aggregate (a) Market Value of all U.S. Purchased Assets is less than the product of (x) 99.5% multiplied by (y) the aggregate Margin Amounts of all U.S. Purchased Assets, (b) Market Value of all Foreign Purchased Assets (EUR) is less than the product of (x) 99.5% multiplied by (y) the aggregate Margin Amounts of all Foreign Purchased Assets (EUR), or (c) Market Value of all Foreign Purchased Assets (GBP) is less than the product of (x) 99.5% multiplied by (y) the aggregate Margin Amounts of all Foreign Purchased Assets (GBP).

“Margin Deficit” shall exist if, at any time, (a) the aggregate Market Value of all U.S. Purchased Assets shall be less than the sum of the Margin Amounts calculated individually with respect to each U.S. Purchased Asset, (b) the aggregate Market Value of all Foreign Purchased Assets (EUR) shall be less than the sum of the Margin Amounts calculated individually with respect to each Foreign Purchased Asset (EUR) or (c) the aggregate Market Value of all Foreign Purchased Assets (GBP) shall be less than the sum of the Margin Amounts calculated individually with respect to each Foreign Purchased Assets (GBP).

“Margin Excess” shall mean, with respect to any Purchased Asset on any date, the product of (a) the amount by which the Market Value of such Purchased Asset exceeds the Margin Amount of such Purchased Asset on such date, multiplied by (b) the Maximum Purchase Price Percentage for such Purchased Asset.  For any Purchased Asset that has (x) any related Required Companion Asset that is also a Purchased Asset or (y) any related Additional Collateral, the Margin Excess shall be determined on an Aggregate Purchased Asset Basis.

“Margin Percentage” shall mean, with respect to any Purchased Asset as of any date, a percentage equal to the quotient of (a) one (1) divided by (b) the related Maximum Purchase Price Percentage for such Purchased Asset as of any such date.

“Market Value” shall mean, with respect to any Purchased Asset on any date, the lesser of (i) the market value for such Purchased Asset, as determined by Purchaser in its sole good faith discretion, and (ii) the outstanding principal balance of such Purchased Asset.  The Market Value of a Purchased Asset may be adjusted by Purchaser, (a) in the case of a Conduit Asset, due to price, yield or spread movements or due to the occurrence of a Credit Event, (b) in the case of a Non-Conduit  Asset (other than a Non Co-Terminous Asset), due to the occurrence of a Credit Event, but not due to price, yield or spread movements and (c) in the case a Non-Conduit  Asset (which is a Non Co-Terminous Asset), (i) prior to the beginning of the third (3rd) Extension Period, due to the occurrence of a Credit Event, but not due to price, yield or spread movements and (ii) after the beginning of the third (3rd) Extension Period, due to price, yield or spread movements or due to the occurrence of a Credit Event.  The value (positive or negative) of any Hedging Transactions assigned to Purchaser in connection with the Purchased Assets shall be included in the determination of Market Value.  Without limiting the foregoing, the Market Value shall, at Purchaser’s option, be deemed to be zero with respect to any Purchased Asset (i) in respect of which there is a material breach of any representation or warranty contained in this Agreement applicable to such Purchased Asset (including, for the avoidance of doubt, any related Additional Collateral) (other than a breach disclosed to Purchaser in a Requested Exceptions Report approved by Purchaser prior to the related Purchase Date, which approval of Purchaser shall be evidenced by its execution and delivery of the Confirmation for such Purchased Asset or other written waiver or approval executed by Purchaser), (ii) in respect of which a material portion of the Purchased Asset File, as determined by Purchaser in its sole and absolute discretion, has not been delivered to Custodian in accordance with the terms of the Custodial Agreement, (iii) in respect of which the Purchased Asset File or any material document or documents therefrom, as determined by Purchaser in its sole and absolute discretion, released by Custodian remains outstanding in violation of the Custodial Agreement, unless Purchaser has granted an extension of such period to any Seller in writing, (iv) in respect of which Purchaser shall have determined that there has been a material adverse change in the value of the related Mortgaged Property, any related Mezzanine Loan Collateral (if applicable), or the financial condition of the related Mortgagor, Mezzanine Borrower (if applicable) or other obligor (including, without limitation, any guarantor, participant or sponsor), (v) in respect of which an event of default beyond all applicable notice and grace periods exists under the related Purchased Asset Documents or (vi) that has not been repurchased after the passing of its Repurchase Date.  For any Purchased Asset that has (x) any related Required Companion Asset that is also a Purchased Asset or (y) any related Additional Collateral, the Market Value shall be determined on an Aggregate Purchased Asset Basis.  For the avoidance of doubt, the Market Value of any Foreign Purchased Asset shall be denominated in U.S. Dollars based on the applicable Purchase Date Spot Rate with respect to such Foreign Purchased Asset.

“Material Adverse Effect” shall mean a material adverse effect on (a) the property, business, condition (financial or otherwise), assets, operations or prospects of any Seller or Guarantor, taken as a whole, (b) the ability of any Seller or Guarantor to perform its obligations in all material respects under any of the Transaction Documents to which it is a party, (c) the validity or enforceability of any of the Transaction Documents to which any Seller or Guarantor is a party or (d) the rights and remedies of Purchaser under any of the Transaction Documents.

“Maximum As-Is LTV of the Purchased Asset” shall have the meaning specified in the Fee Letter.

“Maximum Facility Amount” shall have the meaning specified in the Fee Letter.

“Maximum Purchase Price” shall have the meaning specified in the Fee Letter.

“Maximum Purchase Price Percentage” shall have the meaning specified in the Fee Letter.

“Mezzanine Borrower” shall mean the obligor under a Mezzanine Loan.

“Mezzanine Loan” shall mean a mezzanine loan that is secured by Mezzanine Loan Collateral.

“Mezzanine Loan Collateral” shall mean, with respect to any Mezzanine Loan, all of the equity interests in a Mortgagor for the related Mortgage Loan.

“Mortgage” shall mean: (x) with respect to U.S. Purchased Assets, a mortgage, deed of trust, deed to secure debt or other instrument, creating a valid and enforceable first Lien on or a first priority ownership interest in (subject to Permitted Encumbrances) an estate in fee simple in real property and the improvements thereon or a ground lease, securing a Mortgage Note or similar evidence of indebtedness, and (y) with respect to Foreign Purchased Assets, the related debenture or equivalent security deed or other instrument creating a first priority Lien or a first priority security interest in real property and the improvements thereon, securing a Mortgage Note and any other security agreement, deed or instrument, in each case securing indebtedness under applicable Requirements of Law in the relevant non-U.S. jurisdiction.

“Mortgage Loan” shall mean a whole mortgage loan that is secured by a first Lien on one or more commercial or multi-family properties.

“Mortgage Note”  shall mean: (x) with respect to a U.S. Purchased Asset, a note or other evidence of indebtedness of a Mortgagor secured by a Mortgage in connection with such U.S. Purchased Asset, and (y) with respect to Foreign Purchased Assets, any agreement entered into by the Mortgagor under which the related debt has been originated (including, without limitation, the applicable note issuance facility, facility or loan agreement).

“Mortgaged Property” shall mean, in the case of:

(a)     a Mortgage Loan, the mortgaged property securing such Mortgage Loan;

(b)     a Mezzanine Loan, the mortgaged property directly or indirectly securing such Mezzanine Loan and the related Mortgage Loan;

(c)     an A-Note, the mortgaged property securing the related Mortgage Loan; and

(d)     a Participation Interest, the mortgaged property securing the Mortgage Loan in which such Participation Interest represents a participation.

“Mortgagor” shall mean the obligor (x) with respect to U.S. Purchased Assets, on a Mortgage Note and the grantor of the related Mortgage, and (y) with respect to Foreign Purchased Assets, that is expressed in the loan agreement for the relevant Foreign Purchased Asset to be the issuer of notes or bonds, or the borrower and each guarantor or other obligor, including, without limitation, each owner of the relevant Mortgaged Property.

“Multiemployer Plan” shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been, or were required to have been, made by Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.

“Non-Conduit  Asset” shall mean (x) a Mortgage Loan or (y) an A-Note or Participation Interest for which the related Mortgage Loan (i) was originated by any Seller or an Affiliate of any Seller; (ii) is performing; (iii) accrues interest at a fixed-rate or a floating-rate; (iv) is secured by one or more stabilized or un-stabilized commercial or multi-family properties; (v) may not be intended for inclusion in commercial mortgage-backed securities transactions; (vi) has a Debt Yield with respect to the Mortgage Loan (inclusive of subordinate debt) of not less than 6%; (vii) has an As-Is LTV with respect to the Mortgage Loan of no more than 75% (or 80% inclusive of subordinate debt); and (viii) has a term to maturity, including any extension options permitted by its terms, of no greater than five (5) years from the date of its origination.

“Non-Controlling Interest” shall mean a CLO Future Funding Interest and/or CLO Pari Passu Interest approved by Purchaser in its sole discretion in which a Person other than a Seller holds a controlling holder’s position in the related Mortgage Loan.

“Non Co-Terminous Asset” shall mean any Non-Conduit  Asset having a final maturity date, including any extension options permitted by its terms, beyond the latest permissible Facility Expiration Date in accordance with Article 3(h).

“Non-Recourse Indebtedness” shall mean Indebtedness of a Person for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, Act of Insolvency, non-approved transfers or other events) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

“Off-Balance Sheet Obligations” shall mean, with respect to any Person on any date, to the extent not included as a liability on the balance sheet of such Person, all of the following with respect to such Person as of such date: (a) monetary obligations under any financing lease or so-called “synthetic,” tax retention or off-balance sheet lease transaction which, upon the application of any Insolvency Laws, would be characterized as Indebtedness, (b) monetary obligations under any sale and leaseback transaction which does not create a liability on the balance sheet of such Person, or (c) any other monetary obligation arising with respect to any other transaction which (i) is characterized as Indebtedness for tax purposes but not for accounting purposes, or (ii) is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person (for purposes of this clause (c), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

“Other Currency”  shall have the meaning specified in Article 5(i).

“Pari Passu A-Note” shall mean a pari passu A-Note.

“Pari Passu Participation Interest” shall mean a pari passu Participation Interest (which Pari Passu Participation Interest shall be paid in the same currency as the related performing Mortgage Loan) (including any Starwood Pari Passu Participation Interest).

“Participation Certificate” shall mean the participation certificate (to the extent certificated) or other evidence of ownership of a Participation Interest.

“Participation Interest” shall mean a participation interest in a Mortgage Loan.

“Participating Member State” shall mean any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Patriot Act” shall have the meaning specified in Article 9(b)(xxvii).

“Paying Seller” shall have the meaning specified in Article 29(b).

“Permitted Encumbrances” shall mean, with respect to any Purchased Asset (a) such liens, easements, rights and encumbrances as are permitted by the related Purchased Asset Documents and (b) Liens granted pursuant to the Transaction Documents.

“Person” shall mean an individual, corporation, limited liability company, business trust, partnership, joint tenant or tenant-in-common, trust, joint stock company, joint venture, unincorporated organization, or any other entity of whatever nature, or a Governmental Authority.

“Plan” shall mean an employee benefit or other plan established or maintained by Seller or any ERISA Affiliate during the five year period ended prior to the date of this Agreement or to which Seller or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Agreement, been required to make contributions and that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Internal Revenue Code, other than a Multiemployer Plan.

“Pledged LLC Interest” shall mean, with respect to any Seller Subsidiary, any and all of the related Pledgor’s limited liability company membership interest or economic interest therein, including units of membership interest, as set forth in the related Confirmation, in such Seller Subsidiary, including, without limitation, all its rights to participate in the operation or management of such Seller Subsidiary and all its rights to properties, assets, member interests and distributions under the limited liability company agreement in respect of such membership interests, together with all certificates, options or rights of any nature whatsoever that may be issued or granted by the applicable Seller Subsidiary to Pledgor in respect of the Pledged LLC Interest while this Agreement is in effect.  To the extent that a Pledged LLC Interest is subject to a Transaction hereunder, the related Confirmation shall set forth the related Seller Subsidiary and Pledgor.

“Pledgor” shall mean, with respect to any Seller Subsidiary, the Seller owning all of the limited liability company membership interest or economic interest of such Seller Subsidiary and controlling such Seller Subsidiary.

“Pounds Sterling” and “£” shall mean the lawful currency for the time being of the United Kingdom.

“Pricing Matrix” shall have the meaning specified in the Fee Letter.

“Pricing Rate” shall have the meaning specified in the Fee Letter.

“Pricing Rate Determination Date” shall mean with respect to any Pricing Rate Period with respect to any Transaction, the second (2nd) Business Day preceding the first day of such Pricing Rate Period.

“Pricing Rate Period” shall mean, with respect to any Transaction and any Remittance Date, (a) in the case of the first Pricing Rate Period, the period commencing on and including the Purchase Date for such Transaction and ending on and excluding the following Remittance Date, and (b) in the case of any subsequent Pricing Rate Period, the period commencing on and including the immediately preceding Remittance Date and ending on and excluding the following Remittance Date; provided,  however, that in no event shall any Pricing Rate Period for a Purchased Asset end subsequent to the Repurchase Date for such Purchased Asset.

“Principal Payment” shall mean, with respect to any Purchased Asset, any payment or prepayment of principal received or allocated as principal in respect thereof.

“Prohibited Persons” shall mean (i) a person or entity whose name appears on the list of Specially Designated Nationals and Blocked Persons by the Office of Foreign Asset Control (“OFAC”), (ii) any foreign shell bank and (iii) any person or entity resident in or whose subscription  funds are transferred from or through an account in a jurisdiction that has been designated as a non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering (“FATF”), of which the U.S. is a member and with which designation the U.S. representative to the group or organization continues to concur.  See http://www.fatf-gati.org for FATF’s list of Non-Cooperative Countries and Territories.

“Proposed Asset” shall have the meaning specified in Article 3(a).

“Purchase Date” shall mean, with respect to any Purchased Asset, the date on which Purchaser purchases such Purchased Asset from Seller hereunder.

“Purchase Date Spot Rate (EUR)” shall mean with respect to any Purchased Asset which is not a Foreign Purchased Asset (EUR), the Spot Rate for converting the Applicable Currency of such Purchased Asset to Euro on the related Purchase Date (which shall be set forth in the applicable Confirmation).

“Purchase Date Spot Rate (GBP)” shall mean with respect to any Purchased Asset which is not a Foreign Purchased Asset (GBP), the Spot Rate for converting the Applicable Currency of such Purchased Asset to Pounds Sterling on the related Purchase Date (which shall be set forth in the applicable Confirmation).

“Purchase Date Spot Rate” shall mean the Purchase Date Spot Date (EUR) or the Purchase Date Spot Rate (GBP), as applicable.

“Purchase Price” shall mean, with respect to any Purchased Asset on any date, the price at which such Purchased Asset is transferred by the applicable Seller to Purchaser on the applicable Purchase Date (paid in the same Applicable Currency as the related Eligible Asset and stated on the related Confirmation), (a) decreased by (i) the portion of any Principal Payments on such Purchased Asset that is applied pursuant to Article 5 to reduce the Purchase Price of such Purchased Asset, (ii) any amounts applied to reduce the Purchase Price of such Purchased Asset pursuant to Article 4(a), (iii) any amounts applied to reduce the Purchase Price of such Purchased Asset pursuant to the definition of “Maximum Purchase Price Percentage” in the Fee Letter, (iv) any amounts paid to satisfy the minimum weighted average Debt Yield test pursuant to Section 3 of the Fee Letter and applied by Purchaser to reduce the Purchase Price of such Purchased Asset, (v) any amounts applied to reduce the Purchase Price of such Purchased Asset in accordance with Section 4 of the Fee Letter and (vi) any other amounts specifically paid to Purchaser by the applicable Seller to reduce the Purchase Price of such Purchased Asset and

(b) increased by (i) any additional amounts drawn or redrawn with respect to such Purchased Asset pursuant to Article 3(e)(iii), (ii) any amounts constituting Future Funding Advance Draws paid to the applicable Seller with respect to such Purchased Asset pursuant to Article 3(e)(iv) and (iii) any amounts repaid to the applicable Seller with respect to such Purchased Asset pursuant to Section 4(c) of the Fee Letter.

On the Purchase Date with respect to any Purchased Asset, the Purchase Price with respect to such Purchased Asset shall be the amount set forth in the related Confirmation (expressed in the same Applicable Currency as the related Eligible Asset), which shall be the amount requested by Seller in the related Transaction Request as long as such amount does not exceed the Maximum Purchase Price and does not violate the Concentration Limits.  The Purchase Price for any Purchased Asset shall not at any time be permitted to exceed the initial Purchase Price.

For purposes of calculating the aggregate outstanding Purchase Price for all Purchased Assets in relation to the determination of whether the Maximum Facility Amount has been exceeded, (i) the Purchase Price of each Foreign Purchased Asset denominated in Pounds Sterling as of any date of determination shall be calculated by converting such Purchase Price from Pounds Sterling to U.S. Dollars at the Spot Rate as of such date of determination, and (ii) the Purchase Price of each Foreign Purchased Asset denominated in Euro as of any date of determination shall be calculated by converting such Purchase Price from Euros to U.S. Dollars at the Spot Rate as of such date of determination.

“Purchase Price Differential” shall have the meaning specified in the Fee Letter.

“Purchased Asset” shall mean (a) with respect to any Transaction, the Eligible Asset sold by Seller to Purchaser in such Transaction, including any Additional Collateral related thereto, and (b) with respect to the Transactions in general, all Eligible Assets sold by Seller to Purchaser (other than Purchased Assets that have been repurchased by Seller), including any Additional Collateral related thereto.  An Eligible Asset that is repurchased by Seller in accordance with this Agreement, including any Additional Collateral related thereto, shall cease to be a Purchased Asset.

“Purchased Asset Documents” shall mean, with respect to a Purchased Asset, the documents comprising the Purchased Asset File for such Purchased Asset (which, for the avoidance of doubt, shall include the documents comprising any related Additional Collateral).

“Purchased Asset File” shall mean the documents specified as the “Purchased Asset File” in the Custodial Agreement, together with any additional documents and information required to be delivered to Purchaser or its designee (including the Custodian) pursuant to this Agreement and/or the Custodial Agreement and any other equivalent information or documents with respect to a Foreign Purchased Asset.

“Purchased Items” shall mean all of the applicable Seller’s right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located:

(i)         the Purchased Assets;

(ii)       any related Additional Collateral;

(iii)      the Purchased Asset Documents, the Servicing Rights, the Servicing Agreements, the Servicing Records, mortgage guaranties, mortgage insurance, insurance policies, insurance claims, collection and escrow accounts, and letters of credit, in each case, relating to the Purchased Assets;

(iv)       the Hedging Transactions entered into with respect to any Purchased Asset;

(v)        all related forward trades and takeout commitments placed on the Purchased Assets;

(vi)       the Foreign Security Agreement, if any;

(vii)     all proceeds relating to the sale, securitization, liquidation or other disposition of the Purchased Assets;

(viii)    all “general intangibles”, “accounts”, “chattel paper”, “investment property”, “instruments”, “securities accounts” and “deposit accounts”, each as defined in the UCC, relating to or constituting any and all of the foregoing; and

(ix)       all replacements, substitutions or distributions on or proceeds, payments, Income and profits of, and records (but excluding any financial models or other proprietary information) and files relating to any and all of any of the foregoing.

“Purchaser” shall have the meaning specified in the introductory paragraph hereof.

“Qualified Transferee Requirements” shall have the meaning specified in Article 9b)(2).

“Qualified Subservicer” shall mean Northmarq, CBRE, Holliday Fenoglio, Jones Lang LaSalle, Grandbridge, Berkadia, Bernard Financial Corp., Bellwether Enterprise Real Estate Capital, LLC and NRC Group, Inc.

“Reference Banks” shall mean any four major reference banks in the London interbank market selected by Purchaser.

“Register” shall have the meaning specified in Article 18(d).

“Release Letter” shall mean a letter substantially in the form of Exhibit X hereto, or such other form as may be acceptable to Purchaser.

“Remittance Date”  shall mean (i) with respect to Purchased Assets other than Foreign Purchased Assets for which interest is paid on a quarterly basis, the fifteenth (15th) calendar day of each month, or the immediately succeeding Business Day, if such calendar day shall not be a Business Day, and (ii) with respect to Foreign Purchased Assets for which interest is paid on a quarterly basis, unless otherwise provided in the Confirmation for such Foreign Purchased Asset, the twenty-fifth (25th) calendar day of every third (3rd) calendar month commencing with the calendar month in which the first payment date for such Foreign Purchased Asset occurs pursuant to the related facility or loan agreement (for example, if the first payment date for a Foreign

Purchased Asset occurs in April, the Remittance Date for such Foreign Purchased Asset shall be April 25th, July 25th, October 25th and January 25th), or the immediately succeeding Business Day, if such calendar day shall not be a Business Day, or, in each case, such other day as is mutually agreed to by Sellers and Buyer. The Remittance Date for each Foreign Purchased Asset and the underlying payment dates for such Foreign Purchased Asset shall be set forth in the Confirmation for such Foreign Purchased Asset.

“Repurchase Date” shall mean, with respect to any Purchased Asset, the earliest to occur of: (a) the date set forth in the applicable Confirmation, or if such day is not a Business Day, the immediately following Business Day; (b) if such Purchased Asset is a Conduit Asset, the earlier to occur of (A) one hundred eighty (180) days after its Purchase Date, or if such day is not a Business Day, the immediately following Business Day or (B) thirty (30) days after its second CMBS Rejection; (c) if such Purchased Asset is a Non-Conduit  Asset, the scheduled maturity date of such Purchased Asset, including any extension options permitted by its terms; (d) if such Purchased Asset has any related Required Companion Asset, the date on which such related Required Companion Asset ceases to be a Purchased Asset; (e) the Facility Expiration Date; (f) the Early Repurchase Date with respect to such Purchased Asset; or (g) the Accelerated Repurchase Date.

“Repurchase Obligations” shall have the meaning specified in Article 6(a).

“Repurchase Price” shall mean, with respect to any Purchased Asset on any date, the price at which such Purchased Asset is to be transferred from Purchaser to the applicable Seller (which price shall be expressed and payable in the Applicable Currency stated on the Confirmation for such Purchased Asset); such price will be determined in each case as the sum of (i) the Purchase Price of such Purchased Asset; (ii) the accrued and unpaid Purchase Price Differential with respect to such Purchased Asset as of such date; (iii) the Exit Fee, if any; and (iv) any other amounts due and owing by any Seller to Purchaser and its Affiliates pursuant to the terms of this Agreement as of such date (including, without limitation, pursuant to Article 3(f)(ii)).

“Requested Exceptions Report” shall mean, with respect to any Proposed Asset, a list delivered to Purchaser as part of the Due Diligence Package containing any and all exceptions to the representations and warranties and any other eligibility criteria contained in this Agreement applicable to such Proposed Asset (or that will be applicable to such Proposed Asset if it becomes a Purchased Asset).

“Required Companion Asset” shall mean, with respect to (i) any Conduit Asset that is a Participation Interest, all related Companion Participation Interests, (ii) any Pari Passu Participation Interest, the related Companion Pari Passu Participation Interest, (iii) any Senior Participation Interest, the related Companion Participation Interest, (iv) any Junior Participation Interest, the related Senior Participation Interest, (v) any Pari-Passu A-Note, the related Companion Pari Passu A-Note, and (vi) any B-Note, the related A-Note.  Notwithstanding the  foregoing or anything to the contrary contained herein, no Non-Controlling Interest and no Starwood Pari Passu Participation Interest shall have a Required Companion Asset.

“Requirement of Law” shall mean any applicable law, treaty, rule, regulation, code, directive, policy, order or requirement or determination of an arbitrator or a court or other Governmental Authority whether now or hereafter enacted or in effect in each relevant jurisdiction.

“RICS” shall mean the then-current Statements of Asset Valuation Practice and Guidance Notes issued by the Royal Institution of Chartered Surveyors.

“S&P” shall mean Standard and Poor’s Ratings Services and any successor or successors thereto.

“SEC” shall have the meaning specified in Article 22(a).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Agent” shall mean, with respect to a Foreign Purchased Asset that is in syndicated form, a security agent or a security trustee appointed by the lenders under such Foreign Purchased Asset to hold the benefit of any security agreements relating to such Foreign Purchased Asset on their behalf.

“Seller” shall have the meaning specified in the introductory paragraph hereof.

“Seller Subsidiary” shall mean an Affiliate of a Seller wherein such Seller owns all of the limited liability company membership interest or economic interest of such Affiliate and such Seller controls such Affiliate.

“Senior Participation Interest” shall mean a senior Participation Interest.  A Senior Participation Interest may include CLO Pari Passu Interests and CLO Future Funding Interests and shall not be junior to or pari passu with any other Participation Interest.

“Servicer” shall mean (a) with respect to any U.S. Purchased Asset,  Wells Fargo Bank, National Association, as long as it maintains a primary and special servicer rating of average or better from S&P and Fitch, (b) with respect to any Foreign Purchased Asset, Wells Fargo Bank, National Association, Situs, Mount Street or (c) any other third-party servicer (i) having a primary and special servicer rating of average or better from S&P and Fitch and (ii) approved by Purchaser in its reasonable discretion.

“Servicer Letter” shall have the meaning specified in Article 27(e).

“Servicing Agreements” shall mean the U.S. Purchased Asset Servicing Agreement and the Foreign Purchased Asset Servicing Agreement.

“Servicing Records” shall have the meaning specified in Article 27(f).

“Servicing Rights” shall mean rights of any Person, to administer, service or subservice the Purchased Assets or to possess related Servicing Records.

“Settlement Agent” shall mean (i) Sidley Austin LLP, Winston & Strawn LLP, Goulston & Storrs, Bryan Cave LLP, Dechert LLP or Morrison & Foerster LLP (ii) a firm of solicitors regulated by the Solicitors Regulation Authority (with respect to any Foreign Purchased Asset secured by Mortgaged Property located in England) reasonably acceptable to Purchaser, (iii) a firm of solicitors acceptable to Purchaser in any other relevant jurisdiction in relation to a Foreign Purchased Asset or (iv) a title company, escrow company, notary (if required in the relevant jurisdiction) or attorney, as applicable in accordance with local law and practice, which is a party to the Bailee Agreement and is approved by Purchaser in its sole and absolute discretion.

“Significant Modification” shall mean:

(i)         any modification, consent to a modification or waiver of any monetary term or material non-monetary term (including, without limitation, prepayment terms, timing of payments and acceptance of discounted payoffs) of a Purchased Asset (or related Mortgage Loan, as applicable) or any extension of the maturity date of such Purchased Asset (or related Mortgage Loan, as applicable);

(ii)       any release of collateral or any acceptance of substitute or additional collateral for a Purchased Asset (or related Mortgage Loan, as applicable) or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Purchased Asset (or related Mortgage Loan, as applicable) and for which there is no material lender discretion;

(iii)      any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Purchased Asset (or related Mortgage Loan, as applicable) or, if lender consent is required, any consent to such a waiver or consent to a transfer of a Mortgaged Property or interests in the Mortgagor or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related Purchased Asset Documents;

(iv)       any acceptance of an assumption agreement releasing a Mortgagor from liability under a Purchased Asset (or related Mortgage Loan, as applicable) other than pursuant to the specific terms of such Purchased Asset (or related Mortgage Loan, as applicable) and for which there is no material lender discretion; and

(v)        any restructuring or reallocation of a Purchased Asset or related Additional Collateral.

“SIPA” shall have the meaning specified in Article 22(a).

“Spot Rate” shall mean, with respect to an Applicable Currency, as of any date of determination, the rate quoted as the spot rate for the purchase of such Applicable Currency with another Applicable Currency at or about 11:00 a.m., London time, on the date that is two (2) Business Days prior to the date as of which the foreign exchange computation is made as obtained from the applicable screen on Bloomberg.

“SPP Mortgage Loan Maximum Purchase Price”  shall mean, with respect to any Starwood Pari Passu Mortgage Loan, the maximum Purchase Price for such Starwood Pari Passu Mortgage Loan at the applicable Maximum Advance Rate (paid in the same Applicable Currency as the related Starwood Pari Passu Mortgage Loan) for the related Starwood Pari Passu Purchased Asset and assuming that the entire principal balance of such loan (including the principal balance of all Starwood Pari Passu Participation Interests and related Companion Interests in such Starwood Pari Passu Mortgage Loan) were a Purchased Asset hereunder, in each case, as determined by Purchaser in its sole discretion. The “SPP Mortgage Loan Maximum Purchase Price” for any Starwood Pari Passu Mortgage Loan shall be set forth in the Confirmation for the related Starwood Pari Passu Participation Interest and expressed in the same Applicable Currency as the related Starwood Pari Passu Mortgage Loan.

“SPP Additional Advance”  shall have the meaning specified in Article 3(k).

“SPP Additional Advance Conditions”  shall have the meaning specified in Article 3(k).

“SPP Maximum Purchase Price Increase”  shall have the meaning specified in Article 3(k).

“Starwood Pari Passu Conversion” shall mean the amendment and modification of a Purchased Asset to create a Starwood Pari Passu Participation Interest and one or more Companion Interests for the related Starwood Pari Passu Mortgage Loan pursuant to a Starwood Pari Passu Participation Agreement substantially in the form of Exhibit XV and otherwise upon terms acceptable to Purchaser in its reasonable discretion.

“Starwood Pari Passu Mortgage Loan”  shall mean a performing Mortgage Loan a portion of which is a Starwood Pari Passu Participation Interest.

“Starwood Pari Passu Participation Agreement”  shall mean a participation agreement governing the respective rights and obligations of the holders of any Starwood Pari Passu Participation Interest and the Companion Interest(s) related thereto substantially in the form of Exhibit XV, as same may be amended, modified and/or restated from time to time in accordance with the terms hereof.

“Starwood Pari Passu Participation Interest”  shall mean a pari passu participation interest, representing one pari passu portion of the most senior interests in a performing Mortgage Loan (which pari passu participation interest shall be paid in the same Applicable Currency as the related performing Mortgage Loan), (a) which participation interest entitles the holder of such participation interest to control servicing and other decisions with respect to the related Mortgage Loan pursuant to the related participation agreement and (b) with respect to which the related Companion Interest(s) in such Mortgage Loan (i) are held by Guarantor or a Subsidiary of Guarantor, (ii) do not entitle the holder of such Companion Interests to control servicing and other decisions with respect to such Mortgage Loan and (iii) have not been pledged as security for any secured credit facility (including any repurchase facility) of Guarantor or any Subsidiary of Guarantor.

“Starwood Pari Passu Purchased Asset”  shall mean the Starwood Pari Passu Mortgage Loan (subject to the Starwood Pari Passu Participation Agreement) and the related Starwood Pari Passu Participation Interest, in each case, which is a Purchased Asset.

“Starwood Pari Passu Reallocation”  shall mean a reallocation of the principal balance of a Starwood Pari Passu Mortgage Loan between the Starwood Pari Passu Participation Interest and the Companion Interests for such Starwood Pari Passu Mortgage Loan.

“Sub-6 Seller” shall have the meaning specified in the introductory paragraph hereof.

“Sub-6 Collection Account”  shall have the meaning specified in Article 5(c).

“Sub-6 Sellers”  shall mean, collectively, Sub-6-A Subsidiary, Sub-6 Seller, Sub-6-A Seller, Sub-6(P) Seller and Sub-6-A(P) Seller.

“Sub-6 Purchased Assets” shall mean all Purchased Assets under Transactions to which any Sub-6 Seller is a party from time to time.

“Sub-6(P) Seller” shall have the meaning specified in the introductory paragraph hereof.

“Sub-6-A Seller” shall have the meaning specified in the introductory paragraph hereof.

“Sub-6-A Subsidiary” shall have the meaning specified in the introductory paragraph hereof.

“Sub-6-A(P) Seller” shall have the meaning specified in the introductory paragraph hereof.

“Subsidiary” shall mean, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Seller.

“Swap Contract” shall mean any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.

“Swap Termination Value” shall mean, with respect to any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include Purchaser or an affiliate of Purchaser).

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Transaction” shall have the meaning specified in Article 1.

“Transaction Documents” shall mean, collectively, this Agreement, the Fee Letter, the Guaranty, the Custodial Agreement, the Servicer Letter, the Account Control Agreement, each Foreign Security Agreement, all UCC Financing Statements  and any continuation statements related thereto, all Confirmations and assignment documentation executed pursuant to this Agreement in connection with specific Transactions, all other documents executed in connection with this Agreement or any Transaction and all exhibits, annexes, schedules and other attachments to any of the foregoing, in each case, as such document may be amended, modified and/or restated from time to time.

“Transaction Request” shall mean a transaction request substantially in the form of Exhibit II hereto.

“Transfer” shall mean, with respect to any Person, any sale or other whole or partial conveyance of all or any portion of such Person’s assets, or any direct or indirect interest therein to a third party (other than in connection with the transfer of a Purchased Asset to Purchaser in accordance herewith), including the granting of any purchase options, rights of first refusal, rights of first offer or similar rights in respect of any portion of such assets or the subjecting of any portion of such assets to restrictions on transfer.

“Transfer Certificate” shall mean, with respect to a Foreign Purchased Asset, any form of transfer or substitution certificate or assignment agreement that is scheduled to the related loan agreement or other equivalent agreement for such Foreign Purchased Asset and that is used to effect the legal transfer or assignment of such Foreign Purchased Asset.

“Trust Receipt” shall have the meaning specified in the Custodial Agreement.

“UCC” shall have the meaning specified in Article 6(b).

“UCC Filing Jurisdiction” shall mean, with respect to each Seller, the State of Delaware.

“UCC Financing Statement” shall have the meaning specified in Article 3(b)(i)(J).

“Upfront Fee” shall have the meaning specified in the Fee Letter.

“U.S. Dollars” and “$” shall mean the lawful currency of the United States of America.

“U.S. Purchased Asset” shall mean: (i) with respect to any Transaction, an Eligible Asset secured by Mortgaged Property located in the United States of America or any territory thereof and which is sold by the applicable Seller to Purchaser in such Transaction and (ii) with respect to the Transactions for U.S. Purchased Assets in general, all Eligible Assets secured by Mortgaged Property located in the United States of America or any territory thereof and which are sold by the applicable Sellers to Purchaser.

“U.S. Purchased Asset Servicing Agreement” shall mean the Servicing Agreement, dated as of March 26, 2012, by and among the Servicer, Sub-6 Seller and Sub-6-A Seller,  as the same may be amended, modified and/or restated, or any replacement thereof with a successor Servicer, which replacement servicing agreement is acceptable to Purchaser in its sole and absolute discretion or, if such replacement servicing agreement is substantially the same as the initial U.S. Purchased Asset Servicing Agreement, such replacement servicing agreement is acceptable to Purchaser in its reasonable discretion.

“Volcker Rule” shall have the meaning specified in Article 9(xxxii).

All references to articles, schedules and exhibits are to articles, schedules and exhibits in or to this Agreement unless otherwise specified.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.  References to “good faith” in this Agreement shall mean “honesty in fact in the conduct or transaction concerned”.  In addition, whenever Purchaser has a decision or right of determination, opinion or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove (or any similar language or terms), or any arrangement or term is to be satisfactory or acceptable to or approved by Purchaser (or any similar language or terms), the decision of Purchaser with respect thereto shall be subject in all cases to the implied covenant of good faith and fair dealing.

ARTICLE 3

INITIATION; CONFIRMATION; TERMINATION; FEES

(a)        Initiation and Confirmation.  (i) On or after the Effective Date, any Seller may, from time to time request that Purchaser enter into a Transaction with respect to an Eligible Asset (a “Proposed Asset”) by delivering to Purchaser a Transaction Request and Due Diligence Package.  Purchaser shall have the right to request such additional diligence materials with respect to a Proposed Asset as Purchaser deems necessary in its sole discretion.  Purchaser shall use commercially reasonable efforts to, within ten (10) Business Days after receipt of a Transaction Request, Due Diligence Package and additionally requested diligence materials, (1)(A) complete its due diligence review of the Proposed Asset and (B) receive an internal credit decision with respect to the proposed Transaction and (2) upon completion of the conditions in the preceding clause, (A) notify the applicable Seller that the proposed Transaction is approved by delivering to such Seller a duly completed Confirmation executed by Purchaser or (B) notify such Seller that the proposed Transaction is disapproved; provided that, Purchaser’s decision to approve any Transaction shall be made in Purchaser’s sole and absolute discretion; provided further, that, Purchaser shall have no obligation to consider any Transaction the requested Purchase Date for which is during the thirty (30) day period immediately prior to the Initial Facility Expiration Date, other than a Future Funding Advance Draw made in accordance with Article 3(e)(iv).  Upon receipt of a completed Confirmation executed by Purchaser, the applicable Seller shall evidence its agreement to proceed with the proposed Transaction by promptly returning to Purchaser a counter executed Confirmation.  Unless Purchaser and the applicable Seller agree otherwise in writing, Purchaser’s failure to respond to such Seller within the time period set forth in the preceding sentence shall be deemed disapproval of such Seller’s request to enter into a proposed Transaction.  From and after the Initial Facility Expiration Date other than with respect to a Future Funding Advance Draw made in accordance with Article 3(e)(iv), no Seller shall be permitted to enter into any new Transactions hereunder.

(ii)       Upon the satisfaction of all conditions set forth in Article 3(b) for the initial Transaction and Article 3(c) for each Transaction (including the initial Transaction), the Proposed Asset shall be transferred to Purchaser as specified in Article 7(a).

(iii)      Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction covered thereby.  In the event of any conflict between the terms of such Confirmation and the terms of this Agreement, other than with respect to (A) the initial Purchase Price (which shall be stated in the Applicable Currency), the initial Maximum Purchase Price Percentage and the initial Pricing Rate set forth in the related Confirmation and (B) any exceptions to the representations and warranties in this Agreement applicable to any Purchased Asset disclosed to Purchaser in a Requested Exceptions Report and acknowledged in the related Confirmation, this Agreement shall prevail.

(b)        Conditions Precedent to Initial Transaction.  Purchaser’s agreement to enter into the initial Transaction after the date hereof is subject to the satisfaction, prior to or concurrently with the making of such Transaction, of the following conditions precedent:

(i)         Delivery of Documents.  The following documents, shall have been delivered to Purchaser:

(A)       this Agreement, duly completed and executed by each of the parties hereto;

(B)       the Fee Letter, duly completed and executed by each of the parties thereto;

(C)       the Custodial Agreement, duly completed and executed by each of the parties thereto;

(D)       the Account Control Agreement, duly completed and executed by each of the parties thereto;

(E)       the Guaranty, duly completed and executed by each of the parties thereto;

(F)       the U.S. Purchased Asset Servicing Agreement, duly completed and executed by each of the parties thereto;

(G)       the Servicer Letter, duly completed and executed by each of the parties thereto;

(H)       Intentionally Omitted;

(I)        any and all consents and waivers applicable to each Seller;

(J)        each power of attorney from each Seller, substantially in the form of Exhibit V hereto or, with respect to a Foreign Purchased Assets which are English Purchased Assets, in such form as Purchaser may reasonably request, duly completed and executed;

(K)       a UCC financing statement with respect to each Seller and the applicable UCC Filing Jurisdiction, naming such Seller as “Debtor” and Purchaser as “Secured Party” and describing as “Collateral” all of the items set forth in the definition of Collateral and Purchased Items in this Agreement (each, a “UCC Financing Statement”), together with any other documents necessary or reasonably requested by Purchaser to perfect the security interests granted by each Seller in favor of Purchaser under this Agreement or any other Transaction Document;

(L)       opinions of outside counsel to each Seller and Guarantor reasonably acceptable to Purchaser (including, but not limited to, those relating to enforceability, perfection under the UCC and, with respect to any Foreign Purchased Asset, the equivalent Requirements of Law under the relevant Non-U.S. jurisdiction (to the extent applicable), corporate matters, applicability of the Investment Company Act of 1940, security interests and a Bankruptcy Code safe harbor opinion); and

(M)      for each Seller and Guarantor, good standing certificates, certified copies of organizational documents and certified copies of resolutions (or similar authority documents) with respect to the execution, delivery and performance of the Transaction Documents and each other document to be delivered by each Seller and Guarantor from time to time in connection herewith; and

(N)       all such other and further documents and documentation as Purchaser in its discretion shall reasonably require (including, without limitation, with respect to any Foreign Purchased Asset, a Foreign Security Agreement and such other closing documentation necessary to transfer such Foreign Purchased Asset to Purchaser and perfect the security interest therein granted by a Seller in favor of Purchaser in the relevant non-U.S. jurisdiction).

(ii)       Payment of Expenses.  Purchaser shall have received payment from Seller in the amount of all reasonable and documented out-of-pocket expenses, including but not limited to reasonable legal fees and due diligence fees, actually incurred by Purchaser in connection with the preparation and execution of this Agreement, the other Transaction Documents and any other documents prepared in connection herewith or therewith.

(iii)      Payment of Fees.  Purchaser shall have received payment from Seller of the Upfront Fee.

(c)        Conditions Precedent to All Transactions.  Purchaser’s agreement to enter into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect to the consummation thereof and the intended use of the proceeds of the sale:

(i)         Transaction Approval.  Purchaser shall have (A) determined, in its sole discretion, that the each related Proposed Asset is an Eligible Asset and any proposed Additional Collateral is Eligible Additional Collateral and (B) received internal credit approval with respect to the proposed Transaction, each of the foregoing, as evidenced by Purchaser’s execution and delivery of a Confirmation with respect thereto.

(ii)       Confirmation.  The applicable Seller shall have received from Purchaser a duly completed and executed Confirmation, and such Seller shall have duly executed the same and delivered such Confirmation to Purchaser.

(iii)      Waiver of Exceptions.  Purchaser shall have waived all exceptions contained in the related Requested Exceptions Report (as evidenced by its execution and delivery of a Confirmation with respect thereto).

(iv)       Custodial Delivery; Trust Receipt; Asset Schedule and Exception Report.  The applicable Seller shall have delivered to Custodian, in accordance with the Custodial Agreement, the Custodial Delivery and the Purchased Asset File with respect to each Proposed Asset; provided, that upon request of Seller, Purchaser may elect to permit Seller to deliver such Purchased Asset File by not later than the fourth (4th) Business Day after the related Purchase Date, so long as Seller causes the related Settlement Agent to deliver to Purchaser and Custodian a fully completed and executed electronic copy of the related Bailee Agreement on or prior to such Purchase Date.  Other than with respect to a Proposed Asset for which the Purchased Asset File is being delivered after the Purchase Date, (A) Custodian shall have issued to Purchaser a Trust Receipt and a final Asset Schedule and Exception Report and (B) Purchaser shall have, in its sole and absolute discretion, approved any and all exceptions listed on such Asset Schedule and Exception Report.

(v)        Seller Release.  Purchaser shall have received from the applicable Seller a Release Letter covering each Proposed Asset any related Additional Collateral to be sold to Purchaser.

(vi)       Due Diligence.  Any due diligence review performed by Purchaser with respect to the Proposed Asset (including without limitation, confirmation by Purchaser that it meets any applicable Qualified Transferee Requirements) and any related Additional Collateral or otherwise in accordance with Article 26 is satisfactory to Purchaser in its sole discretion.

(vii)     Maximum Facility Amount; Concentration Limits.  (x) Each of the Concentration Limits shall not be violated after giving effect to the requested Transaction; and (y) the Transaction shall not cause the sum of the (A) the aggregate Purchase Price in

U.S. Dollars (based on the Purchase Date Spot Rate with respect to all Foreign Purchased Assets, if applicable) for all Purchased Assets, plus (B) the requested Purchase Price for any pending Transaction in U.S. Dollars (based on the Purchase Date Spot Rate with respect to all Foreign Purchased Assets, if applicable), plus (C) the aggregate amount of each proposed Future Funding Advance Draw with respect to all Purchased Assets in U.S. Dollars (based on the Purchase Date Spot Rate with respect to all Foreign Purchased Assets, if applicable), plus (D) the amount of any Margin Excess (after giving effect to such Future Funding Advance Draw) in U.S. Dollars(based on the Purchase Date Spot Rate with respect to all Foreign Purchased Assets, if applicable), in the aggregate, to exceed the Maximum Facility Amount.

(viii)    Facility Expiration.  The Purchase Date is no later than the Initial Facility Expiration Date.

(ix)       No Margin Deficit.  No Margin Deficit shall exist, either immediately prior to or after giving effect to the requested Transaction.

(x)        No Default or Event of Default.  No Default or Event of Default shall have occurred and be continuing under any Transaction Document.

(xi)       No Material Adverse Effect.  No event shall have occurred which has, or could be expected to have, a Material Adverse Effect.

(xii)     Representations and Warranties.  The representations and warranties made by each Seller in Article 9 (other than those contained in Article 9(b)(xvi) relating to Purchased Assets subject to other Transactions and subject to any exceptions set forth in the related Requested Exceptions Report approved by Purchaser, which approval of Purchaser shall be evidenced by its execution and delivery of the Confirmation for such Purchased Asset or other written waiver or approval executed by Purchaser) shall be true, correct and complete on and as of the Purchase Date for the pending Transaction in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(xiii)    Security Interest.  The applicable Seller shall have taken such other action as are necessary or, in the reasonable opinion of Purchaser, desirable in order to transfer the related Proposed Assets to Purchaser pursuant to this Agreement and to perfect all security interests granted under this Agreement or any other Transaction Document in favor of Purchaser as secured party under the UCC, or with respect to any Foreign Purchased Asset, the equivalent Requirements of Law under the relevant non-U.S. jurisdiction (to the extent applicable), with respect to such Proposed Assets and any related Additional Collateral.

(xiv)     Starwood Pari Passu Participation Agreement.  If the Purchased Asset is a Starwood Pari Passu Participation Interest, the Starwood Pari Passu Participation Agreement substantially in the form of Exhibit __ and otherwise in form and substance acceptable to Purchaser in its reasonable discretion, duly completed and executed by each of the parties thereto, shall be in effect and have been delivered to Purchaser.

(xv)      Power of Attorney.  In the case the related Proposed Asset will be, after its purchase by Purchaser, a Foreign Purchased Asset, a power of attorney from the related Seller in form and substance satisfactory to Purchaser, which power of attorney shall be duly completed and executed in accordance with the applicable non-U.S. jurisdiction in which a Mortgaged Property securing the related Proposed Asset is located.

(xvi)     Foreign Purchased Asset Servicing Agreement.  With respect to any Foreign Purchased Asset, the applicable Foreign Purchased Asset Servicing Agreement, duly completed and executed by each of the parties thereto (if not previously delivered).

(xvii)   Foreign Purchased Asset Collection Account.  With respect to any  Foreign Purchased Asset, prior to the Purchase Date of such Proposed Asset and to the extent such account has not been established yet, Sellers shall (x) have established a segregated deposit account (such account and any other deposit account established hereunder relating to Foreign Purchased Assets, collectively, the “Foreign Purchased Asset Collection Accounts”) in the name of Sub-6 Seller for the benefit of Purchaser at the applicable Account Bank and (y) provide Purchaser with the wiring instructions in accordance with which all amounts required to be deposited to the Foreign Purchased Asset Collection Account shall be sent.

(xviii)  Opinions.  With respect to any Foreign Purchased Asset, if requested by Purchaser, opinions of outside counsel to each Seller and Guarantor reasonably acceptable to Purchaser (including, but not limited to, those relating to enforceability, perfection under the Requirements of Law under the relevant Non-U.S. jurisdiction, corporate matters and security interests); and

(xix)     Good Standing.  With respect to any Foreign Purchased Asset, if requested by Purchaser, for each Seller , evidence of authority to do business in the applicable jurisdiction (if and to the extent such licensing or qualification is necessary for the transaction of such Seller’s business or to make or own Foreign Purchased Assets); and

(xx)      Other Documents.  Purchaser shall have received all such other and further documents and documentation as Purchaser in its reasonable discretion shall require.

(d)        Early Repurchase of Purchased Assets.  The applicable Seller shall be entitled to terminate a Transaction on demand and repurchase the Purchased Asset subject to such Transaction on any Business Day prior to the Repurchase Date (an “Early Repurchase Date”); provided,  however, that:

(i)         no later than three (3) Business Days prior to such Early Repurchase Date, such Seller notifies Purchaser in writing of its intent to terminate such Transaction and repurchase such Purchased Asset, setting forth the Early Repurchase Date and identifying with particularity the Purchased Asset to be repurchased on such Early Repurchase Date;

(ii)       no Default or Event of Default (in each case, other than with respect to Purchaser) shall have occurred and be continuing both as of the date notice is delivered pursuant to Article 3(d)(i) above and as of the applicable Early Repurchase Date, unless such Default or Event of Default is cured by such repurchase;

(iii)      on such Early Repurchase Date, such Seller pays to Purchaser an amount equal to the Repurchase Price for the applicable Purchased Asset and any other amounts then due and payable under this Agreement against transfer to such Seller or its designated agent of such Purchased Asset;

(iv)       any Margin Deficit is cured contemporaneously with such early repurchase;

(v)        there shall be no violation of the Concentration Limits immediately after such early repurchase;

(vi)       if such Purchased Asset has any related Required Companion Asset, all such related Required Companion Assets are simultaneously repurchased; and

(vii)     on such Early Repurchase Date, the applicable Seller pays to Purchaser the Exit Fee, if any, for such Purchased Asset.

With respect to any Purchased Asset, within two (2) Business Days after receipt of written notice from Purchaser that a Mandatory Early Repurchase Event has occurred and is continuing with respect to a Purchased Asset, Seller shall be required to terminate the relevant Transaction and repurchase such Purchased Asset and pay to Purchaser cash in an amount equal to the Repurchase Price for such Purchased Asset.

(e)        Repurchase; Prepayment; Additional Draws and Redraws; Future Funding Advance Draws.

(i)         Repurchase. On the Repurchase Date (including any Early Repurchase Date) for any Transaction, termination of the Transaction will be effected by transfer to the applicable Seller of the Purchased Assets being repurchased and any Income in respect thereof received by Purchaser (and not previously credited or transferred to, or applied to the obligations of, such Seller pursuant to Article 5 of this Agreement) against the simultaneous transfer of the Repurchase Price (in the Applicable Currency of such Purchased Asset) to an account of Purchaser.  Promptly following such Repurchase Date, Purchaser’s security interest in the related Collateral shall terminate in accordance with Article 6(b).

(ii)       Prepayment.  On any Remittance Date before the Repurchase Date for a Purchased Asset, the applicable Seller shall have the right, from time to time, to transfer cash in the Applicable Currency of the related Purchased Asset to Purchaser for the purpose of reducing the Purchase Price of, but not terminating, a Transaction and without the release of any Collateral and without any prepayment fee or penalty; provided that, no prepayment shall be permitted if such prepayments shall result in the violation of the Concentration Limits.

(iii)      Additional Draws or Redraws.  With respect to any Purchased Asset, Seller may submit to Purchaser a written request, to be delivered no more frequently than once each calendar month with respect to any Purchased Asset, for the transfer to such Seller of cash (in the Applicable Currency of the related Purchased Asset) in an amount that is not less than $250,000 (or, with respect to any Foreign Purchased Asset, the then-current equivalent of such amount based on the Spot Rate with respect to the Applicable Currency of such Foreign Purchased Asset as of the date of determination) but does not exceed the Margin Excess for such Purchased Asset, and Purchaser shall by no later than 5:00 p.m. (New York City time) on the second (2nd) Business Day following the Business Day such request is made, (x) transfer to such Seller the amount of cash so requested (which shall increase the Purchase Price for such Purchased Asset) and (y) deliver to such Seller a revised Confirmation reflecting the corresponding increase in the Purchase Price of such Purchased Asset; provided, that, the following conditions are satisfied:

(A)       no Default or Event of Default (in each case, other than with respect to Purchaser) shall have occurred and be continuing both as of the date of such request and as of the date of Purchaser’s payment;

(B)       there is no Margin Deficit immediately prior to and immediately after the application of such payment;

(C)       there shall be no violation of the Concentration Limits immediately after the application of such payment;

(D)       the related draw occurs on or before the Initial Facility Expiration Date; and

(E)       the increase in the Purchase Price in the Applicable Currency for such Purchased Asset shall not cause the sum of the (A) the aggregate Purchase Price in U.S. Dollars (based on the Purchase Date Spot Rate with respect to all Foreign Purchased Assets, if applicable) for all Purchased Assets, plus (B) the requested Purchase Price for any pending Transaction in U.S. Dollars (based on the Purchase Date Spot Rate with respect to all Foreign Purchased Assets, if applicable), plus (C) the aggregate amount of each proposed Future Funding Advance Draw with respect to all Purchased Assets in U.S. Dollars (based on the Purchase Date Spot Rate with respect to all Foreign Purchased Assets, if applicable), plus (D) the amount of any Margin Excess (after giving effect to such Future Funding Advance Draw) in U.S. Dollars(based on the Purchase Date Spot Rate with respect to all Foreign Purchased Assets, if applicable), in the aggregate, to exceed the Maximum Facility Amount.

(iv)       Future Funding Advance Draws.  In the event a future funding advance is contractually required to be made available to the Mortgagor under a Purchased Asset pursuant to the related Purchased Asset Documents, in connection with making such future funding advance to such Mortgagor, the applicable Seller may submit to Purchaser a Future Funding Advance Draw Request requesting that Purchaser transfer to such Seller cash (in the Applicable Currency of the related Purchased Asset) in an amount that is not less than

$250,000 (or, with respect to any Foreign Purchased Asset, the then-current equivalent of such amount based on the Spot Rate with respect to the Applicable Currency of such Foreign Purchased Asset as of the date of determination) but does not exceed the Margin Excess for such Purchased Asset, and Purchaser shall (x) transfer to such Seller the amount of cash so requested (such transfer, a “Future Funding Advance Draw”) (which shall increase the Purchase Price for such Purchased Asset) and (y) deliver to such Seller a revised Confirmation reflecting the corresponding increase in the Purchase Price of such Purchased Asset, in each case, by no later than 5:00 p.m. (New York City time) on the second (2nd) Business Day following the Business Day on which Purchaser reasonably determines that the conditions precedent set forth below are satisfied (or, in Purchaser’s sole discretion, waived):

(A)       no Default or Event of Default (in each case, other than with respect to Purchaser) shall have occurred and be continuing both as of the date of such request and as of the date of the Future Funding Advance Draw;

(B)       there is no Margin Deficit immediately prior to and immediately after the Future Funding Advance Draw;

(C)       there shall be no violation of the Concentration Limits immediately after the Future Funding Advance Draw;

(D)       the Future Funding Advance Draw in the Applicable Currency shall not cause the sum of the (A) the aggregate Purchase Price in U.S. Dollars (based on the Purchase Date Spot Rate with respect to all Foreign Purchased Assets, if applicable) for all Purchased Assets, plus (B) the requested Purchase Price for any pending Transaction in U.S. Dollars (based on the Purchase Date Spot Rate with respect to all Foreign Purchased Assets, if applicable), plus (C) the aggregate amount of each proposed Future Funding Advance Draw with respect to all Purchased Assets in U.S. Dollars (based on the Purchase Date Spot Rate with respect to all Foreign Purchased Assets, if applicable), plus (D) the amount of any Margin Excess (after giving effect to such Future Funding Advance Draw) in U.S. Dollars (based on the Purchase Date Spot Rate with respect to all Foreign Purchased Assets, if applicable), in the aggregate, to exceed the Maximum Facility Amount;

(E)       if the Confirmation of the Transaction relating to the applicable Purchased Asset specifies additional future advance conditions precedent (e.g., maintenance or improvement of Debt Yield), such additional conditions precedent shall be satisfied immediately after the Future Funding Advance Draw;

(F)       the As-Is LTV of the Purchased Asset immediately after the Future Funding Advance Draw shall not exceed the Maximum As-Is LTV of the Purchased Asset; and

(G)       Seller shall have demonstrated that all conditions precedent to the future funding advance under the related Purchased Asset Documents shall have been satisfied in all material respects.

The failure or delay by any Seller, on any one or more occasions, to exercise its rights under this Article 3(e)(iv) shall not change or alter the terms and conditions of this Agreement or limit or waive the right of any Seller to do so at a later date or in any way create additional rights for any party hereto.

(f)        Costs and Expenses.  Upon written demand by Purchaser, each Seller shall indemnify Purchaser and hold Purchaser harmless from any actual and documented loss, cost or expense (including, without limitation, reasonable attorneys’ fees and disbursements) that Purchaser may sustain or incur as a consequence of (i) a default by Seller in repurchasing any Purchased Asset after Seller has given a notice in accordance with Article 3(d) of an Early Repurchase Date, (ii) any payment of the Repurchase Price on any day other than a Remittance Date or conversion to the Alternative Rate in accordance with Article 3(i)(i) on any day other than a Pricing Rate Determination Date (including in each case, without limitation, as a consequence of terminating any Hedging Transactions entered into by Purchaser in relation to such Purchased Assets) and/ or (iii) a default by any Seller in selling Eligible Assets after such Seller has notified Purchaser of a proposed Transaction and Purchaser has agreed to purchase such Eligible Assets in accordance with the provisions of this Agreement.  A certificate as to such costs, losses, damages and expenses, setting forth the calculations thereof shall be submitted promptly by Purchaser to the applicable Seller and shall be conclusive and binding upon such Seller absent manifest error.

(g)        Alternative Rate.  If on the Pricing Rate Determination Date for any Pricing Rate Period with respect to any Transaction, Purchaser shall have determined in the exercise of its sole and absolute business judgment (which determination shall be conclusive and binding upon each Seller) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Index Rate for such Pricing Rate Period, Purchaser shall give written notice thereof to each Seller as soon as practicable thereafter.  If such notice is given, the Pricing Rate with respect to such Transaction for such Pricing Rate Period, and for any subsequent Pricing Rate Periods until such notice has been withdrawn by Purchaser (which withdrawal shall be delivered by Purchaser promptly after Purchaser becomes aware that the condition for switching to the Alternative Rate no longer exists), shall be a per annum rate equal to the Federal Funds Rate plus 0.25% plus the Applicable Spread (the “Alternative Rate”); provided that Purchaser shall not give any such notice converting the Pricing Rate for any Transaction to the Alternative Rate unless Purchaser is also then converting the pricing rate or interest rate payable by all of its similarly situated customers to a pricing rate or interest rate based on the Alternative Rate.

(h)        Facility Expiration Extension.  (i) Provided that all of the extension conditions listed in clause (ii) below (collectively, the “Facility Expiration Date Extension Conditions”) shall have been satisfied, Sellers shall have three (3) options (each, an “Extension Option”) to extend the then-current Facility Expiration Date, each for an additional one (1) year period (each, an “Extension Period”) ending on the one (1) year anniversary after the Initial Facility Expiration Date or the extended Facility Expiration Date then in effect, as applicable.  Notwithstanding anything to the contrary in this Article 3(h)(i), in no event shall Sellers be permitted to extend the Facility Expiration Date for more than three (3) Extension Periods.   For the avoidance of doubt, no Seller shall be permitted to enter into any new Transactions hereunder during any Extension Period.

(ii)       For purposes of this Article 3(h), the Facility Expiration Date Extension Conditions shall be deemed to have been satisfied if:

(A)       not less than thirty (30) or more than sixty (60) days prior to the scheduled Facility Expiration Date, Sellers shall have given Purchaser written notice of its exercise of the applicable Extension Option;

(B)       no Material Adverse Effect or Event of Default shall have occurred and be continuing as of the date notice is given under this Article 3(h) or as of the then scheduled Facility Expiration Date;

(C)       all representations and warranties made by each Seller and Guarantor in the Transaction Documents (except to the extent disclosed in a Requested Exceptions Report approved by Purchaser) shall be true, correct, complete and accurate in all material respects as of the existing Facility Expiration Date;

(D)       on or before the first day of an Extension Period, Sellers shall have paid to Purchaser an Extension Fee as consideration for Purchaser’s agreement to extend the then-current Facility Expiration Date and any other amounts due and payable hereunder as of the first day of such Extension Period;

(E)       on the first day of an Extension Period, Sellers shall have satisfied any Margin Deficit;

(F)       on the first day of an Extension Period, there shall be no violation of the Concentration Limits; and

(G)       on the first day of the third Extension Period, Sellers shall have paid any amounts required to reduce the Purchase Price of Non Co-Terminous Assets as required pursuant to the definition of “Maximum Purchase Price Percentage” in the Fee Letter.

(i)         Requirements of Law.  (i) Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof after the date of this Agreement shall make it unlawful for Purchaser (A) to enter into Transactions, then the commitment of Purchaser hereunder to enter into new Transactions shall forthwith be canceled, (B) to maintain or continue Transactions, then a Repurchase Date shall occur for all Transactions on the next Remittance Date or on such earlier date as may be required by law or (C) to accrue Price Differential based on the Index Rate, then the Transactions then outstanding shall be converted automatically to Alternative Rate Transactions on the next Pricing Rate Determination Date or within such earlier period as may be required by law.  If any termination or conversion of a Transaction shall occur in accordance with subclause (B) or (C) of the preceding sentence, Sellers shall pay to Purchaser such amounts as may be required pursuant to Article 3(f)(ii).

(ii)       If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any Governmental Authority or compliance by

Purchaser with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Purchaser made subsequent to the date hereof:

(A)       shall subject Purchaser to any tax of any kind whatsoever with respect to the Transaction Documents, any Purchased Asset or any Transaction (excluding (i) taxation of, withholding or deduction with respect to, or taxes measured by the net income or gross revenues of Purchaser, its Affiliates, or any transferee including franchise taxes and branch profits taxes, (ii) taxes attributable to such Purchaser’s or any transferee’s failure to comply with the tax certification obligations of Section 18(d) or (iii) taxes imposed under FATCA);

(B)       shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Purchaser that is not otherwise included in the determination of the Index Rate hereunder; or

(C)       shall impose on Purchaser any other condition;

and the result of any of the foregoing is to increase the cost to Purchaser, by an amount that Purchaser deems, in the exercise of its reasonable business judgment, to be material, of entering into, continuing or maintaining Transactions or to reduce any amount receivable under the Transaction Documents in respect thereof; then, provided Purchaser imposes such additional amounts generally on all of its similarly situated customers, Sellers shall promptly pay Purchaser, after its written demand therefor, any additional amounts necessary to compensate Purchaser for such increased cost or reduced amount receivable.  This covenant shall survive the termination of this Agreement and the repurchase by each Seller of any or all of the Purchased Assets.

(iii)      If Purchaser shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Purchaser or any corporation controlling Purchaser with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof has the effect of reducing the rate of return on Purchaser’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Purchaser or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Purchaser’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Purchaser, in the exercise of its reasonable business judgment, to be material, then from time to time, after submission by Purchaser to Seller of a written request therefor, and provided Purchaser imposes such additional amounts generally on all of its similarly situated customers, Sellers shall promptly pay to Purchaser such additional amount or amounts as will compensate Purchaser for such reduction.  This covenant shall survive the termination of this Agreement and the repurchase by each Seller of any or all of the Purchased Assets.

(iv)       If Purchaser becomes entitled to claim any amount pursuant to clauses (ii) or (iii) above, Purchaser shall, within ten (10) Business Days after becoming aware that it is so entitled, notify Sellers in writing specifying the event by reason of which it has become so entitled and setting forth the calculation of any such amount, which calculation shall be conclusive evidence of any such amount absent manifest error.  This covenant shall survive the termination of this Agreement and the repurchase by each Seller of any or all of the Purchased Assets.

(j)         Facility Termination Right.  Sellers shall be entitled to terminate this Agreement on any Business Day (the “Early Termination Date”) upon five (5) Business Days prior written notice to Purchaser.

(k)        Starwood Pari Passu Reallocations. Sellers may effectuate Starwood Pari Passu Reallocations with respect to Starwood Pari Passu Purchased Assets from time to time; provided that in no event shall Seller consummate more than two (2) Starwood Pari Passu Reallocations (it being acknowledged that Starwood Pari Passu Reallocations effectuated with respect to two (2) or more Starwood Pari Passu Purchased Assets on or about the same date shall be considered one transaction for purposes of the foregoing limitations) in any calendar month.  It is acknowledged and agreed that Sellers shall not be required to obtain Purchaser’s approval for a Starwood Pari Passu Reallocation provided that the related Starwood Pari Passu Purchased Asset has theretofore been approved by Purchaser as a Purchased Asset and, if applicable, the SPP Additional Advance Conditions (as defined below) are satisfied. If a Starwood Pari Passu Reallocation for any Starwood Pari Passu Purchased Asset results in an increase in the principal balance of such Starwood Pari Passu Purchased Asset, the applicable Seller may request that Purchaser (i) increase the Maximum Purchase Price (which increase in the Maximum Purchase Price shall be in the Applicable Currency of such Purchased Asset) for such Starwood Pari Passu Purchased Asset to reflect such principal increase (a “SPP Maximum Purchase Price Increase”) (but in no event shall such Starwood Pari Passu Maximum Purchase Price Increase cause such Maximum Purchase Price to exceed the SPP Mortgage Loan Maximum Purchase Price for the related Starwood Pari Passu Mortgage Loan and in no event shall the aggregate Purchase Price of all Purchased Assets exceed the Maximum Facility Amount) and (ii) make an Additional Advance (an “SPP Additional Advance”) in a specified amount up to the Margin Excess for such Starwood Pari Passu Purchased Asset after giving effect to such Starwood Pari Passu Maximum Purchase Price Increase (which SPP Additional Advance shall be funded in the Applicable Currency of such Purchased Asset).  Any such SPP Additional Advance shall be subject to Purchaser’s determination, in its reasonable discretion, that all of the following conditions have been satisfied (collectively, the “SPP Additional Advance Conditions”):

(i)         the applicable Seller shall have given Purchaser not less than three (3) Business Days’ prior written notice of the applicable Starwood Pari Passu Reallocation which notice shall include the then outstanding principal balance of the related Starwood Pari Passu Mortgage Loan, and the respective principal balances of the applicable Starwood Pari Passu Participation Interest and Companion Interests both before and after giving effect to such Starwood Pari Passu Reallocation;

(ii)       the applicable Seller shall have delivered to Purchaser copies of all amendments or modifications of the related Starwood Pari Passu Participation Agreement entered into in connection with the applicable Starwood Pari Passu Reallocation in accordance with Starwood Pari Passu Participation Agreement and originals of such documents shall have been delivered to the Custodian in accordance with the Custodial Agreement;

(iii)      no Margin Deficit shall exist, either immediately prior to or after giving effect to the applicable Starwood Pari Passu Reallocation;

(iv)       no Default or Event of Default shall have occurred and be continuing;

(v)        no event shall have occurred that has, or would reasonably be expected to have, a Material Adverse Effect;

(vi)       the Seller has satisfied the conditions and obligations with respect to entering into a new Transaction set forth in clauses (vii) and (xii) of Article 3(c);

(vii)     there shall be no violation of the Concentration Limits immediately after such Starwood Pari Passu Reallocation; and

(viii)    the Seller shall have delivered an amended and restated Confirmation acceptable to Purchaser.

Provided that the SPP Additional Advance Conditions are satisfied, Purchaser shall pay to the applicable Seller the additional Purchase Price (in the Applicable Currency of the related Purchased Asset) requested by such Seller with respect to such Purchased Asset up to an amount not to exceed the available Margin Excess for such Starwood Pari Passu Purchased Asset within three (3) Business Days after the applicable Seller’s request therefor.  Upon the funding of any such SPP Additional Advance, the Margin Excess (if any remains) shall be recalculated taking into account such increase in Purchase Price.  Notwithstanding the foregoing, in no event shall the amount of any SPP Additional Advance transferred to a Seller be in an amount that would cause the outstanding Purchase Price of the related Starwood Pari Passu Purchased Asset, after giving effect to such SPP Additional Advance, to exceed the Maximum Purchase Price for such Starwood Pari Passu Purchased Asset as of the date of such SPP Additional Advance after giving effect to the applicable SPP Maximum Purchase Price Increase.  In connection with any such SPP Additional Advance, prior to the date of such SPP Additional Advance, the applicable Seller shall prepare and deliver to Purchaser an amended and restated Confirmation reflecting the applicable Starwood Pari Passu Maximum Purchase Price Increase and such SPP Additional Advance, and Purchaser and the applicable Seller shall execute and deliver to each other an updated Confirmation setting forth: (v) the new outstanding Purchase Price and Advance Rate with respect to such Transaction, (w) the then outstanding principal balance of the related Starwood Pari Passu Mortgage Loan (in the Applicable Currency of the related Purchased Asset), (x) the adjusted principal balances of the Starwood Pari Passu Purchased Asset and Companion Interests after giving effect to the applicable Starwood Pari Passu Reallocation (in the Applicable Currency of the related Purchased Asset), (y) the SPP Mortgage Loan Maximum Purchase Price and (z) any other revised terms for such Transaction.

If a Starwood Pari Passu Reallocation for any Starwood Pari Passu Purchased Asset results in a decrease in the principal balance of such Starwood Pari Passu Purchased Asset and such decrease results in a Margin Deficit which causes a Margin Call Condition to exist,  the applicable Seller shall be required to cure such Margin Call Condition in the manner provided in Article 4(a) hereof on the effective date of such Starwood Pari Passu Reallocation.

(l)         Starwood Pari Passu Conversions. Sellers may effectuate Starwood Pari Passu Conversions with respect to Purchased Assets from time to time; provided that in no event shall Seller consummate more than two (2) Starwood Pari Passu Conversions in any calendar month.  Any such Starwood Pari Passu Conversion and any SPP Additional Advance requested by Sellers in connection therewith shall be subject to Purchaser’s determination, in its reasonable discretion, that all of the following conditions have been satisfied (collectively, the “SPP Pari Passu Conversion Conditions”):

(i)         the applicable Seller shall have given Purchaser not less than three (3) Business Days’ prior written notice of the applicable Starwood Pari Passu Conversion which notice shall include the then outstanding principal balance of the related Starwood Pari Passu Mortgage Loan (in the Applicable Currency of the related Purchased Asset), and the proposed principal balances of the applicable Starwood Pari Passu Participation Interest and Companion Interests after giving effect to such Starwood Pari Passu Conversion (in the Applicable Currency of the related Purchased Asset), and the terms of same shall be acceptable to Purchaser in its sole good faith discretion;

(ii)       the applicable Seller shall have delivered to Purchaser copies of the related Starwood Pari Passu Participation Agreement entered into in connection with the applicable Starwood Pari Passu Conversion, which Starwood Pari Passu Participation Agreement shall be substantially in the form attached hereto as Exhibit XV and with such changes as may be acceptable to Purchaser in its sole good faith discretion, and originals of such documents shall have been delivered to the Custodian in accordance with the Custodial Agreement;

(iii)      no Margin Deficit shall exist, either immediately prior to or after giving effect to the applicable Starwood Pari Passu Conversion;

(iv)       no Default or Event of Default shall have occurred and be continuing;

(v)        no event shall have occurred that has, or would reasonably be expected to have, a Material Adverse Effect;

(vi)       the Seller has satisfied the conditions and obligations with respect to entering into a new Transaction set forth in clauses (vii) and (xii) of Article 3(c);

(vii)     there shall be no violation of the Concentration Limits immediately after such Starwood Pari Passu Conversion; and

(viii)    the Seller shall have delivered an amended and restated Confirmation acceptable to Purchaser.

In connection with any such SPP Pari Passu Conversion, prior to the Purchase Date of the related Starwood Pari Passu Purchased Asset, the applicable Seller shall prepare and deliver to Purchaser an amended and restated Confirmation setting forth: (v) the new outstanding Purchase

Price and Advance Rate with respect to such Transaction, (w) the then outstanding principal balance of the related Starwood Pari Passu Mortgage Loan (in the Applicable Currency of the related Purchased Asset), (x) the principal balances of the Starwood Pari Passu Purchased Asset and Companion Interests after giving effect to the applicable Starwood Pari Passu Conversion (in the Applicable Currency of the related Purchased Asset), (y) the SPP Mortgage Loan Maximum Purchase Price and (z) any other revised terms for such Transaction.

If a Starwood Pari Passu Conversion (and any associated reduction in the principal balance of related Starwood Pari Passu Purchased Asset from the principal balance of the Purchased Asset prior to such Starwood Pari Passu Conversion) results in a Margin Deficit which causes a Margin Call Condition to exist,  the applicable Seller shall be required to cure such Margin Call Condition in the manner provided in Article 4(a) hereof immediately after the consummation of such Starwood Pari Passu Conversion.

In no event shall there be more than three (3) Transactions involving Starwood Pari Passu Purchased Assets outstanding under this Agreement at any time.

If Purchaser shall fail to approve any proposed Starwood Pari Passu Conversion, Sellers shall have the right to repurchase the affected Purchased Asset in accordance with the provisions of Article 3(e) hereof (other than the required notice to Purchaser thereunder), without payment of any Exit Fee.

For the avoidance of doubt, any Starwood Pari Passu Purchased Asset shall include both the Starwood Pari Passu Mortgage Loan (subject to the Starwood Pari Passu Participation Agreement) and the Starwood Pari Passu Participation Interest.

ARTICLE 4

MARGIN MAINTENANCE

(a)        Purchaser may, at its option in its sole discretion, re-determine the Market Value for any Purchased Asset at any time and from time to time.  At any time that a Margin Call Condition has occurred and is continuing, Purchaser may, by notice to Sellers substantially in the form of Exhibit IX (a “Margin Call”), require Sellers to either (i) transfer to Purchaser additional cash collateral (in the Applicable Currency of such Purchased Asset) in an amount, calculated individually for each U.S. Purchased Asset, Foreign Purchased Asset (EUR) or Foreign Purchased Asset (GBP), as applicable, equal to at least the aggregate product of (A) the positive difference (if any) between the Margin Amount and the Market Value for each individual Purchased Asset multiplied by (B) the related Maximum Purchase Price Percentage for such individual Purchased Asset, (ii) make a payment in the Applicable Currency of such Purchased Asset in reduction of the Purchase Price of one or more Purchased Assets or (iii) repurchase one or more Purchased Assets pursuant to Article 3(d), in each case of (i),  (ii) or (iii), so that after giving effect to such payment, delivery or repurchase, no Margin Deficit shall exist.

(b)        If a Margin Call is given by Purchaser under Article 4(a) on any Business Day, Sellers shall cure the related Margin Deficit as provided in Article 4(a) on the second (2nd) Business Day following the Business Day such Margin Call is given.

(c)        The failure or delay by Purchaser, on any one or more occasions, to exercise its rights under this Article 4 shall not change or alter the terms and conditions of this Agreement or limit or waive the right of Purchaser to do so at a later date or in any way create additional rights for any party hereto.

ARTICLE 5

PAYMENTS; COLLECTION ACCOUNT

(a)        All transfers of funds to be made by any Seller hereunder shall be made in the Applicable Currency with respect to each Purchased Asset, in immediately available funds, without deduction, set-off or counterclaim (other than withholding with respect to Taxes as required by applicable Requirements of Law, unless such withheld amounts are Indemnified Amounts).

(b)        All payments required to be made directly to Purchaser shall be made in accordance with the wiring instructions set forth below (or such other wire instructions provided by Purchaser to the Sellers in writing), not later than 2:00 p.m. (New York City time), on the date on which such payment shall become due (and each such payment made after such time shall be deemed to have been made on the next succeeding Business Day).

With respect to U.S. Purchased Asset:
Bank Name:	CITIBANK, NEW YORK
ABA Number:	021000089
Account Number:	4078-4524
Account Name:	SSB
Attention:	Mortgage Ops
Reference:	Starwood Property Mortgage Sub-6, L.L.C.
Starwood Property Mortgage Sub-6-A Holdings, L.L.C.
Starwood Property Mortgage Sub-6-A, L.L.C.
Starwood Property Mortgage Sub-6(P), L.L.C.
Starwood Property Mortgage Sub-6-A(P), L.L.C.
Starwood Mortgage Funding V LLC

With respect to Foreign Purchased Asset:

Bank Name:
ABA Number:
Account Number:
Account Name:
Attention:
Reference:	Starwood Property Mortgage Sub-6, L.L.C.
Starwood Property Mortgage Sub-6-A Holdings, L.L.C.
Starwood Property Mortgage Sub-6-A, L.L.C.
Starwood Property Mortgage Sub-6(P), L.L.C.
Starwood Property Mortgage Sub-6-A(P), L.L.C.
Starwood Mortgage Funding V LLC

(c)        Prior to the date hereof, Sellers have established, with respect to U.S. Purchased Assets, (x) a segregated deposit account (the “Sub-6 Collection Account”) in the name of Sub-6 Seller for the benefit of Purchaser at Citibank, N.A., as Account Bank, and (y) a segregated deposit account (the “Funding V Collection Account” and, together with the Sub-6 Collection Account and Foreign Purchased Asset Collection Account, collectively, the “Collection Accounts”) in the name of Funding V Seller for the benefit of Purchaser at U.S. Bank National Association, as Account Bank.  Each Collection Account shall be subject to the applicable Account Control Agreement in favor of Purchaser.  All amounts required to be deposited to the Sub-6 Collection Account shall be sent in accordance with the wiring instructions set forth below:

Bank Name:	Citibank NA
ABA Number:	021000089
Account Number:	4967631089
Account Title:	Starwood Property Mortgage Sub-6 LLC FBO
Citibank NA--Collection Account

All amounts required to be deposited to the Funding V Collection Account shall be sent in accordance with the wiring instructions set forth below:

Bank Name:	U.S. Bank N.A.
ABA Number:	091000022
Account Number:	183791000
Account Title: Starwood Mtg Fund V BACA

(d)        On each Remittance Date, Sellers shall pay to Purchaser all accrued and unpaid Purchase Price Differential with respect to such Remittance Date denominated in the same Applicable Currency as the related Purchased Asset, to the extent not paid to Purchaser in accordance with Article 5(f) or (g).

(e)        Sub-6 Sellers shall cause all Income with respect to Sub-6 Purchased Assets and any payments in respect of associated Hedging Transactions to be deposited directly into the Sub-6 Collection Account.  Funding V Seller shall cause all Income with respect to Funding V Purchased Assets and any payments in respect of associated Hedging Transactions to be deposited directly into the Funding V Collection Account.  Sub-6 Seller shall cause all Income with respect to Foreign Purchased Assets and any payments in respect of associated Hedging Transactions to be deposited directly into the Foreign Purchased Asset Collection Account.  In furtherance of the foregoing, Sellers shall cause each Servicer and sub-servicer (as applicable) to execute and deliver a Servicer Letter in accordance with Article 27(e).  In addition, Sellers shall require any Servicer that is an Affiliate of any Seller or Guarantor to deposit any Income received by such Servicer into the applicable Collection Account within two (2) Business Days of its receipt thereof.  If a Servicer, Mortgagor, issuer of a Participation Interest or any other Person forwards any Income with respect to a Purchased Asset to any Seller rather than directly to the applicable Collection Account, such Seller shall (i) take commercially reasonable efforts to cause such Servicer, Mortgagor, issuer of a Participation Interest or Person to forward such amounts directly to the Servicer or the applicable Collection Account, as applicable, and (ii) deposit in the applicable Collection Account any such amounts within two (2) Business Days of such Seller’s receipt thereof (provided, that, if such Income is forwarded to any Seller by a Servicer that is an Affiliate of any Seller or Guarantor, such two (2) Business Days period shall run concurrently with the two (2) Business Days period given to such Affiliated Servicer pursuant to the preceding sentence).  Amounts in the Collection Accounts shall be remitted by the applicable Account Bank in accordance with the applicable provisions of Articles 5(e),  5(f) and 5(g).

(f)        So long as no Event of Default shall have occurred and be continuing, each Account Bank shall, on each Remittance Date, remit all amounts on deposit in its respective Collection Account in the following order of priority:

(i)         first, to the extent any Principal Payment is received for any Purchased Asset, to Purchaser to be applied in reduction of the Purchase Price of such Purchased Asset in the Applicable Currency of such Purchased Asset, to the extent necessary to cause the related Purchase Price of each Purchased Asset to equal the product of (x) the related Market Value for such Purchased Asset multiplied by (y) the related Maximum Purchase Price Percentage for such Purchased Asset;

(ii)       second, to Purchaser, an amount equal to all accrued and unpaid Purchase Price Differential with respect to each Purchased Asset in the Applicable Currency of such Purchased Asset;

(iii)      third, to Purchaser, an amount equal to any other amounts then due and payable to Purchaser under any Transaction Document;

(iv)       fourth, to Purchaser or any Affiliate of Purchaser, an amount equal to any amounts then due and payable to Purchaser or such Affiliate under any Affiliated Hedging Transaction; and

(v)        fifth, the surplus, if any, to Sellers.

Notwithstanding the foregoing, it is acknowledged and agreed that, so long as:

(ix)       amounts on deposit in the Sub-6 Collection Account in an Applicable Currency are sufficient to satisfy all obligations of the Sub-6 Sellers with respect to the Sub-6 Purchased Assets in such Applicable Currency,

(x)        amounts on deposit in the Funding V Collection Account in an Applicable Currency are sufficient to satisfy all obligations of the Funding V Seller with regard to the Funding V Purchased Assets in such Applicable Currency, and

(xi)       amounts on deposit in the Foreign Purchased Asset Collection Account in an Applicable Currency are sufficient to satisfy all obligations of Sub-6 Seller with regard to the Foreign Purchased Assets in such Applicable Currency on the Remittance Date, amounts on deposit in:

(xii)     the Sub-6 Collection Account in an Applicable Currency shall only be applied to pay Purchase Price Differential, amounts then due under Affiliated Hedging

Transactions and other amounts due to Purchaser or its Affiliate with respect to Sub-6 Purchased Assets in such Applicable Currency,

(xiii)    the Funding V Collection Account in an Applicable Currency shall only be applied to pay Purchase Price Differential, amounts then due under Affiliated Hedging Transactions and other amounts due to Purchaser or its Affiliate with respect to Funding V Purchased Assets in such Applicable Currency, and

(xiv)     the Foreign Purchased Asset Collection Account in an Applicable Currency shall only be applied to pay Purchase Price Differential, amounts then due under Affiliated Hedging Transactions and other amounts due to Purchaser or its Affiliate with respect to Foreign Purchased Assets in such Applicable Currency, and surplus amounts, if any, available from the Sub-6 Collection Account shall be remitted to Sub-6 Seller, surplus amounts, if any, available from the Funding V Collection Account shall be remitted to Funding V Seller and surplus amounts, if any, available from the Foreign Purchased Asset Collection Account shall be remitted to Sub-6 Seller.  Notwithstanding the foregoing, in the event that funds on deposit in the Sub-6 Collection Account in an Applicable Currency are not sufficient to satisfy all obligations of the Sub-6 Sellers with respect to the Sub-6 Purchased Assets in such Applicable Currency, amounts on deposit in the Funding V Collection Account are not sufficient to satisfy all obligations of the Funding V Seller with regard to the Funding V Purchased Assets in such Applicable Currency or amounts on deposit in the Foreign Purchased Asset Collection Account are not sufficient to satisfy all obligations of Sub-6 Seller with regard to the Foreign Purchased Assets in such Applicable Currency on the Remittance Date, then Purchaser shall be permitted to pay Purchase Price Differential, amounts due under Affiliated Hedging Transactions and other amounts due to Purchaser or its Affiliate with respect to the Purchased Assets from any Collection Account in its discretion, provided that surplus amounts, if any, available from the Collection Accounts shall be remitted to the Sellers at Sellers’ direction.

(g)        Upon receipt of notice from Purchaser that an Event of Default has occurred and is continuing, and so long as Purchaser has not withdrawn such notice, each Account Bank shall cease remitting funds pursuant to Articles 5(e) and shall instead remit on each Business Day (or as otherwise directed by Purchaser) beginning after receipt of such notice from Purchaser, all amounts on deposit in its respective Collection Account in the following order of priority:

(i)         first, to the extent Principal Payments are received for a particular Purchased Asset, to Purchaser in reduction of the Purchase Price for such Purchased Asset;

(ii)       second, to Purchaser, an amount equal to all accrued and unpaid Purchase Price Differential with respect to each Purchased Asset in the Applicable Currency of such Purchased Asset;

(iii)      third, to Purchaser, in reduction of the Repurchase Price for all Purchased Assets, allocated as determined by Purchaser in its sole discretion, until the Repurchase Price for each Purchased Asset has been reduced to zero;

(iv)       fourth, to Purchaser, an amount equal to any other amounts then due and payable to Purchaser under any Transaction Document;

(v)        fifth, to Purchaser or any Affiliate of Purchaser, an amount equal to any amounts then due and payable to Purchaser or such Affiliate under any Affiliated Hedging Transaction; and

(vi)       sixth, the surplus, if any, to Sellers.

(h)        All remittances by Account Bank shall be made (i) so long as no Event of Default shall have occurred and be continuing, in accordance with instructions received from any Seller or any Servicer on their behalf and approved by Purchaser, and (ii) during the continuance of an Event of Default, in accordance with instructions received from Purchaser.

(i)         Notwithstanding anything herein to the contrary, if on any date:

(i)         any amount is payable to Purchaser or its Affiliates under Article 5(f) or Article 5(g) (a “Due Amount”) in a particular Applicable Currency (a “Due Currency”);

(ii)       there are not sufficient funds or proceeds in the Sub-6 Collection Account, the Funding V Collection Account or the Foreign Purchased Asset Collection Account, as applicable, relating to such Due Currency and Sellers do not otherwise have available a sufficient amount of the Due Currency to pay that Due Amount; and

(iii)      there are sufficient funds or proceeds in the Sub-6 Collection Account, the Funding V Collection Account or the Foreign Purchased Asset Collection Account, as applicable, in one or more other Applicable Currencies (each, an “Other Currency”) or Sellers have available in one or more Other Currencies an aggregate amount sufficient both to: (x) pay all other amounts then due and payable and denominated in the Other Currency that rank, in accordance with the terms herewith, expressly pari passu or senior in right of payment to such Due Amount; and (y) convert at the then prevailing Spot Rate a sufficient portion of Other Currencies to the Due Currency in an amount equal, or subject to availability any part thereof, to the Due Amount, then such portion of the Other Currencies shall be converted into the Due Currency to pay in the maximum aggregate amount available to it such Due Amount.

ARTICLE 6

SECURITY INTEREST

(a)        Purchaser and Sellers intend that the Transactions hereunder be sales to Purchaser of the Purchased Assets and not loans from Purchaser to Seller secured by the Purchased Assets (other than for U.S. Federal, state and local income and franchise tax purposes and for accounting purposes, as described in Article 21(h)).  However, in order to preserve Purchaser’s rights under the Transaction Documents, in the event that a court or other forum re-characterizes the Transactions hereunder as other than sales, and as security for the performance by each Seller of all such Seller’s obligations to Purchaser under the Transaction Documents and the Transactions entered into hereunder, or in the event that a transfer of a Purchased Asset is otherwise ineffective to effect an outright transfer of such Purchased Asset to Purchaser, each Seller hereby assigns, pledges and grants a security interest, subject to the terms and conditions of this Agreement, in all of its right, title and interest in, to and under the Collateral, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, subject to the terms and conditions of this Agreement, to Purchaser to secure the payment of the Repurchase Price on all Transactions to which it is a party and all other amounts owing by it to Purchaser hereunder, including, without limitation, amounts owing pursuant to Article 25, and under the other Transaction Documents (collectively, the “Repurchase Obligations”). Without limiting the generality of the foregoing, each Seller hereby pledges, assigns and grants to Purchaser as further security for such Seller’s obligations to Purchaser hereunder, a continuing first priority security interest in and Lien upon all of its right, title and interest in, to and under any Additional Collateral related to a Purchased Asset, if any, as additional security and as a credit enhancement for payment and performance of the Repurchase Obligations with respect to the related Purchased Asset hereunder, and Purchaser shall have all the rights and remedies of a “secured party” under the Uniform Commercial Code with respect thereto. Each Seller agrees to mark its books and records to evidence the interests granted to Purchaser hereunder.  For purposes of this Agreement, “Collateral” shall mean:

(i)         the Collection Account and all monies from time to time on deposit in the Collection Account and any and all replacements, substitutions, distributions on, income relating to or proceeds of any and all of the foregoing; and

(ii)       the Purchased Items.

Seller shall enter into such documents or instruments as may be reasonably required by Purchaser and in form and substance reasonably acceptable to Seller in order to create a valid Lien over each Foreign Purchased Asset in order to give effect to this Section 6(a).

(b)        Purchaser’s security interest in the Collateral shall terminate only upon satisfaction of the Repurchase Obligations.  Upon such satisfaction and upon request of any Seller, Purchaser shall, at Sellers’ sole expense, deliver to Sellers such UCC termination statements, the equivalent under the applicable Requirements of Law in the relevant non-U.S. jurisdiction (with respect to Foreign Purchased Assets), if applicable, and other release documents as may be commercially reasonable and return (or approve the return by Custodian in accordance with the Custodial Agreement, as applicable) the Purchased Assets, Purchased Asset Documents and Purchased Asset Files to the applicable Seller and reconvey the Purchased Items to the applicable Seller and release its security interest in the Collateral, such release to be effective automatically without further action by any party.  For purposes of the grant of the security interest pursuant to this Article 6, this Agreement shall be deemed to constitute a security agreement under the New York Uniform Commercial Code (the “UCC”).  Purchaser shall have all of the rights and, upon the occurrence and during the continuance of an Event of Default, may exercise all of the remedies of a secured creditor under the UCC and the other laws of the State of New York and the equivalent in any other relevant jurisdiction.  In furtherance of the foregoing, (i) Purchaser, at the applicable Sellers’ sole cost and expense, shall cause to be filed in such locations as may be necessary to perfect and maintain perfection and priority of the security interest granted hereby and by any Foreign Security Agreement, UCC financing statements and continuation statements or their equivalent under applicable Requirements of Law in the relevant non-U.S. jurisdiction (with respect to Foreign Purchased Assets), if applicable (collectively, the “Filings”), and shall forward copies of such Filings to Sellers upon completion thereof, and (ii) each Seller shall from time to time take such further actions as may be reasonably requested by Purchaser to maintain and continue the perfection and priority of the security interest granted hereby and by any Foreign Security Agreement (including marking its records and files to evidence the interests granted to Purchaser hereunder).  Each Seller authorizes Purchaser and its counsel to file UCC financing statements, describing the collateral as “all assets of Seller, whether now owned or existing or hereafter acquired or arising and all proceeds and products thereof” or words to that effect.  Notwithstanding the foregoing, the Repurchase Obligations shall be full recourse to the Sellers.

(c)        Each Seller acknowledges that it has no rights to service the Purchased Assets but only has rights granted to it pursuant to Article 27.  Without limiting the generality of the foregoing and the grant of a security interest in Article 6(a), and in the event that any Seller is deemed by a court, other forum or otherwise to retain any residual Servicing Rights (notwithstanding that such Servicing Rights are Purchased Items hereunder), and for the avoidance of doubt, each Seller hereby acknowledges and agrees that the Servicing Rights constitute Collateral hereunder for all purposes.  The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Agreement and Transactions hereunder as defined under Sections 101(47)(v) and 741(7)(x) of the Bankruptcy Code.

(d)        Each Seller agrees, to the extent permitted by applicable law, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Purchased Assets may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Purchased Assets, in each case in accordance with the terms of this Agreement, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each Seller, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws and any and all right to have any of the properties or assets constituting the Purchased Assets marshaled upon any such sale, and agrees that, upon the occurrence and during the continuance of an Event of Default. Purchaser or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Purchased Assets as an entirety or in such parcels as Purchaser or such court may determine.

ARTICLE 7

TRANSFER AND CUSTODY

(a)        On the Purchase Date for each Transaction, ownership of the related Proposed Asset and related Purchased Items shall be transferred to Purchaser against the simultaneous transfer of the Purchase Price in immediately available funds (in the Applicable Currency of the relevant Purchased Asset) to an account of any Seller or its designee specified in the related Confirmation and such Proposed Asset and any related Additional Collateral shall become a Purchased Asset hereunder.

(b)        Seller shall deposit the Purchased Asset Files representing the Purchased Assets, or direct that the Purchased Asset Files be deposited directly, with the Custodian in accordance with the Custodial Agreement.  The Purchased Asset Files shall be maintained in accordance with the Custodial Agreement.  If a Purchased Asset File is not delivered to Purchaser or its designee (including the Custodian), such Purchased Asset File shall be held in trust by the applicable Seller or its designee for the benefit of Purchaser as the owner thereof.  Sellers shall cause Servicer to maintain a copy of each Purchased Asset File and the originals of the Purchased Asset File not delivered to Purchaser or its designee (including the Custodian).  The possession of the Purchased Asset File by Servicer shall be at the will of Purchaser for the sole purpose of servicing the related Purchased Asset, and such possession by Servicer shall be in a custodial capacity only.  The books and records (including, without limitation, any computer records or tapes) of the applicable Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Purchased Asset to Purchaser.  The applicable Seller or its designee (including the Custodian) shall release its custody of the Purchased Asset File only in accordance with a written request acknowledged in writing by Purchaser and otherwise in accordance with the Custodial Agreement.

(c)        From time to time, the applicable Seller shall forward to the Custodian, with copy to Purchaser, additional original documents or additional documents evidencing any assumption, modification, consolidation or extension of a Purchased Asset approved (if and to the extent required) in accordance with the terms of this Agreement, and upon receipt of any such other documents (which shall be clearly marked as to which Purchased Asset File such documents relate) Custodian will be required to hold such other documents in the related Purchased Asset File in accordance with the Custodial Agreement.

ARTICLE 8

SALE, TRANSFER, HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS

(a)        Purchaser shall have free and unrestricted use of all Purchased Assets, subject, however, to the terms of this Agreement.  Nothing in this Agreement or any other Transaction Document shall preclude Purchaser from engaging in repurchase transactions with the Purchased Assets or otherwise selling, transferring, pledging, repledging, hypothecating or rehypothecating the Purchased Assets, all on terms that Purchaser may determine in its sole discretion, but no such transaction shall relieve Purchaser of its obligations to transfer the same Purchased Assets to the applicable Seller pursuant to Article 3 or of Purchaser’s obligation to credit or pay Income to, or apply Income to the obligations of, the applicable Seller pursuant to Article 5.

(b)        Nothing contained in this Agreement or any other Transaction Document shall obligate Purchaser to segregate any Purchased Assets delivered to Purchaser by any Seller.  Except to the extent expressly set forth in this Agreement or any other Transaction Document, no Purchased Asset shall remain in the custody of any Seller or any Affiliate of any Seller.

ARTICLE 9

REPRESENTATIONS AND WARRANTIES

(a)        Representations and Warranties of Purchaser.  Purchaser represents and warrants to Sellers, as of the date hereof and as of each Purchase Date, that (i) it is duly authorized to execute and deliver the Transaction Documents to which it is a party, to enter into Transactions contemplated hereunder and to perform its obligations under the Transaction Documents and has taken all necessary action to authorize such execution, delivery and performance in each relevant jurisdiction, (ii) it will engage in Transactions as principal, (iii) each person signing any Transaction Document on its behalf is duly authorized to do so on its behalf, (iv) it has obtained all authorizations of any Governmental Authority required in connection with the Transaction Documents and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of the Transaction Documents and the Transactions hereunder will not violate any Requirement of Law applicable to it or its organizational documents or any agreement by which it is bound or by which any of its assets are affected.

(b)        Representations and Warranties of Sellers.  Each Seller represents and warrants to Purchaser as of the date hereof and as of each Purchase Date and covenants that at all times while this Agreement or any Transaction hereunder is in effect as follows:

(i)         Organization, Etc.  Each Seller (A) is duly organized, validly existing and in good standing under the laws and regulations of the jurisdiction of its formation, (B) is duly licensed, qualified, and in good standing in every state or jurisdiction where such licensing or qualification is necessary for the transaction of its business, except where failure to so qualify could not be reasonably likely to have a Material Adverse Effect, (C) has the power to own and hold the assets it purports to own and hold, and to carry on its business as now being conducted and proposed to be conducted and (D) has the power to execute, deliver, and perform its obligations under the Transaction Documents in each relevant jurisdiction.

(ii)       Authorization, Acting as Principal, Approvals, Compliance.  Each Seller represents that (A) it is duly authorized to execute and deliver the Transaction Documents to which it is a party, to enter into Transactions contemplated hereunder and to perform its obligations under the Transaction Documents, and has taken all necessary action to authorize such execution, delivery and performance in each relevant jurisdiction, (B) it will engage in Transactions as principal, (C) each person signing any Transaction Document on its behalf is duly authorized to do so on its behalf, (D) it has obtained all authorizations of any Governmental Authority required in connection with the Transaction Documents and the Transactions hereunder and such authorizations are in full force and effect and (E) the execution, delivery and performance of the Transaction Documents and the Transactions hereunder will not violate (1) any Requirement of Law applicable to it, (2) its organizational documents or (3) any agreement by which it is bound or by which any of its assets are affected (provided,  however, that if any Purchased Asset Document for any  A-Note or Senior Participation Interest requires the holder or transferee of the related Purchased Asset to be a qualified or eligible transferee, qualified institutional lender or qualified or eligible lender (however defined) (any such requirements, “Qualified Transferee Requirements”), it is assumed for purposes of the representation in the foregoing subclause (3) that Purchaser meets such requirements).

(iii)      Consents.  No consent, approval or other action of, or filing by any Seller with, any Governmental Authority or (assuming that Purchaser satisfies any applicable Qualified Transferee Requirements) any other Person is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of any of the Transaction Documents (other than consents, approvals and filings that have been obtained or made, as applicable).

(iv)       Due Execution; Enforceability.  The Transaction Documents to which it is a party have been or will be duly executed and delivered by each Seller, for good and valuable consideration.  Once executed by each applicable counterparty, the Transaction Documents constitute the legal, valid and binding obligations of each Seller, enforceable against such Seller in accordance with their respective terms in each relevant jurisdiction subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to general principles of equity.

(v)        Ability to Perform.  No Seller believes, nor does it have any reason or cause to believe, that it cannot perform each and every covenant applicable to it and contained in the Transaction Documents to which it is a party.

(vi)       Non-Contravention.  Neither the execution and delivery of the Transaction Documents, nor consummation by any Seller of the transactions contemplated by the Transaction Documents (or any of them), nor compliance by such Seller with the terms, conditions and provisions of the Transaction Documents (or any of them) will conflict with or result in a breach of any of the terms, conditions or provisions of (A) the organizational documents of such Seller, (B) any contractual obligation to which such Seller is now a party or the rights under which have been assigned to such Seller or the obligations under which have been assumed by such Seller or to which the assets of such Seller is subject or constitute a default thereunder, or result thereunder in the creation or imposition of any Lien upon any of the assets of such Seller, other than pursuant to the Transaction Documents (assuming, for the purposes of the representations in this subclause (B), that Purchaser satisfies any applicable Qualified Transferee Requirements), (C) any judgment or order, writ, injunction, decree or demand of any court applicable to such Seller, or (D) any applicable Requirement of Law, in the case of subparagraphs (B) or (C) above, to the extent that such conflict or breach could have a Material Adverse Effect.

(vii)     Litigation; Requirements of Law.  As of the date hereof and as of the Purchase Date for any Transaction hereunder, except as may be disclosed in writing by Seller to Purchaser prior to such date, there is no action, suit, proceeding, investigation or arbitration pending or, to any Seller’s Knowledge, threatened against any Seller, Guarantor or any of their respective Affiliates or assets that may result in any Material Adverse Effect.  Each Seller is in compliance in all material respects with all Requirements of Law.  No Seller, nor Guarantor, nor any of their respective Subsidiaries, is in default in any material respect with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority that may result in a Material Adverse Effect or could constitute a Default or an Event of Default.

(viii)    Judgments.  Except as disclosed in writing to Purchaser, there are no judgments against any Seller or Guarantor unsatisfied of record or docketed in any court located in the United States of America or in any other relevant jurisdiction.

(ix)       No Broker.  Seller has not dealt with any broker, investment banker, agent, or other Person (other than Purchaser or an Affiliate of Purchaser) who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to any of the Transaction Documents.

(x)        No Default.  No Event of Default or, to Sellers’ Knowledge, except as may be disclosed in writing by Seller to Purchaser prior to any Purchase Date, Default has occurred or exists under or with respect to the Transaction Documents.

(xi)       No Decline in Market Value.  To each Seller’s Knowledge, except as may be disclosed in writing by Seller to Purchaser prior to any Purchase Date, there are no facts or circumstances that are reasonably likely to cause or have caused the Market Value of any Purchased Asset to decline in any material respect from the Market Value set forth in the Confirmation therefor as of the Purchase Date (and as such Market Value may have been reduced by Purchaser after the Purchase Date).

(xii)     Authorized Representatives.  The duly authorized representatives of each Seller are listed on and true signatures of such authorized representatives are set forth on Exhibit IV hereto, or such other most recent list of authorized representatives substantially in the form of Exhibit IV hereto as Sellers may from time to time deliver to Purchaser.

(xiii)    Good Title to Purchased Assets.  Immediately prior to the purchase of any Purchased Assets and other Purchased Items by Purchaser from any Seller, (A) such Purchased Assets and other Purchased Items are free and clear of any lien, encumbrance or impediment to transfer (including any “adverse claim” as defined in Article 8-102(a)(1) of the UCC), (B) such Purchased Assets and other Purchased Items are not subject to any right of set-off, any prior sale, transfer, assignment or participation (other than (i) any Junior Participation Interest or B-Note that is subordinate to any A-Note or Senior Participation Interest or (ii) any other A-Note, B-Note or Participation Interest that is also a Purchased Asset), or any agreement by such Seller to assign, convey, transfer or participate (other than any participation agreement (including any Starwood Pari Passu Participation Agreement) or co-lender agreement relating to any Purchased Asset that is an A-Note, B-Note or Participation Interest) such Purchased Assets and other Purchased Items, in each case, in whole or in part, (C) such Seller is the sole record and beneficial owner of and has good and marketable title to such Purchased Assets and other Purchased Items and (D) such Seller has the right to sell and transfer such Purchased Assets and other Purchased Items to Purchaser.  Upon the purchase of any Purchased Assets and other Purchased Items by Purchaser from any Seller, Purchaser shall be the sole owner of such Purchased Assets and other Purchased Items free of any adverse claim existing as of the Purchase Date, subject to the terms and conditions of the Purchased Asset Documents and such Seller’s rights under this Agreement.

(xiv)     Security Interest in Collateral.  Upon execution and delivery of the Account Control Agreement relating to the Sub-6 Collection Account, Purchaser shall have a legal, valid and enforceable first priority security interest in all right, title and interest of Sub-6 Seller in the Sub-6 Collection Account and all funds credited thereto.  Upon execution and delivery of the Account Control Agreement relating to the Funding V Collection Account,

Purchaser shall have a legal, valid and enforceable first priority security interest in all right, title and interest of Funding V Seller in the Funding V Collection Account and all funds credited thereto.  Upon execution and delivery of the Account Control Agreement relating to the Foreign Purchased Asset Collection Account, Purchaser shall have a legal, valid and enforceable first priority security interest in all right, title and interest of Sub-6 Seller in the Foreign Purchased Asset Collection Account and all funds credited thereto.  In the event any related Transaction is recharacterized as a secured financing of the Purchased Assets and other Purchased Items, the provisions of this Agreement (together, with respect to any Foreign Purchased Asset, with the relevant Foreign Security Agreement) are effective to create in favor of Purchaser a valid “security interest” (as defined in Section 1-201(b)(35) of the UCC) in all rights, title and interest of the related Seller in, to and under the Collateral, and:

(A)       with respect to the portion of the Collateral constituting an “instrument” (as defined in Section 9-102(a)(47) of the UCC), upon possession of such Collateral constituting an “instrument” by the Custodian in accordance with the Custodial Agreement or by a bailee pursuant to a Bailee Agreement, Purchaser shall have a valid, perfected first priority security interest in such Collateral constituting an “instrument”; and

(B)       upon filing the UCC Financing Statements in the applicable UCC Filing Jurisdiction, Purchaser shall have a valid, perfected first priority security interest in the Collateral to the extent that a security interest in the Collateral can be perfected under the UCC by the filing of financing statements.

(xv)      Delivery of Purchased Asset File.  With respect to each Purchased Asset, the Mortgage Note, the Mortgage, the Assignment of Mortgage, the Transfer Certificate, the Participation Certificate (if applicable) and the assignment of such Participation Certificate (if applicable) and any other document required to be delivered under this Agreement and the Custodial Agreement for such Purchased Asset has been delivered to Purchaser or the Custodian on its behalf (or shall be delivered in accordance with the time periods set forth herein).

(xvi)     Representations and Warranties Regarding Purchased Assets.  Each of the representations and warranties made in respect of each Purchased Asset pursuant to Exhibit XII-A and in respect of any related Additional Collateral pursuant to Exhibit XII-B are true, complete and correct in all material respects, except to the extent disclosed in a Requested Exceptions Report approved by Purchaser.

(xvii)   Federal Regulations.  No Seller is required to register as an “investment company,” or a company “controlled by an investment company,” within the meaning of the Investment Company Act of 1940, as amended.  No Seller is a “holding company,” or a “subsidiary company of a holding company,” or an “affiliate” of either a “holding company” or a “subsidiary company of a holding company,” as such terms are defined in the Public Utility Holding Company Act of 2005, as amended.

(xviii)  Taxes.  Each Seller has filed or caused to be filed all tax returns or extensions thereto that, to Seller’s Knowledge, would be delinquent if they had not been filed on or before the date hereof (taking into account any extensions) and has paid all taxes shown to be due and payable on or before the date hereof on such returns or on any assessments made against it or any of its property (in each case taking into account any extensions) except for (a) any such taxes as are being appropriately contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; to Seller’s Knowledge, no tax liens have been filed against any of Seller’s assets, except for such tax liens as are being appropriately contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided in accordance with GAAP.

(xix)     ERISA.  Seller does not have any Plans or any ERISA Affiliates and makes no contributions to any Plans or any Multiemployer Plans.

(xx)      Solvency; No Fraudulent Transfer.  Each Seller has adequate capital for the normal obligations foreseeable in a business of its size and character and in light of its contemplated business operations.  Each Seller is generally able to pay, and is paying, its debts as they come due. Neither the Transaction Documents nor any Transaction thereunder are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any creditors of any Seller.  As of each Purchase Date, each Seller is not insolvent within the meaning of 11 U.S.C. Section 101(32) or under any analogous legislation in any relevant jurisdiction or any successor provision thereof and the transfer and sale of the related Purchased Assets on such Purchase Date pursuant hereto and the obligation to repurchase such Purchased Asset (A) will not cause the liabilities of such Seller to exceed the assets of such Seller, (B) will not result in such Seller having unreasonably small capital, and (C) will not result in debts that would be beyond such Seller’s ability to pay as the same mature.  Each Seller received reasonably equivalent value in exchange for each transfer and sale of the Purchased Assets and the Purchased Items subject hereto to Purchaser.  No Act of Insolvency has occurred with respect to any Seller in the last ten (10) years.

(xxi)     Use of Proceeds; Margin Regulations.  All proceeds of each Transaction shall be used by the applicable Seller for purposes permitted under such Seller’s governing documents, provided that no part of the proceeds of any Transaction shall be used by any Seller to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.  Neither the entering into of any Transaction nor the use of any proceeds thereof shall violate, or be inconsistent with, any provision of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(xxii)   Full and Accurate Disclosure.  No information contained in the Transaction Documents, or any written statement furnished by or on behalf of any Seller or Guarantor pursuant to the terms of the Transaction Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made, provided that, with respect to financial projections, forecasts, budgets and other forward looking information, each Seller represents only that such information was prepared in good faith based on assumptions believed by such Seller to be reasonable at the time made and at the time such materials were so furnished.

(xxiii)  Financial Information.  All financial data concerning any Seller, Guarantor, and to Sellers’ Knowledge, the Purchased Assets and the other Purchased Items that has been delivered by or on behalf of any Seller to Purchaser is true, complete and correct in all material respects on the date of the delivery thereof to Purchaser.  All financial data concerning any Seller and Guarantor has been prepared fairly in accordance with GAAP (to the extent applicable).  Since the delivery of such data, except as otherwise disclosed in writing to Purchaser, there has been no change in the financial position of any Seller, Guarantor or in the results of operations of any Seller or Guarantor, or to Sellers’ Knowledge, the Purchased Assets and the other Purchased Items, which change could result in a Material Adverse Effect.

(xxiv)   Intentionally omitted.

(xxv)    No Reliance.  Each Seller has made its own independent decisions to enter into the Transaction Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary.  No Seller is relying upon any advice from Purchaser as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

(xxvi)   Trading with the Enemy Act, Patriot Act and Foreign Corrupt Practices Act.  Each Seller, and to each Seller’s Knowledge, Guarantor and each of their Affiliates, is in compliance, in all material respects, with (A) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other applicable enabling legislation or executive order relating thereto, and (B) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (the “Patriot Act”).  No part of the proceeds of any Transaction will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(xxvii) Prohibited Persons.  None of Guarantor, any Seller or any Affiliates of Guarantor or any Seller is a Prohibited Person, and no Seller is acting on behalf of or for the benefit of any Prohibited Person.

(xxviii) Insider.  No Seller is an “executive officer,” “director,” or “person who directly or indirectly or acting through or in concert with one or more persons owns, controls, or has the power to vote more than 10% of any class of voting securities” (as those terms are defined in 12 U.S.C. § 375(b) or in regulations promulgated pursuant thereto) of Purchaser, of a bank holding company of which Purchaser is a Subsidiary, or of any Subsidiary of a bank holding company of which Purchaser is a Subsidiary.

(xxix)   Anti-Money Laundering Laws.  Each Seller has complied in all material respects with all applicable anti-money laundering laws and regulations (collectively, the “Anti-Money Laundering Laws”), by (A) establishing an adequate anti-money laundering compliance program as required by the Anti-Money Laundering Laws, (B) conducting the requisite due diligence in connection with the origination of each Purchased Asset for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the related obligor (if applicable) and the origin of the assets used by such obligor to purchase the property in question, and (C) maintaining sufficient information to identify the related obligor (if applicable) for purposes of the Anti-Money Laundering Laws.

(xxx)    Notice Address; Jurisdiction of Organization.  Each Seller’s address for notices is as specified on Exhibit I hereto, unless Seller has provided a new address to Purchaser in writing.  Each Seller’s jurisdiction of organization is the State of Delaware. The location where each Seller keeps its books and records, including all computer tapes and records relating to the Collateral, is its notice address, unless such Seller has provided a different address to Purchaser in writing.

(xxxi)   Ownership.  Each Seller is and shall remain at all times a wholly-owned direct or indirect subsidiary of Guarantor.

(xxxii) Covered Fund.  Seller has been structured so as not to constitute, and is not, a “covered fund” for purposes of Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Volcker Rule”), and is relying upon an exception or exemption from the registration requirements of the Investment Company Act set forth in Section 3(c)(5)(C) of the Investment Company Act.

(xxxiii) Centre of Main Interests. Seller warrants, represents and covenants that it has not (A) taken any action that would cause its “centre of main interests” (as such term is used in Section 3(1) of the European Council Regulation (EC) No. 1346/2000 on Insolvency Proceedings (the “Insolvency Regulation”)) to be located in the United Kingdom or Europe or (B) registered as a company in any jurisdiction other than Delaware.

ARTICLE 10

NEGATIVE COVENANTS OF SELLERS

On and as of the date hereof and at all times while this Agreement or any Transaction hereunder is in effect, no Seller shall, without the prior written consent of Purchaser:

(a)        take any action that would directly or indirectly impair or adversely affect Purchaser’s title to the Purchased Assets and the other Purchased Items;

(b)        transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in any Purchased Assets and the other Purchased Items to any Person other than Purchaser, or engage in repurchase transactions or similar transactions with respect to any Purchased Assets and the other Purchased Items with any Person other than Purchaser;

(c)        create, incur, assume or suffer to exist any Lien, encumbrance or security interest in or on any of its property, assets, revenue, the Purchased Assets, the other Collateral, whether now owned or hereafter acquired, other than the Liens and security interest granted by such Seller pursuant to the Transaction Documents;

(d)        create, incur, assume or suffer to exist any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation) if the same would cause such Seller to violate the covenants contained in Article 12 or Guarantor to violate the financial covenants contained in the Guaranty;

(e)        permit (through the giving of consent, waiver, failure to object or otherwise) any Mortgaged Property or Mortgagor, in each case, relating to any Purchased Asset, to create, incur, assume or suffer to exist any Liens or Indebtedness, including without limitation, junior mortgage debt or mezzanine debt (in each case, excluding Permitted Encumbrances against the related Mortgaged Property and except to the extent that any such Liens or Indebtedness are otherwise created, incurred, assumed or permitted in accordance with the Purchased Asset Documents);

(f)        consent or assent to any Significant Modification relating to any Purchased Asset without Purchaser’s prior written approval other than in accordance with Article 27;

(g)        permit the organizational documents of such Seller to be amended in any material respect;

(h)        engage in, seek or consent to any dissolution, winding up, Division, liquidation, consolidation, merger or sale of all or substantially all of its assets (except in the ordinary course of business from time to time and upon the repurchase of all applicable Purchased Assets of such Seller then subject to Transactions under this Agreement), transfer of membership interests or the like, or material amendment of its operating agreement (as applicable);

(i)         permit a Change of Control of such Seller;

(j)         after the occurrence and during the continuance of an Event of Default, make any distribution, payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any Capital Stock of such Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Seller;

(k)        acquire or maintain any right or interest in any Purchased Asset or Mortgaged Property relating to any Purchased Asset that is senior to or pari passu with the rights and interests of Purchaser therein under the Transaction Documents;

(l)         use any part of the proceeds of any Transaction hereunder for any purpose which violates, or would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System;

(m)       permit any companion promissory note or Companion Participation Interest in connection with any Starwood Pari Passu Purchased Asset to be pledged to secure any financing facility; or

(n)        take any action that will cause its “centre of main interests” (as such term is used in the Insolvency Regulation) to be located in the United Kingdom or Europe or register as a company in any jurisdiction other than Delaware.

ARTICLE 11

AFFIRMATIVE COVENANTS OF SELLERS

On and as of the date hereof and at all times while this Agreement or any Transaction hereunder is in effect, each Seller covenants that:

(a)        Seller Notices.

(i)         Material Adverse Change.  Each Seller shall promptly (and in any event not later than two (2) Business Days after Knowledge thereof) notify Purchaser of any material adverse change in its business operations and/or financial condition of which such Seller has Knowledge; provided,  however, that nothing in this Article 11 shall relieve such Seller of its obligations under this Agreement.

(ii)       Default or Event of Default.  Each Seller shall notify Purchaser, Account Bank, Servicer and Custodian of the occurrence of any Default or Event of Default with respect to any Seller as soon as possible but in no event later than two (2) Business Days after obtaining Knowledge of such event.

(iii)      Purchased Asset Defaults.  The applicable Seller shall promptly, and in any event not later than two (2) Business Days after obtaining Knowledge or receipt of any notice thereof, deliver to Purchaser notice of the occurrence of an event of default beyond all applicable notice and grace periods under any Purchased Asset Documents.

(iv)       Other Defaults, Litigation and Judgments. The applicable Seller shall promptly, and in any event not later than two (2) Business Days after obtaining Knowledge thereof, notify Purchaser of (A) any default or event of default on the part of such Seller or Guarantor under any Indebtedness or other material contractual obligations, in excess of $100,000 with respect to Seller or $25,000,000 with respect to Guarantor; and (B) of the commencement or threat in writing of, or judgment in, any action, suit, proceeding, investigation or arbitration involving such Seller or Guarantor which relates to any Purchased Asset, questions or challenges the validity or enforceability of any Transaction or Transaction Document or individually, or in the aggregate, if adversely determined would reasonably be expected to have a Material Adverse Effect.

(v)        Inclusion in CMBS Transaction.  The applicable Seller shall promptly, and in any event within two (2) Business Days, notify Purchaser of (A) any Purchased Asset being offered for inclusion in a commercial mortgage-backed securities transaction, identifying such Purchased Asset, such transaction and the expected closing date of such transaction, and (B) of any CMBS Rejection.

(vi)       Mandatory Early Repurchase Event.  Seller shall promptly, and in any event not later than two (2) Business Days after obtaining Knowledge thereof, notify Purchaser of any Mandatory Early Repurchase Event that has occurred, which notice to Purchaser shall state the details of such Mandatory Early Repurchase Event including the related Purchased Assets for which such Mandatory Early Repurchase Event has occurred and whether such Mandatory Early Repurchase Event is continuing.

(b)        Reporting.

(i)         Purchased Asset Information.  Each Seller shall provide, or shall cause to be provided, to Purchaser (A) no later than the fifteenth (15th) day of each month, (1) any property level information made available to such Seller during the preceding month with respect to any Purchased Asset and (2) all other required reports, rent rolls, financial statements, certificates and notices it received during the preceding month pursuant to the Purchased Asset Documents; and (B) promptly upon request, any other information within such Seller’s or a Servicer’s possession with respect to the Purchased Assets that may be reasonably requested by Purchaser from time to time.

(ii)       Monthly Purchased Asset Report.  Each Seller shall provide, or shall cause to be provided, no later than the fifteenth (15th) day of each month, a certified written report for each Purchased Asset substantially in the form attached as Exhibit  XIII or such other form as may be reasonably acceptable to Purchaser, which shall include the following information with respect to such Purchased Asset: (A) loan status, collection performance, delinquency and loss experience; (B) any developments or events known to such Seller with that have occurred since the last monthly Purchased Asset report delivered hereunder that could have a Material Adverse Effect on the Market Value of such Purchased Asset; (C) any and all written modifications to the related Purchased Asset Documents that have occurred since the last monthly Purchased Asset report delivered hereunder; (D) an update as to any expected disposition or sale of such Purchased Asset; and (E) such other information as mutually agreed by Purchaser and Seller.

(iii)      Quarterly Purchased Asset Report.  Each Seller shall provide, or shall cause to be provided, no later than forty-five (45) days after the end of each quarterly fiscal period of Guarantor, a certified written report for each Purchased Asset substantially in the form attached as Exhibit XIV or such other form as may be reasonably acceptable to Purchaser, which shall include the following information with respect to such Purchased Asset: (A) for the Mortgaged Property directly or indirectly securing such Purchased Asset (or, in the case of a Purchased Asset directly or indirectly secured by a portfolio of Mortgaged Properties, such information on a consolidated basis), the net operating income, debt service coverage, occupancy, the revenues per room (for hospitality properties) and sales per square foot (for retail properties), in each case, to the extent received by such Seller; and (B) such other information as mutually agreed by Purchaser and Seller.

(iv)       Quarterly Financial Reports.  Sellers shall provide, or shall cause to be provided, within forty-five (45) days after the end of the first three quarterly fiscal periods of each fiscal year of Guarantor, the unaudited consolidated balance sheets of Guarantor, as at the end of such period and the related unaudited, consolidated statements of income, member equity and cash flows of Guarantor for such period and the portion of the fiscal year through the end of such period (and in each case with comparisons to applicable information in the financial statements from the same quarter of the previous year), accompanied by an officer’s certificate of Guarantor, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Guarantor in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments).

(v)        Annual Financial Reports.  Sellers shall provide, or shall cause to be provided, within ninety (90) days after the end of each fiscal year of Guarantor, the audited consolidated balance sheets of Guarantor as at the end of such fiscal year and the related audited consolidated statements of income, shareholders’ equity and cash flows of Guarantor for such fiscal year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Guarantor in accordance with GAAP, consistently applied, as at the end of, and for, such fiscal year.

(vi)       Covenant Compliance Certificate.  Sellers shall provide, or shall cause to be provided, in conjunction with each delivery pursuant to Article 11(b)(iv) and 11(b)(v), an officer’s certificate from an officer of Guarantor addressed to Purchaser certifying that, as of the end of the most recently ended fiscal quarter, and to such officer’s Knowledge, as of the date of such certificate, (A) Sellers and Guarantor are in compliance in all material respects with all of the terms and requirements of the Transaction Documents, (B) Guarantor is in compliance with the financial covenants set forth in the Guaranty (including therein detailed calculations demonstrating such compliance) and (C) no Event of Default exists.

(vii)     Other Information.  Sellers shall provide, or shall cause to be provided, to Purchaser such other information regarding the financial condition, operations or business of Sellers, Guarantor or any Mortgagor or underlying guarantor with respect to a Purchased Asset as Purchaser may reasonably request, including without limitation, such documents as Purchaser may request evidencing the truthfulness of the representations set forth in Article 9;  provided that, in the case of any request related to any Mortgagor or underlying guarantor with respect to a Purchased Asset, such information is in the possession of the applicable Seller.

(c)        Defense of Purchaser’s Security Interest.  The applicable Seller shall (i) defend the right, title and interest of Purchaser in and to the Purchased Assets and other Collateral against, and take such other action as is necessary to remove, the Liens, security interests, claims and demands of all Persons (other than security interests by or through Purchaser) and (ii) at Purchaser’s reasonable request, take all action Purchaser reasonably deems necessary or desirable to ensure that Purchaser will have a first priority security interest in the Purchased Assets and other Collateral subject to any of the Transactions in the event such Transactions are recharacterized as secured financings (including, among other things, filing such UCC financing statements or their equivalent under the Requirements of Law in the relevant non-U.S. jurisdiction, if applicable, as Purchaser may reasonably request).

(d)        Additional Rights.  If any Seller shall at any time become entitled to receive or shall receive any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for a Purchased Asset, or otherwise in respect thereof, such Seller shall accept the same as Purchaser’s agent, hold the same in trust for Purchaser and deliver the same forthwith to Purchaser (or the Custodian, as appropriate) in the exact form received, duly endorsed by such Seller to Purchaser, if required, together with an undated bond power covering such certificate duly executed in blank to be held by Purchaser hereunder as additional collateral security for the Transactions.  If any sums of money or property so paid or distributed in respect of the Purchased Assets shall be received by any Seller, such Seller shall, until such money or property is paid or delivered to Purchaser, hold such money or property in trust for Purchaser, segregated from other funds of such Seller, as additional collateral security for the Transactions.

(e)        Further Assurances.  At any time from time to time upon the reasonable request of Purchaser, at the sole expense of the applicable Seller, such Seller shall promptly and duly execute and deliver such further instruments, documents and information and take such further actions as Purchaser may deem reasonably necessary or desirable to (i) obtain or preserve the security interest granted hereunder, (ii) ensure that such security interest remains fully perfected at all times and remains at all times first in priority as against all other creditors of Seller (whether or not existing as of the date hereof or in the future), (iii) obtain or preserve the rights and powers herein granted (including, among other things, filing such UCC financing statements or their equivalent under the Requirements of Law in the relevant non-U.S. jurisdiction, as applicable, as Purchaser may reasonably request) or (iv) ensure compliance with the Patriot Act or any other Requirement of Law.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or certificated security, such note, instrument or certificated security shall be promptly delivered to Purchaser, duly endorsed in a manner satisfactory to Purchaser, to be itself held as Collateral pursuant to the Transaction Documents.

(f)        Preservation of Existence; Compliance with Law.  Each Seller shall at all times (i) comply with all material contractual obligations, (ii) comply in all material respects with all laws, ordinances, rules, regulations and orders (including, without limitation, environmental laws) of any Governmental Authority or any other federal, state, municipal or other public authority having jurisdiction over it or its assets and (iii) maintain and preserve its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business (including, without limitation, with respect to each Seller, all lending licenses held by it and its status as a “qualified transferee” (however denominated) under all documents which govern the Purchased Assets).

(g)        Operations.  Each Seller shall continue to engage in business of the same general type as now conducted by it or otherwise as approved by Purchaser prior to the date hereof.  Each

Seller shall maintain records with respect to the Collateral and the conduct and operation of its business with no less a degree of prudence than if the Collateral were held by such Seller for its own account and shall furnish Purchaser, upon reasonable request by Purchaser or its designated representative, with reasonable information obtainable by such Seller with respect to the Collateral and the conduct and operation of its business.

(h)        Books and Record.  Each Seller shall, and shall cause Guarantor to, at all times keep proper books and records in which full, true and correct entries shall be made of its transactions fairly in accordance with GAAP, and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP.

(i)         Compliance with Transaction Documents.  Each Seller shall observe, perform and satisfy all the terms, provisions and covenants required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Transaction Documents.  Sellers shall cause Guarantor to at all times comply with the terms and conditions of its Guaranty, including without limitation, any financial covenants contained therein.  Sellers shall be solely responsible for the fees and expenses of Custodian, Account Bank and Servicer.

(j)         Taxes and Other Charges.  Each Seller shall timely file all income, franchise and other tax returns required to be filed by it and shall timely pay and discharge all taxes, levies, assessments, liens and other charges imposed on it, on its income or profits, on any of its property or on the Collateral prior to the date on which penalties attach thereto, except (i) for any such tax, levy, assessment, liens or other charge which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP or (ii) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(k)        ERISA.  No Seller shall violate the representations and warranties contained in Article 9(b)(xx).

(l)         Hedging Transactions.  With respect to each Purchased Asset that accrues interest at a fixed rate, the applicable Seller, Guarantor or a Subsidiary of Guarantor shall enter into Hedging Transactions pursuant to a hedging strategy acceptable to Purchaser in its reasonable discretion and pledge such Hedging Transactions to Purchaser as Collateral.  In connection with any such pledge of a Hedging Transaction, to the extent such Hedging Transactions are entered into by a party other than a Seller or with a party other than Purchaser, Sellers shall cause to be delivered to Purchaser a collateral assignment of such Hedging Transaction and any other documents (including, without limitation, UCC financing statements) necessary or reasonably requested by Purchaser to perfect Purchaser’s security interests in such Hedging Transaction, each such document in form and substance reasonably acceptable to Purchaser.  The notional amount of any Hedging Transaction relating to a Non-Conduit Asset shall be equal to the initial Purchase Price of such Non-Conduit Asset as of the related Purchase Date.

(m)       Concentration Limits; Minimum Weighted Average Debt Yield; CMBS Rejection and Resizing.  Sellers shall at all times comply with the requirements of Sections 2,  3 and 4 of the Fee Letter.

ARTICLE 12

SINGLE PURPOSE ENTITY

On and as of the date hereof and at all times while this Agreement or any Transaction hereunder is in effect, each Seller covenants that:

(a)        such Seller shall own no assets, and shall not engage in any business, other than the Purchased Assets and Proposed Assets, its interest under any associated Hedging Transactions and other assets incidental to the origination, acquisition, ownership, financing and disposition of the Purchased Assets and associated Hedging Transactions;

(b)        such Seller shall not make any loans or advances to any Affiliate or third party and shall not acquire obligations or securities of its Affiliates;

(c)        such Seller shall pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets;

(d)        such Seller shall comply with the provisions of its organizational documents;

(e)        such Seller shall do all things necessary to observe its organizational formalities and to preserve its existence;

(f)        such Seller shall maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates (except that such financial statements may be consolidated to the extent consolidation is required under GAAP or as a matter of Requirements of Law; provided, that (i) appropriate notation shall be made on such financial statements to indicate the separateness of the Seller from such Affiliate and to indicate that the Seller’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (ii) such assets shall also be listed on the Seller’s own separate balance sheet) and file its own tax returns (except to the extent consolidation is required or permitted under Requirements of Law, or if such Seller is treated as disregarded from its owner for U.S. federal income or other applicable tax purposes);

(g)        such Seller shall be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate) (other than for tax purposes), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other;

(h)        such Seller shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall remain solvent, provided that the foregoing shall not require any member, partner or shareholder of any Seller to make any additional capital contribution to such Seller;

(i)         such Seller shall not commingle its funds or other assets with those of any Affiliate or any other Person (other than with the other Seller in accordance with the Transaction Documents) and shall maintain its properties and assets in such a manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of others, in each case except in accordance with this Agreement;

(j)         such Seller shall maintain its properties, assets and accounts separate from those of any Affiliate or any other Person (other than the other Seller in accordance with the Transaction Documents);

(k)        such Seller shall not hold itself out to be responsible for the debts or obligations of any other Person (other than the other Seller in accordance with the Transaction Documents);

(l)         such Seller shall not, without the prior unanimous written consent of all of its Independent Members, take any action that will result in an Act of Insolvency;

(m)       such Seller shall, at all times, have at least one (1) Independent Member;

(n)        such Seller’s organizational documents shall provide (i) that Purchaser be given at least two (2) Business Days prior notice of the removal and/or replacement of any Independent Member, together with the name and contact information of the replacement Independent Member and evidence of the replacement’s satisfaction of the definition of Independent Member and (ii) that any Independent Member of Seller shall not have any fiduciary duty to anyone including the holders of the equity interest in Seller and any Affiliates of Seller except Seller and the creditors of Seller with respect to taking of, or otherwise voting on, any Act of Insolvency; provided, that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing;

(o)        such Seller shall not enter into any transaction with an Affiliate of such Seller except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s length transaction;

(p)        Intentionally Omitted;

(q)        such Seller shall use separate stationary, invoices and checks bearing its own name, and allocate fairly and reasonably any overhead for shared office space and for services performed by an employee of an Affiliate;

(r)        such Seller shall not pledge its assets to secure the obligations of any other Person (other than the other Seller in accordance with the Transaction Documents);

(s)        such Seller shall not form, acquire or hold any Subsidiary or own any equity interest in any other entity; and

(t)         such Seller shall not create, incur, assume or suffer to exist any Indebtedness, Lien, encumbrance or security interest in or on any of its property, assets, revenue, the Purchased Assets, the other Collateral, whether now owned or hereafter acquired, other than (i) obligations under the Transaction Documents, (ii) obligations under the documents evidencing the Purchased Assets, and (iii) unsecured trade payables, in an aggregate amount not to exceed $500,000 at any one time outstanding (any amounts incurred in any currency other than U.S. Dollars will be converted into U.S. Dollars at the applicable Spot Rate), incurred in the ordinary course of acquiring, owning, financing and disposing of the Purchased Assets; provided,  however, that any such trade payables incurred by Seller shall be paid within ninety (90) days of the date incurred; provided,  further, that it is acknowledged, for purposes hereof, “trade payables” shall not include unpaid legal fees and unpaid transaction costs in connection with the execution of this Agreement and the Transaction Documents or the origination or acquisition of any Purchased Asset or the closing of any Transaction under this Agreement.

ARTICLE 13

EVENTS OF DEFAULT; REMEDIES; SET-OFF

(a)        Events of Default.  Each of the following events shall constitute an “Event of Default” under this Agreement:

(i)         Failure to Repurchase or Repay.  The applicable Seller shall fail to repurchase Purchased Assets upon the applicable Repurchase Date or shall fail to repay the Purchase Price with respect to any Purchased Asset when and as required pursuant to the Transaction Documents.

(ii)       Failure to Pay Purchase Price Differential.  Purchaser shall fail to receive on or before any Remittance Date the accrued and unpaid Purchase Price Differential.

(iii)      Failure to Cure Margin Deficit.  Any Seller shall fail to cure any Margin Deficit in accordance with Article 4.

(iv)       Other Failure to Pay.  Any Seller shall fail to make any payment not otherwise enumerated that is owing to Purchaser that has become due, whether by acceleration or otherwise, which failure is not remedied within five (5) Business Days after receipt of notice thereof from Purchaser.

(v)        Act of Insolvency.  An Act of Insolvency occurs with respect to any Seller or Guarantor.

(vi)       Admission of Inability to Pay.  Any Seller or Guarantor shall admit to any Person, in writing, its inability to, or its intention not to, perform any of its respective obligations under any Transaction Document.

(vii)     Transaction Documents.  Any Transaction Document or a replacement therefor acceptable to Purchaser shall for whatever reason be terminated (except with Purchaser’s consent) or cease to be in full force and effect, or the enforceability thereof shall be contested by any Seller or Guarantor.

(viii)    Cross-Default.  Any Seller or Guarantor shall be in default under (A) any of its Indebtedness which default (1) involves the failure to pay a due and payable obligation in excess of $100,000, with respect to any Seller, or $25,000,000 with respect Guarantor or (2) results in the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, if the aggregate amount of the Indebtedness in respect of which such default or defaults shall have occurred is at least $100,000, with respect to any Seller, or $25,000,000, with respect to Guarantor; or (B) any other material contract to which it is a party which default (1) involves the failure to pay a due and payable obligation or (2) results in the acceleration of the maturity of obligations by any other party to or beneficiary of such contract if the aggregate amount of such obligations is $100,000, with respect to any Seller, or $25,000,000, with respect to Guarantor.  Any Indebtedness or other debt in a currency other than U.S. Dollars will be converted into U.S. Dollars at the Spot Rate at the relevant time for purposes of determining whether such limits have been breached.

(ix)       Judgment.  A final non appealable judgment by any competent court in the United States of America or any other relevant jurisdiction for the payment of money shall have been (A) rendered against any Seller in an amount greater than $100,000 or (B) rendered against Guarantor in an amount greater than $25,000,000, and in each case, such judgment remains undischarged or unpaid, unless (x) such judgment is insured against by Seller or Guarantor with a third-party insurer that is solvent and is not disputing coverage or (y) the execution of such judgment is stayed by posting of cash, bond or other collateral acceptable to Purchaser in the amount of such judgment within thirty (30) days after the entry thereof.  Any judgements in a currency other than U.S. Dollars will be converted into U.S. Dollars at the Spot Rate at the relevant time for purposes of determining whether such limits have been breached.

(x)        ERISA.  Any Seller shall violate the representations and warranties contained in Article 9(b)(xx) (ERISA).

(xi)       Ownership; Security Interest.  Either (A) the Transaction Documents shall for any reason not cause, or shall cease to cause, Purchaser to be the owner free of any adverse claim of any of the Purchased Assets and other Purchased Items or (B) if a Transaction is recharacterized as a secured financing, and the Transaction Documents with respect to any Transaction shall for any reason cease to create and maintain a valid first priority security interest in favor of Purchaser in any of the Collateral.

(xii)     Government or Regulatory Action.  Any governmental, regulatory, or self regulatory authority shall have taken any action to remove, limit, restrict, suspend or terminate the rights, privileges, or operations of any Seller or Guarantor, which suspension has a Material Adverse Effect in the determination of Purchaser.

(xiii)    Affiliated Hedging Transactions.  The occurrence of an Event of Default or Termination Event (each as defined in the related Affiliated Hedging Transaction) under any Affiliated Hedging Transaction, with any Seller, Guarantor or Subsidiary of Guarantor as the Defaulting Party or Affected Party (each as defined in the related Affiliated Hedging Transaction), respectively.

(xiv)     Change of Control.  A Change of Control, without the consent of Purchaser, shall occur with respect to any Seller or Guarantor.

(xv)      Representations.  Any representation, warranty or certification made by any Seller, Guarantor or any Servicer that is an Affiliate of any Seller or Guarantor to Purchaser under this Agreement or any Transaction Document (other than any representation contained in Article 9(b)(xvi), which shall not be considered an Event of Default) shall have been incorrect, misleading or untrue in any material respect when made or repeated or deemed to have been made or repeated and if such breach is susceptible to cure, such breach is not remedied with five (5) Business Days after the earlier of (A) delivery of notice thereof to Seller by Purchaser or (B) knowledge on the part of any Seller of such breach.

(xvi)     Guarantor Breach.  The breach by Guarantor of the covenants made by it in Article V(j) (“Limitation on Distributions”) of the Guaranty.

(xvii)   Affiliated Servicer Breach.  The breach by any Servicer that is an Affiliate of any Seller or Guarantor of its obligation to deposit or remit any Income received by such Servicer in accordance with the third sentence of Article 5(e) of this Agreement and, if such breach is due to an administrative or ministerial error, such failure is not cured within two (2) Business Days.

(xviii)  Other Covenant Default.  If any Seller, Guarantor or any Servicer that is an Affiliate of any Seller or Guarantor shall breach or fail to perform any of the terms, covenants or obligations under this Agreement or any other Transaction Document, other than as specifically otherwise referred to in this definition of “Event of Default”, and such breach or failure to perform is not remedied within the earlier of ten (10) Business Days after (a) delivery of notice thereof to such Seller by Purchaser, or (b) Knowledge by any Knowledgeable Person of such breach or failure to perform; provided, that, if such default is susceptible to cure but cannot reasonably be cured within such initial cure period and such Seller shall have commenced to cure such default within such initial cure period and thereafter diligently and expeditiously proceeds to cure the same, the initial cure period shall be extended by such amount of time as is reasonably necessary for such Seller to cure such default, but in no event to exceed thirty (30) days total (inclusive of the initial cure period).

(b)        Remedies.  After the occurrence and during the continuance of an Event of Default, each Seller hereby appoints Purchaser as attorney-in-fact of Seller for the purpose of taking any action and executing or endorsing any instruments that Purchaser may deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  If an Event of Default shall occur and be continuing with respect to any Seller, the following rights and remedies shall be available to Purchaser:

(i)         At the option of Purchaser, exercised by written notice to Sellers (which option shall be deemed to have been exercised, even if no notice is given, immediately prior to the occurrence of an Act of Insolvency with respect to any Seller or Guarantor), the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, immediately occur (such date, the “Accelerated Repurchase Date”).

(ii)       If Purchaser exercises or is deemed to have exercised the option referred to in Article 13(b)(i):

(A)       Seller’s obligations hereunder to repurchase all Purchased Assets shall become immediately due and payable on and as of the Accelerated Repurchase Date;

(B)       to the extent permitted by applicable law, the Repurchase Price with respect to each Transaction (determined as of the Accelerated Repurchase Date) shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the Accelerated Repurchase Date to but excluding the date of payment of the Repurchase Price (as so increased), (x) the Pricing Rate for such Transaction multiplied by (y) the Repurchase Price for such Transaction (decreased by (I) any amounts actually remitted to Purchaser by the Account Bank or Seller from time to time pursuant to Articles 4 or 5 of this Agreement and applied to such Repurchase Price, and (II) any amounts applied to the Repurchase Price pursuant to Article 13(b)(ii)(D));

(C)       the Custodian shall, upon the request of Purchaser, deliver to Purchaser all instruments, certificates and other documents then held by the Custodian relating to the Purchased Assets; and

(D)       Purchaser may (1) at any time after the date that is ten (10) days after the Accelerated Repurchase Date, sell, at a public or private sale in a commercially reasonable manner and at such price or prices as Purchaser may deem satisfactory any or all of the Purchased Assets, and/or (2) in its sole and absolute discretion elect, in lieu of selling all or a portion of such Purchased Assets, give Seller credit for such Purchased Assets in an amount equal to the fair market value of such Purchased Assets, as determined by Purchaser in its sole discretion exercised in good faith, against the aggregate unpaid Repurchase Price for such Purchased Assets and any other amounts owing by Seller under the Transaction Documents (or, with respect to any Foreign Purchased Asset, appoint a receiver, manager, administrator or other insolvency practitioner (“Insolvency Practitioner”) in any relevant jurisdiction) and/or take any enforcement action under any Lien granted to Purchaser hereunder or request or instruct that the Insolvency Practitioner take any other action in the relevant jurisdiction.  The proceeds of any disposition of Purchased Assets effected pursuant to this Article 13(b)(ii)(D) shall be applied, (w) first, to the costs and expenses incurred by Purchaser in connection with Seller’s default; (x) second, to the Repurchase Price for all Purchased Assets; (y) third, to any other outstanding obligation of any Seller to Purchaser or its Affiliates pursuant to the Transaction Documents; (z) fourth, to return any excess to Seller.

(iii)      The parties recognize that it may not be possible to purchase or sell all of the Purchased Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Assets may not be liquid.  In view of the nature of the Purchased Assets, the parties agree that liquidation of a Transaction or the Purchased Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner.  Accordingly, Purchaser may elect, in its sole and absolute discretion, the time and manner of liquidating any Purchased Assets, and nothing contained herein shall (A) obligate Purchaser to liquidate any Purchased Assets on the occurrence and during the continuance of an Event of Default or to liquidate all of the Purchased Assets in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Purchaser.

(iv)       Each Seller shall be liable to Purchaser and its Affiliates and shall indemnify Purchaser and its Affiliates for the amount (including in connection with the enforcement of this Agreement) of all actual out-of-pocket losses, costs and expenses, including debt and claim), in equity, and under any other agreement between Purchaser and Seller.  Without limiting the generality of the foregoing, Purchaser shall be entitled to set off the proceeds reasonable legal fees and expenses, actually incurred by Purchaser in connection with or as a consequence of an Event of Default.

(v)        Purchaser shall have, in addition to its rights and remedies under the Transaction Documents, all of the rights and remedies provided by applicable federal, state, foreign (where relevant), and local laws (including, without limitation, if the Transactions are recharacterized as secured financings, the rights and remedies of a secured party under the UCC or, with respect to any Foreign Purchased Asset, the equivalent Requirements of Law in the relevant non-U.S. jurisdiction, to the extent that the UCC or such other Requirements of Law, are applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Purchaser and Seller.  Without limiting the generality of the foregoing, Purchaser shall be entitled to set off the proceeds of the liquidation of the Purchased Assets against all of Sellers’ obligations to Purchaser under this Agreement, without prejudice to Purchaser’s right to recover any deficiency.  The parties hereto agree that the method of valuation of Purchased Assets provided for in this Section 13(b)(v) shall constitute a commercially reasonable method of valuation for the purposes of the FCA Regulations.

(vi)       Purchaser may exercise any or all of the remedies available to Purchaser immediately upon the occurrence of an Event of Default and at any time during the continuance thereof.  All rights and remedies arising under the Transaction Documents, as amended from time to time, are cumulative and not exclusive of any other rights or remedies that Purchaser may have.

(vii)     Purchaser may enforce its rights and remedies hereunder without prior judicial process or hearing, and each Seller hereby expressly waives any defenses such Seller might otherwise have to require Purchaser to enforce its rights by judicial process.  Each Seller also waives, to the extent permitted by law, any defense such Seller might otherwise have arising from the use of nonjudicial process, disposition of any or all of the Purchased Assets, or from any other election of remedies.  Each Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

(viii)    With respect to any Foreign Purchased Asset, Purchaser may take any steps necessary to vest all or any of such Foreign Purchased Asset in the name of Purchaser (or its designee) including, without limitation, completing and submitting any Transfer Certificate to the relevant facility agent and making payment of any transfer fees. Each Seller hereby agrees that any such transfer fees paid by Purchaser will constitute “Indemnified Amounts” for the purposes of Section 25 of this Agreement.

(c)        Set-off.  In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, each Seller hereby grants to Purchaser and its Affiliates a right of set-off, without notice to any Seller, any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by any Seller to Purchaser or any Affiliate of Purchaser against (i) any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by Purchaser or its Affiliates to any Seller, (ii) any and all deposits (general or specified), monies, credits, securities, collateral or other property of any Seller and the proceeds therefrom, now or hereafter held or received for the account of any Seller (whether for safekeeping, custody, pledge, transmission, collection, or otherwise) by Purchaser or its Affiliates or any entity under the control of Purchaser or its Affiliates and its respective successors and assigns (including, without limitation, branches and agencies of Purchaser, wherever located).

Purchaser and its Affiliates are hereby authorized at any time and from time to time upon the occurrence and during the continuance of an Event of Default, without notice to Seller, to set-off, appropriate, apply and enforce such right of set-off against any and all items hereinabove referred to against any amounts owing to Purchaser or its Affiliates by Seller under the Transaction Documents, irrespective of whether Purchaser or its Affiliates shall have made any demand hereunder and although such amounts, or any of them, shall be contingent or unmatured and regardless of any other collateral securing such amounts.  If a sum or obligation is unascertained, Purchaser may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.  Nothing in this Article 13(c) shall be effective to create a charge or other security interest. This Article 13(c) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other rights to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

ANY AND ALL RIGHTS TO REQUIRE PURCHASER OR ITS AFFILIATES TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL OR PURCHASED ITEMS THAT SECURE THE AMOUNTS OWING TO PURCHASER OR ITS AFFILIATES BY SELLER UNDER THE TRANSACTION DOCUMENTS, PRIOR TO EXERCISING THEIR RIGHT OF SET-OFF WITH RESPECT TO SUCH MONIES, SECURITIES, COLLATERAL, DEPOSITS, CREDITS OR OTHER PROPERTY OF SELLER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY SELLER.

ARTICLE 14

SINGLE AGREEMENT

Purchaser and each Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder (as well as the grant of the security interest in Article 6 hereof) constitute a single business and contractual relationship and have been made in consideration of each other.  Accordingly, Purchaser and each Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set-off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

ARTICLE 15

RECORDING OF COMMUNICATIONS

PURCHASER AND EACH SELLER SHALL HAVE THE RIGHT (BUT NOT THE OBLIGATION) FROM TIME TO TIME TO MAKE OR CAUSE TO BE MADE TAPE RECORDINGS OF COMMUNICATIONS BETWEEN ITS EMPLOYEES, IF ANY, AND THOSE OF THE OTHER PARTY WITH RESPECT TO TRANSACTIONS; PROVIDED, HOWEVER, THAT SUCH RIGHT TO RECORD COMMUNICATIONS SHALL BE LIMITED TO COMMUNICATIONS OF EMPLOYEES TAKING PLACE ON THE TRADING FLOOR OF THE APPLICABLE PARTY.  PURCHASER AND EACH SELLER HEREBY CONSENTS TO THE ADMISSIBILITY OF SUCH TAPE RECORDINGS IN ANY COURT, ARBITRATION, OR OTHER PROCEEDINGS, AND AGREES THAT A DULY AUTHENTICATED TRANSCRIPT OF SUCH A TAPE RECORDING SHALL BE DEEMED TO BE A WRITING CONCLUSIVELY EVIDENCING THE PARTIES’ AGREEMENT.

ARTICLE 16

NOTICES AND OTHER COMMUNICATIONS

Unless otherwise provided in this Agreement, all notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if sent by (a) hand delivery, with proof of delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery, (d) by telecopier (with answerback acknowledged) provided that such telecopied notice must also be delivered by one of the means set forth in (a), (b) or (c) above, or (e) by electronic mail provided that such electronic mail notice must also be delivered by one of the means set forth in (a), (b) or (c) above, to the address and person specified in Exhibit I hereto or to such other address and person as shall be designated from time to time by any party hereto in a written notice to the other parties hereto in the manner provided for in this Article 16.  A notice shall be deemed to have been given: (v) in the case of hand delivery, at the time of delivery, (w) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day, (x) in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day, (y) in the case of telecopier, upon receipt of answerback confirmation, provided that such telecopied notice was also delivered as required in this Article 16 or (z) in the case of electronic mail, upon receipt of a verbal or electronic communication confirming receipt thereof, provided that such electronic mail notice was also delivered as required in this Article 16.  A party receiving a notice that does not comply with the technical requirements for notice under this Article 16 may elect to waive any deficiencies and treat the notice as having been properly given.

ARTICLE 17

ENTIRE AGREEMENT; SEVERABILITY

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

ARTICLE 18

NON-ASSIGNABILITY

(a)        None of any Seller or Guarantor may assign any of its rights or obligations under this Agreement or the other Transaction Documents without the prior written consent of Purchaser and any attempt by any Seller or Guarantor to assign any of its rights or obligations under this Agreement or the other Transaction Documents without the prior written consent of Purchaser shall be null and void.

(b)        Purchaser may, without consent of Seller, at any time and from time to time, assign or participate some or all of its rights and obligations under the Transaction Documents and/or under any Transaction (subject to Article 8(a)) to any Person and, in connection therewith, may bifurcate or allocate (i.e., senior/subordinate) amounts due to Purchaser; provided that Sellers’ obligations and liabilities under any Transaction Document or with respect to any Transaction or Purchased Asset will not be increased by reason of any such assignment or participation; provided,  further, that in connection with any such assignment or participation prior to an Event of Default, (i) subject to the prior notification obligation pursuant to Article 30(c), Purchaser shall notify Sellers in writing of such assignment or participation on or before the date of such assignment or participation (including all information required for Seller to maintain the Register pursuant to Section 18(d)), (ii) the related transferee is an insurance company, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, governmental entity or plan, or an Affiliate of Purchaser (any of the foregoing, an “Eligible Assignee”), (iii) Purchaser or an Affiliate of Purchaser shall continue to (A) control decision-making with respect to the Purchased Assets, (B) determine whether to purchase any Eligible Asset in a Transaction and (C) determine the

Market Value of the Purchased Assets and (iv) Sellers shall not be obligated to deal directly with any party other than Purchaser or an Affiliate of Purchaser.  Each Seller agrees to cooperate with Purchaser in connection with any such assignment, transfer or sale of participating interest and to enter into such restatements of, and amendments, supplements and other modifications to, the Transaction Documents to which it is a party in order to give effect to such assignment, transfer or sale of participating interest; provided,  however, that Sellers shall not be obligated to pay or reimburse Purchaser for any costs that would not have been incurred by Purchaser had no interest in such proposed transaction been issued.

(c)        Subject to the foregoing, the Transaction Documents and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in the Transaction Documents, express or implied, shall give to any Person, other than the parties to the Transaction Documents and their respective successors, any benefit or any legal or equitable right, power, remedy or claim under the Transaction Documents.

(d)        Sellers shall maintain a record of ownership (the “Register”) identifying the names and addresses of Purchaser and all assignees, participants and other transferees, and the principal amounts (and stated interest) of the Transaction owing to each such Person pursuant to the terms hereof from time to time.  Transfers made pursuant to Article 18(b) shall be recorded upon such Register.  The register shall be available for inspection by Purchaser at any reasonable time and from time to time upon reasonable prior notice.  Purchaser shall, and shall cause each assignee, participant or other transferee of Purchaser to provide to Sellers, prior to acquiring an interest in a Transaction, a properly completed and duly executed United States Internal Revenue Service form W-9, W-8BEN, W-8ECI, or W-8IMY and/or, as appropriate, other applicable forms as described by the United States Internal Revenue Service or other certifications reasonably requested by Sellers from time to time for purposes of compliance with applicable withholding provisions pursuant to the Code and underlying Treasury Regulations.  Purchaser and each assignee, participant or transferee hereby agrees to notify Sellers of any change in circumstance that causes a certificate or document provided by it to Sellers to no longer be true and to provide updated forms upon the obsolescence of any previously delivered form or promptly notify the Sellers in writing of its legal inability to do so.

ARTICLE 19

GOVERNING LAW

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-140 1 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

ARTICLE 20

NO WAIVERS, ETC.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder.  No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto.

ARTICLE 21

INTENT

(a)        The parties intend and recognize that the arrangements under this Agreement are to constitute a “title transfer financial collateral arrangement” or a “security financial collateral arrangement” for the purposes of the Financial Collateral Arrangements (No 2) Regulations 2003 (the “FCA Regulations”).  The parties intend and acknowledge that this Agreement together with each and all Transactions hereunder constitute a single agreement and that such agreement is a “securities contract” as that term is defined in Section 741(7) of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(b)        The parties intend and acknowledge that either party’s right to cause the termination, liquidation or acceleration of, or to set-off or net termination values, payment amounts or other transfer obligations arising under, or in connection with, this Agreement or any Transaction hereunder or to exercise any other remedies pursuant to Article 13 is in each case a contractual right to cause or exercise such right as described in Sections 555, 559 and 561 of Title 11 of the United States Code, as amended.

(c)        The parties intend and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then this Agreement and each Transaction hereunder is a “qualified financial contract,” as that term is defined in the FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d)        The parties intend and acknowledge that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

(e)        The parties intend and acknowledge that this Agreement constitutes a “master netting agreement” as defined in Section 101(38A) of Title 11 of the United States Code, as amended, and as used in Section 561 of Title 11 of the United States Code, as amended.

(f)        The parties intend and acknowledge that any Additional Collateral included as part of a Purchased Asset constitutes an additional security arrangement and credit enhancement for the purchase by Purchaser of the related Purchased Asset, and that Purchaser would not purchase such Purchased Asset without such additional security arrangement or credit enhancement.

(g)        The parties intend and acknowledge that any provisions hereof or in any other document, agreement or instrument that is related in any way to this Agreement shall be deemed “related to” this Agreement within the meaning of Section 741 of the Bankruptcy Code.

(h)        It is the intention of the parties that, for U.S. Federal, state and local income and franchise tax purposes and for accounting purposes, each Transaction constitute a financing to each Seller that is secured by the Purchased Assets, and that each Seller be (except to the extent that Purchaser shall have exercised its remedies following an Event of Default) the owner of the Purchased Assets for such purposes.  Unless prohibited by applicable law, each Seller and Purchaser agree to treat the Transactions as described in the preceding sentence on any and all filings with any U.S. Federal, state, or local taxing authority, and to take no action inconsistent with this treatment.

ARTICLE 22

DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

The parties acknowledge that they have been advised that:

(a)        in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Exchange Act, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b)        in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c)        in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

ARTICLE 23

CONSENT TO JURISDICTION; WAIVERS

(a)        Each party irrevocably and unconditionally (i) submits to the exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)        To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement.

(c)        The parties consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified herein.  Nothing in this Article 23 shall affect the right of either party to serve legal process in any other manner permitted by law.

(d)        EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

(e)        EACH SELLER HEREBY WAIVES ANY RIGHT TO CLAIM OR RECOVER FROM ANY INDEMNIFIED PARTY ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN AND REGARDLESS OF THE FORM OF THE CLAIM OF ACTION.

ARTICLE 24

NO RELIANCE

Each Seller and Purchaser hereby acknowledges, represents and warrants (as to itself) to the other that, in connection with the negotiation of, the entering into, and the performance under, the Transaction Documents and each Transaction thereunder:

(a)        it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other party to the Transaction Documents, other than the representations expressly set forth in the Transaction Documents;

(b)        it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any

Transaction) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party;

(c)        it is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Transaction Documents and each Transaction thereunder and is capable of assuming and willing to assume (financially and otherwise) those risks;

(d)        it is entering into the Transaction Documents and each Transaction thereunder for the purposes of managing its borrowings or investments or hedging its assets or liabilities and not for purposes of speculation; and

(e)        it is not acting as a fiduciary or financial, investment or commodity trading advisor for the other party and has not given the other party (directly or indirectly through any other Person) any assurance, guarantee or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Transaction Documents or any Transaction thereunder.

ARTICLE 25

INDEMNITY AND EXPENSES

(a)        Each Seller hereby agrees to indemnify Purchaser, Purchaser’s Affiliates and each of their officers, directors, employees and agents (“Indemnified Parties”) for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, taxes (including stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions (excluding assignments or participations by Purchaser) contemplated by this Agreement and the documents delivered in connection herewith and excluding income taxes, franchise taxes, branch profit taxes and similar taxes, taxes imposed pursuant to FATCA and any withholding taxes with respect to the net income or gross revenues of Purchaser or its Affiliates or any other applicable indemnitee), fees, costs, expenses (including reasonable attorneys’ fees and disbursements) or disbursements (all of the foregoing, collectively “Indemnified Amounts”) that may at any time (including, without limitation, such time as this Agreement shall no longer be in effect and the Transactions shall have been repaid in full) be imposed on or asserted against any Indemnified Party in any way whatsoever arising out of or in connection with, or relating to, or as a result of, the Transaction Documents or any Transaction or any action taken or omitted to be taken by any Indemnified Party under or in connection with any of the foregoing; provided that Sellers shall not be liable for Indemnified Amounts resulting from the gross negligence or willful misconduct of any Indemnified Party.  Without limiting the generality of the foregoing, each Seller agrees to hold Purchaser harmless from and indemnify Purchaser against all Indemnified Amounts with respect to all Purchased Assets relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including without limitation ERISA, the Truth in Lending Act and/or the Real Estate Settlement Procedures Act, that, in each case, results from anything other than Purchaser’s gross negligence or willful misconduct.  In any suit, proceeding or action brought by Purchaser in connection with any Purchased Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset, each Seller shall save, indemnify and hold Purchaser harmless from and against all out-of-pocket expenses (including reasonable attorneys’ fees), losses or damages suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by any Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from any Seller.  Each Seller also agrees to reimburse Purchaser as and when billed by Purchaser for all Purchaser’s costs and out-of-pocket expenses incurred in connection with the enforcement or the preservation of Purchaser’s rights under any Transaction Document or Transaction, including without limitation the fees and disbursements of its counsel.  Each Seller hereby acknowledges that the obligations of Sellers hereunder are recourse obligations of each Seller.

(b)        Each Seller agrees to pay on demand all of Purchaser’s actual out-of-pocket costs and expenses, including reasonable fees and expenses of accountants, attorneys and advisors, incurred in connection with the preparation, negotiation, execution and consummation of, and any amendment, supplement or modification to, the Transaction Documents and the Transactions, whether or not such Transaction Document (or amendment thereto) or Transaction is ultimately consummated.  Each Seller agrees to pay Purchaser on demand all costs and expenses (including expenses for legal services of every kind) of any subsequent enforcement of any of the provisions hereof, or of the performance by Purchaser of any obligations of Seller in respect of the Purchased Assets, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral and for the custody, care or preservation of the Collateral (including insurance, filing and recording costs) and defending or asserting rights and claims of Purchaser in respect thereof, by litigation or otherwise.  In addition, each Seller agrees to pay Purchaser on demand all reasonable costs and expenses (including reasonable expenses for legal services) incurred in connection with the maintenance of the Collection Account and registering the Collateral in the name of Purchaser or its nominee.  All such expenses shall be recourse obligations of each Seller to Purchaser under this Agreement.

ARTICLE 26

DUE DILIGENCE

(a)        Each Seller acknowledges that Purchaser has the right to perform continuing due diligence reviews with respect to the Purchased Assets, each Seller, Guarantor and the Servicer for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise.  Each Seller agrees that upon reasonable prior notice, such Seller shall provide (or shall cause Guarantor or Servicer to provide) reasonable access to Purchaser and any of its agents, representatives or permitted assigns to the offices of such Seller, Guarantor or Servicer, as applicable, during normal business hours and permit them to examine, inspect, and make copies and extracts of the Purchased Asset Files, Servicing Records and any and all documents, records, agreements, instruments or information relating to the Purchased Assets in the possession or under the control of such party.

(b)        Each Seller agrees that it shall, promptly upon reasonable request of Purchaser, deliver (or shall cause to be delivered) to Purchaser and any of its agents, representatives or permitted assigns copies of any documents permitted to be reviewed by Purchaser in accordance with the Article 26(a).

(c)        Each Seller agrees to make available (or to cause Guarantor or Servicer, as applicable, to make available) to Purchaser and any of its agents, representatives or permitted assigns at the time of any inspection pursuant to Article 26 or by phone, as applicable, a knowledgeable financial or accounting officer of the applicable Seller, Guarantor or Servicer, as the case may be, for the purpose of answering questions about any of the foregoing.

(d)        Without limiting the generality of the foregoing, each Seller acknowledges that Purchaser may enter into Transactions with such Seller based solely upon the information provided by such Seller to Purchaser and the representations, warranties and covenants contained herein, and that Purchaser, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets.  Purchaser may underwrite such Purchased Assets itself or engage a third party underwriter to perform such underwriting.  Seller agrees to cooperate with Purchaser and any third party underwriter in connection with such underwriting, including, but not limited to, providing Purchaser and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of such Seller.

(e)        Each Seller agrees to reimburse Purchaser on demand for any and all actual costs and expenses (including reasonable attorneys’ fees and disbursements) reasonable incurred by Purchaser in connection with its activities pursuant to this Article 26.

ARTICLE 27

SERVICING

(a)        The parties hereto agree and acknowledge that the Purchased Assets are sold to Purchaser on a “servicing released” basis and Purchaser is owner of all Servicing Rights so long as the Purchased Assets are subject to this Agreement.  Notwithstanding the foregoing, Sellers shall be granted a revocable license to cause Servicer to service the Purchased Assets pursuant to a Servicing Agreement that complies with this Article 27 at each Seller’s sole cost and expense and for the benefit of Purchaser.  No Seller shall (or permit Servicer to) effect any Significant Modification to any Purchased Asset without the prior written consent of Purchaser.

(b)        The obligations of Servicer (or of Sellers to cause Servicer) to service any or all of the Purchased Assets shall cease, at Purchaser’s option, upon (i) Purchaser’s termination of such Servicer pursuant to Article 27(c) or (ii) the transfer by Sellers of servicing to any other Servicer and the assumption of such servicing by such other Servicer.  Upon any termination of Servicer, if no Event of Default shall have occurred and be continuing, Sellers shall at their sole cost and expense transfer the servicing of the effected Purchased Assets to another Servicer as expeditiously as possible.

(c)        Purchaser may, in its sole discretion, terminate Servicer or any sub-servicer with respect to some or all of the Purchased Assets (i) upon the occurrence and during the continuance of an Event of Default under, and as defined in, the applicable Servicing Agreement or (ii) during the continuance of an Event of Default, either for cause or without cause, in each case, without payment of any penalty or termination fee and upon such termination, Servicer shall be required to transfer servicing of the effected Purchased Assets to such successor designated by Purchaser at no cost or expense to Purchaser.  Each Seller agrees to cooperate with Purchasers in connection with the termination of Servicer.

(d)        Sellers shall not, and shall not direct or provide consent to Servicer to, employ any subservicers to service the Purchased Assets without the prior written approval of Purchaser, which approval shall not be unreasonably withheld.  Notwithstanding the foregoing, but subject to compliance with the provisions of Article 27(e), Sellers shall not be required to obtain Purchaser’s approval with respect to the employment by any Seller or Servicer of (i) any third parties for the performance of incidental services of the Servicer pursuant to and in accordance with the applicable Servicing Agreement, such as performing inspections or monitoring insurance and/or taxes, (ii) any sub-servicer that is not responsible for the collection of any Income, escrow or reserve payments or the maintaining of any escrow or reserve accounts with respect to any Purchased Assets (collectively, “Cashiering Activities”) or (iii) any sub-servicer that is responsible for Cashiering Activities provided that such subservicer is a Qualified Subservicer, provided,  however, that, with respect to the engagement of any sub-servicer or third-party by Seller or Servicer, the Servicer shall remain obligated and liable to the Seller for the servicing and administering of the Purchased Assets in accordance with and pursuant to the provisions of the applicable Servicing Agreement without diminution of such obligation or liability by virtue of such subservicing agreement or contract.

(e)        Sellers shall cause Servicer and any sub-servicer (other than any sub-servicer that does not perform Cashiering Activities) to service the Purchased Assets in accordance with Accepted Servicing Practices.  Sellers shall cause Servicer and any sub-servicers (other than any sub-servicer that does not perform Cashiering Activities) engaged by any Seller to execute a letter agreement with Purchaser substantially in the form attached as Exhibit XI hereto (a “Servicer Letter”) acknowledging Purchaser’s security interest in the Purchased Assets and agreeing to remit all Income received with respect to the Purchased Assets and any payments received in respect of associated Hedging Transactions to the Collection Account in accordance with Article 5(e).

(f)        Each Seller agrees that Purchaser is the owner of all servicing records, including but not limited to the Servicing Agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Purchased Assets (the “Servicing Records”) so long as the Purchased Assets are subject to this Agreement.  Each Seller covenants to (or to cause Servicer to) safeguard such Servicing Records and to deliver them promptly to Purchaser or its designee (including the Custodian) at Purchaser’s request.

(g)        The payment of servicing fees shall be solely the responsibility of Sellers and shall be subordinate to payment of amounts outstanding and due to Purchaser under the Transaction Documents.

ARTICLE 28

MISCELLANEOUS

(a)        All rights, remedies and powers of Purchaser hereunder and in connection herewith are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers of Purchaser whether under law, equity or agreement.  In addition to the rights and remedies granted to it in this Agreement, to the extent this Agreement is determined to create a security interest, Purchaser shall have all rights and remedies of a secured party under the UCC or, with respect to Foreign Purchased Assets, the equivalent Requirements of Law in the relevant non-U.S. jurisdiction, as applicable.

(b)        The Transaction Documents may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

(c)        The headings in the Transaction Documents are for convenience of reference only and shall not affect the interpretation or construction of the Transaction Documents.

(d)        Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(e)        This Agreement together with the other Transaction Documents contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

(f)        The parties understand that this Agreement is a legally binding agreement that may affect such party’s rights.  Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

(g)        Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement.

(h)        Unless otherwise specifically enumerated, wherever pursuant to this Agreement Purchaser exercises any right given to it to consent or not consent, or to approve or disapprove, or any arrangement or term is to be satisfactory to, Purchaser in its sole discretion, Purchaser shall decide to consent or not consent, or to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory, in its sole and absolute discretion and such decision by Purchaser shall be final and conclusive.

(i)         As of the date hereof, the Existing Agreement shall be amended and restated in its entirety by the terms hereof.  The parties hereto agree that this Agreement does not constitute a termination of the Repurchase Obligations (as defined in the Existing Agreement) and that the Repurchase Obligations are in all respects continuing as amended and restated hereby.

ARTICLE 29

JOINT AND SEVERAL LIABILITY

(a)        Each Seller hereby acknowledges and agrees that each Seller shall be jointly and severally liable to Purchaser to the maximum extent permitted by applicable law for all representations, warranties, covenants, obligations and indemnities of all of Sellers hereunder.

(b)        Each Seller hereby agrees that, to the extent another Seller shall have paid more than its proportionate share of any payment made hereunder, the appropriate Seller shall be entitled to seek and receive contribution from and against any other Seller which has not paid its proportionate share of such payment; provided however, that the provisions of this clause shall in no respect limit the obligations and liabilities of any Seller to Purchaser, and, notwithstanding any payment or payments made by any Seller (“Paying Seller”) hereunder or any set-off or application of funds of Paying Seller by Purchaser, Paying Seller shall not be entitled to be subrogated to any of the rights of Purchaser against any other Seller or any collateral security or guarantee or right of set-off held by Purchaser, nor shall Paying Seller seek or be entitled to seek any contribution or reimbursement from any other Seller in respect of payments made by Paying Seller hereunder, until all amounts owing to Purchaser by Sellers under the Transaction Documents are paid in full.  If any amount shall be paid to Paying Seller on account of such subrogation rights at any time when all such amounts shall not have been paid in full, such amount shall be held by Paying Seller in trust for Purchaser, segregated from other funds of Paying Seller, and shall, forthwith upon receipt by Paying Seller, be turned over to Purchaser in the exact form received by Paying Seller (duly indorsed by the Paying Seller to Purchaser, if required), to be applied against amounts owing to Purchaser by Sellers under the Transaction Documents, whether matured or unmatured, in such order as Purchaser may determine.

(c)        Each Seller shall remain obligated under this Article 29 notwithstanding that, without any reservation of rights against any Seller and without notice to or further assent by any Seller, any demand by Purchaser for payment of any amounts owing to Purchaser by any other Seller under the Transaction Documents may be rescinded by Purchaser and any the payment of any such amounts may be continued, and the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of set-off with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Purchaser, and this Agreement and the other Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with its terms, as Purchaser may deem advisable from time to time, and any collateral security, guarantee or right of set-off at any time held by Purchaser for the payment of amounts owing to Purchaser by Sellers under the Transaction Documents may be sold, exchanged, waived, surrendered or released.  Purchaser shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for amounts owing to Purchaser by Sellers under the Transaction Documents, or any property subject thereto.  When making any demand hereunder against any Seller, Purchaser may, but shall be under no obligation to, make a similar demand on any other Seller, and any failure by Purchaser to make any such demand or to collect any payments from any other Seller, or any release of such other Seller shall not relieve any Seller in respect of which a demand or collection is not made or Sellers not so released of their obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Purchaser against Sellers.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

(d)        Each Seller waives any and all notice of the creation, renewal, extension or accrual of any amounts at any time owing to Purchaser by any other Seller under the Transaction Documents and notice of or proof of reliance by Purchaser upon any Seller or acceptance of the obligations of any Seller under this Article 29, and all such amounts, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the obligations of Sellers under this Article 29; and all dealings between Sellers, on the one hand, and Purchaser, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the obligations of Sellers under this Article 29.  Each Seller waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Seller with respect to any amounts at any time owing to Purchaser by any Seller under the Transaction Documents, other than such notices as are expressly required to be given under this Agreement or any of the other Transaction Documents.  Each Seller understands and agrees that it shall continue to be liable under this Article 29 without regard to (i) the validity, regularity or enforceability of any other provision of this Agreement or any other Transaction Document, any amounts at any time owing to Purchaser by Sellers under the Transaction Documents, or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Purchaser, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Seller against Purchaser, or (iii) any other circumstance whatsoever (with or without notice to or Knowledge of Sellers) which constitutes, or might be construed to constitute, an equitable or legal discharge of Sellers for any amounts owing to Purchaser by Sellers under the Transaction Documents, or of Sellers under this Agreement, in bankruptcy or in any other instance.  When pursuing its rights and remedies hereunder against any Seller, Purchaser may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Seller or any other Person or against any collateral security or guarantee related thereto or any right of set-off with respect thereto, and any failure by Purchaser to pursue such other rights or remedies or to collect any payments from any Seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Seller or any such other Person or any such collateral security, guarantee or right of set-off, shall not relieve any Seller of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Purchaser against any Seller.

(e)        Anything herein or in any other Transaction Document to the contrary notwithstanding, the maximum liability of any Seller hereunder in respect of the liabilities of the other Sellers under this Agreement and the other Transaction Documents shall in no event exceed the amount which can be guaranteed by each Seller under applicable federal and state laws relating to the insolvency of debtors.

ARTICLE 30

TAXES

(a)        Purchaser on the one hand, and each of the Sellers on the other hand, each confirm that it will take all steps (including without limitation the completion of procedural formalities) reasonably required by the other such that payments by the obligors in respect of the Foreign Purchased Assets can be made without deduction or withholding for or on account of tax so far as legally permissible.

(b)        Purchaser (and each of its designees) and each of the Sellers confirms that it is entitled to, full exemption from tax imposed by the United Kingdom on interest under the terms of the double taxation agreement between the United Kingdom and the United States of America.

(c)        Purchaser agrees that, in the absence of an Event of Default by a Seller and the corresponding foreclosure on any Purchased Asset by Purchaser, it will not assign or otherwise transfer any interest in any Foreign Purchased Asset if doing so could result in any increased deduction or withholding for or on account of tax from amounts payable by the obligors in respect of such Foreign Purchased Asset; provided,  however, that such restriction shall not apply to an assignment or transfer to an Affiliate of Purchaser; provided further, that in the event that any such assignment or transfer to an Affiliate of Purchaser could result in any increased deduction or withholding for or on account of tax from amounts payable by the obligors in respect of such Foreign Purchased Asset, then (i) Purchaser shall notify the Sellers and Guarantor at least twenty (20) business days prior to effecting such assignment or transfer and provide sufficient information regarding such Affiliate for the applicable Seller and Guarantor to determine whether such assignment or transfer could result in any increased deduction or withholding and (ii) the applicable Seller, at its option, shall have the right to repurchase the relevant Foreign Purchased Asset in accordance with the provisions of Article 3(d) hereof (other than the required notice to Purchaser thereunder), without payment of any Exit Fee.

ARTICLE 31

NO NOVATION, EFFECT OF AGREEMENT

Sellers and Purchaser have entered into this Agreement solely to amend and restate in their entirety the terms of the Existing Agreement and do not intend this Agreement or the transactions contemplated hereby to be, and this Agreement and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Sellers or Guarantor (the “Repurchase Parties”) under or in connection with the Existing Agreement or any of the other Transaction Documents to which any Repurchase Party is a party.  It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the Repurchase Obligations of the Repurchase Parties under the Existing Agreement and the other Transaction Documents are preserved, (ii) the liens and security interests granted under the Existing Agreement and the other Transaction Documents continue in full force and effect, and (iii) any reference to the Existing Agreement in any such Transaction Document shall be deemed to reference this Agreement.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as a deed as of the day first written above.

SELLERS:

STARWOOD PROPERTY MORTGAGE
SUB-6-A HOLDINGS, L.L.C.

By:	/s/ Andrew J. Sossen
Name: Andrew J. Sossen
Title: Authorized Signatory

STARWOOD PROPERTY MORTGAGE
SUB-6, L.L.C.

By:	/s/ Andrew J. Sossen
Name: Andrew J. Sossen
Title: Authorized Signatory

STARWOOD PROPERTY MORTGAGE
SUB-6-A, L.L.C.

By:	/s/ Andrew J. Sossen
Name: Andrew J. Sossen
Title: Authorized Signatory

STARWOOD PROPERTY MORTGAGE
SUB-6(P), L.L.C.

By:	/s/ Andrew J. Sossen
Name: Andrew J. Sossen
Title: Authorized Signatory

[Signatures Continue on Following Page]

[Signature Page to Fourth Amended and Restated Master Repurchase Agreement]

STARWOOD PROPERTY MORTGAGE
SUB-6-A(P), L.L.C.

By:	/s/ Andrew J. Sossen
Name: Andrew J. Sossen
Title: Authorized Signatory

STARWOOD MORTGAGE FUNDING V LLC

By:	/s/ Andrew J. Sossen
Name: Andrew J. Sossen
Title: Authorized Signatory

[Signatures Continue on Following Page]

[Signature Page to Fourth Amended and Restated Master Repurchase Agreement]

PURCHASER:

CITIBANK, N.A.

By:	/s/ Richard B. Schlenger
Name: Richard B. Schlenger
Title: Authorized Signatory

[Signature Page to Fourth Amended and Restated Master Repurchase Agreement]

EXHIBIT I

NAMES AND ADDRESSES FOR COMMUNICATIONS

Purchaser:	Citibank, N.A. 388 Greenwich Street New York, New York 10013 Attention: Richard Schlenger Telephone: (212) 816-7806 Fax: (212) 816-8307 Email: richard.schlenger@citi.com

and

Dechert LLP Cira Centre 2929 Arch Street Philadelphia, PA 19104 Attention: Richard D. Jones Telephone: (215) 994-3844 Fax: (215) 655-2501 Email: richard.jones@dechert.com

Sellers:	Starwood Property Mortgage Sub-6-A Holdings, L.L.C.
Starwood Property Mortgage Sub-6, L.L.C.
Starwood Property Mortgage Sub-6-A, L.L.C.
Starwood Property Mortgage Sub-6(P), L.L.C.
Starwood Property Mortgage Sub-6-A(P), L.L.C.
Starwood Mortgage Funding V LLC
c/o Starwood Capital Group
591 West Putnam Avenue
Greenwich, Connecticut 06830
Attention: General Counsel
Telephone: (203) 422-8191
Fax: (203) 422-8192

and

Starwood Property Mortgage Sub-6-A Holdings, L.L.C.
Starwood Property Mortgage Sub-6, L.L.C.
Starwood Property Mortgage Sub-6-A, L.L.C.
Starwood Property Mortgage Sub-6(P), L.L.C.
Starwood Property Mortgage Sub-6-A(P), L.L.C.
Starwood Mortgage Funding V LLC

Ex. I-1

c/o Starwood Mortgage Capital 1601 Washington Avenue, Suite 800 Miami Beach, FL 33139 Attention: Leslie K. Fairbanks Telephone: (305) 695-5502 Fax: (305) 695-5539 Email: lfairbanks@starwood.com

Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 Attention: Robert L. Boyd, Esq. Telephone: (212) 839-7352 Fax: (212) 839-5599 Email: rboyd@sidley.com

Ex. I-2

EXHIBIT II

FORM OF TRANSACTION REQUEST

[DATE]

To:  Citibank, N.A.

Re:      Fourth Amended and Restated Master Repurchase Agreement, dated as of May 7, 2019 (as further amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Repurchase Agreement”) by and among Starwood Property Mortgage Sub-6-A Holdings, L.L.C., Starwood Property Mortgage Sub-6, L.L.C., Starwood Property Mortgage Sub-6-A, L.L.C., Starwood Property Mortgage Sub-6(P), L.L.C., Starwood Property Mortgage Sub-6-A(P), L.L.C., Starwood Mortgage Funding V LLC and Citibank, N.A. (“Purchaser”).

Ladies and Gentlemen:

Pursuant to Article 3(a) of the Repurchase Agreement, the undersigned hereby requests that Purchaser enter into a Transaction with respect to the Proposed Asset(s) specified below in accordance with the other terms specified below.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Repurchase Agreement.

Proposed Asset(s):	As identified on attached Schedule 1

Aggregate Principal Amount of Proposed Asset(s):	As identified on attached Schedule 1

Governing Agreements:	As identified on attached Schedule 1

[Spot Rate]:	_______%

Applicable Currency:	[$][€][£]

Requested Purchase Price:	[$][€][£]__________

Debt Yield of Mortgage Loan:	_______%

As-Is LTV of Mortgage Loan:	_______%

Debt Yield of Purchased Asset:	_______%

As-Is LTV of Purchased Asset:	_______%

Requested Purchase Date:	__________

Seller’s Wiring Instructions:

Bank Name:

Ex. II-1

ABA Number:
Account Number:
Reference:

In connection with this request for a Transaction, the Requested Exceptions Report is attached as Schedule 2 hereto.  The Collateral Tape and the applicable materials listed on the Due Diligence Checklist are also enclosed herewith or have been otherwise provided.

[STARWOOD PROPERTY MORTGAGE
SUB-6-A HOLDINGS][STARWOOD
PROPERTY MORTGAGE SUB-6[-
A][(P)][-A(P)], L.L.C.][STARWOOD
MORTGAGE FUNDING V LLC]

By:
Name:
Title:

Ex. II-2

Schedule 1 to Transaction Request

ASSET INFORMATION

Loan / Property Flag:

Asset Type:  [Mortgage Loan][A-Note][Pari Passu A-Note][B-Note][Pari Passu Participation Interest][Senior Participation Interest][Junior Participation Interest]

Number of Properties:

Borrower:

Property Name (for each property):

Property Address (for each property):

Origination Date:

Interest Rate:

Maturity Date:

Applicable Currency:

Outstanding Principal Amount:

Future Funding Obligations:

Governing Agreements:

Required Companion Asset:

Additional Collateral (Mezzanine Loan):

Ex. II-3

Schedule 2 to Transaction Request

REQUESTED EXCEPTIONS REPORT

INSTRUCTIONS:  LIST ANY AND ALL EXCEPTIONS TO THE REPRESENTATIONS AND WARRANTIES AND ANY OTHER ELIGIBILITY CRITERIA CONTAINED IN THE REPURCHASE AGREEMENT THAT ARE APPLICABLE TO THE PROPOSED ASSET(S).

Ex. II-4

EXHIBIT III

FORM OF CONFIRMATION STATEMENT

[DATE]

To:  [Starwood Property Mortgage Sub-6-A Holdings][Starwood Property Mortgage Sub-6[-A][(P)][-A(P)], L.L.C.][Starwood Mortgage Funding      V LLC]

Re:       Fourth Amended and Restated Master Repurchase Agreement, dated as of May 7, 2019 (as further amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Repurchase Agreement”) by and among Starwood Property Mortgage Sub-6-A Holdings, L.L.C., Starwood Property Mortgage Sub-6, L.L.C., Starwood Property Mortgage Sub-6-A, L.L.C., Starwood Property Mortgage Sub-6(P), L.L.C., Starwood Property Mortgage Sub-6-A(P), L.L.C., Starwood Mortgage Funding V LLC and Citibank, N.A. (“Purchaser”).

Ladies and Gentlemen:

In accordance with Article 3(a) of the Repurchase Agreement, Purchaser is pleased to deliver this written CONFIRMATION of its agreement to enter into a Transaction with you pursuant to which Purchaser will purchase from you the Proposed Asset identified below on the terms set forth herein and in accordance with the Repurchase Agreement.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Repurchase Agreement.

Purchase Date:	__________, 20__

Proposed Asset(s):	As identified on attached Schedule 1

Aggregate Principal Amount of Proposed Asset(s):	As identified on attached Schedule 1

Governing Agreements:	As identified on attached Schedule 1

Repurchase Date:	__________, 20__

[Spot Rate]:	_______%

Applicable Currency:	[$][€][£]

Initial Purchase Price:	[$][€][£]__________

Purchase Date Spot Rate	_________________

Initial Market Value of the Purchased Asset:	[$][€][£]__________

Debt Yield of the Mortgage Loan:	_______%

Ex. III-1

As-Is LTV of the Mortgage Loan:	_______%

Initial Debt Yield of the Purchased Asset:	_______%

Initial As-Is LTV of the Purchased Asset:	_______%

Pricing Rate:	Initially [EURIBOR][LIBOR] plus Applicable Spread of _______ basis points, as such Applicable Spread may be adjusted after the Purchase Date in accordance with the definition thereof.

Maximum Purchase Price Percentage:	Initially _______% and thereafter, as such Maximum Purchase Price Percentage may be adjusted after the Purchase Date in accordance with the definition thereof.
Amount of Future Funding Obligations:	As identified on attached Schedule 1

Additional Conditions Precedent for Future Funding Advance Draw:

For Starwood Pari Passu Purchased Assets: Principal Balance of Starwood Pari Passu Purchased Asset and Companion Interest and SPP Mortgage Loan Maximum Purchase
Price:	As identified on attached Schedule 1

Seller’s Wiring Instructions:

Bank Name:
ABA Number:
Account Number:
Reference:

You hereby certify that the Proposed Asset is an Eligible Asset and that the representations and warranties in Article 9 of the Repurchase Agreement (other than those contained in Article 9(b)(xvi) relating to Purchased Assets and Additional Collateral subject to other Transactions and subject to any exceptions set forth in the Requested Exceptions Report attached to the Transaction Request for the pending Transaction) are true, correct and complete on and as of the Purchase Date for the pending Transaction in all material respects (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

Ex. III-2

Please evidence your agreement to proceed with the proposed Transaction by promptly returning to Purchaser a countersigned counterpart of this Confirmation.

CITIBANK, N.A.

By:
Name:
Title:

AGREED AND ACKNOWLEDGED:

[STARWOOD PROPERTY MORTGAGE
SUB-6-A HOLDINGS][STARWOOD
PROPERTY MORTGAGE SUB-6[-
A][(P)][-A(P)], L.L.C.][STARWOOD
MORTGAGE FUNDING V LLC]

By:
Name:
Title:

Ex. III-3

Schedule 1 to Confirmation Statement

ASSET INFORMATION

Loan / Property Flag:

Asset Type:  [Mortgage Loan][A-Note][Pari Passu A-Note][B-Note][Pari Passu Participation Interest][Senior Participation Interest][Junior Participation Interest][Starwood Pari Passu Participation Interest]

Number of Properties:

Borrower:

Property Name (for each property):

Property Address (for each property):

Origination Date:

Interest Rate:

Maturity Date:

Applicable Currency:

Outstanding Principal Amount:

Future Funding Obligations:

For Starwood Pari Passu Purchased Assets:
-- Principal Balance of Starwood Pari Passu
   Purchased Asset:
-- Principal Balance of Companion Interest:
-- SPP Mortgage Loan Maximum Purchase
Price:

Governing Agreements:

Required Companion Asset:

Additional Collateral (Mezzanine Loan):

Ex. III-4

EXHIBIT IV

AUTHORIZED REPRESENTATIVES OF SELLERS

STARWOOD PROPERTY MORTGAGE SUB-6-A HOLDINGS, L.L.C.

STARWOOD PROPERTY MORTGAGE SUB-6, L.L.C.
STARWOOD PROPERTY MORTGAGE SUB-6-A, L.L.C.
STARWOOD PROPERTY MORTGAGE SUB-6(P), L.L.C.
STARWOOD PROPERTY MORTGAGE SUB-6-A(P), L.L.C.

Name	Title	Specimen Signature
Andrew J. Sossen	Chief Operating Officer
Jeffrey DiModica	President
Rina Paniry	Chief Financial Officer
Vincent Kallaher	Senior Vice President
Michael Rappaport	Vice President
Farid Maluf	Vice President

STARWOOD MORTGAGE FUNDING V LLC

Name	Title	Specimen Signature
Richard T. Highfield	President
Leslie K. Fairbanks	Executive Vice President
Jeremy Beard	Senior Vice President
Grace Y. Chiang	Senior Vice President
Jerry Hirschkorn	Assistant Secretary & Vice President

Ex. IV-1

EXHIBIT V-A

FORM OF POWER OF ATTORNEY (U.S. PURCHASED ASSETS)

Know All Men by These Presents, that [Starwood Property Mortgage Sub-6-A Holdings][Starwood Property Mortgage Sub-6[-A][(P)][-A(P)], L.L.C.,][Starwood Mortgage Funding V LLC] a Delaware limited liability company (“Seller”), does hereby appoint Citibank, N.A. (“Purchaser”), its attorney-in-fact to act in Seller’s name, place and stead, upon the occurrence and during the continuance of an Event of Default, in any way that Seller could do with respect to (i) the completion of the endorsements of the Purchased Assets, including without limitation the Mortgage Notes, Assignments of Mortgages and Participation Certificates, and any transfer documents related thereto, (ii) the recordation of the Assignments of Mortgages, (iii) the preparation and filing, in form and substance satisfactory to Purchaser, of such financing statements, continuation statements, and other uniform commercial code forms, as Purchaser may from time to time, reasonably consider necessary to create, perfect, and preserve Purchaser’s security interest in the Purchased Assets and (iv) the enforcement of Seller’s rights under the Purchased Assets purchased by Purchaser pursuant to the Fourth Amended and Restated Master Repurchase Agreement, dated as of May 7, 2019 (as further amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Repurchase Agreement”), by and among Starwood Property Mortgage Sub-6-A Holdings, L.L.C.,  Starwood Property Mortgage Sub-6, L.L.C., Starwood Property Mortgage Sub-6-A, L.L.C., Starwood Property Mortgage Sub-6(P), L.L.C., Starwood Property Mortgage Sub-6-A(P), L.L.C.,  Starwood Mortgage Funding V LLC and Purchaser, and to take such other steps as may be necessary or desirable to enforce Purchaser’s rights against such Purchased Assets, the related Purchased Asset Files and the Servicing Records to the extent that Seller is permitted by law to act through an agent.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Repurchase Agreement.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OR SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND SELLER ON ITS OWN BEHALF AND ON BEHALF OF SELLER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-140 1 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Ex. V-A-1

[SIGNATURE PAGE FOLLOWS]

Ex. V-A-2

IN WITNESS WHEREOF, Seller has caused this Power of Attorney to be executed as a deed this ___ day of ______, 20__.

[STARWOOD PROPERTY MORTGAGE
SUB-6-A HOLDINGS][STARWOOD
PROPERTY MORTGAGE SUB-6[-
A][(P)][-A(P)], L.L.C.][STARWOOD
MORTGAGE FUNDING V LLC]

By:
Name:
Title:

STATE OF   ______________          )

COUNTY OF   ____________         )

On ________, 20__, before me, _____________________, a Notary Public, personally appeared ___________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the ______________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature _______________________________

(Seal)

Ex. V-A-3

EXHIBIT V-B

FORM OF POWER OF ATTORNEY (ENGLISH PURCHASED ASSETS)

THIS POWER OF ATTORNEY is made and given on [_____] [__], 20[__], by [Starwood Property Mortgage Sub-6-A Holdings][Starwood Property Mortgage Sub-6[-A][(P)][-A(P)], L.L.C.,][Starwood Mortgage Funding V LLC] a Delaware limited liability company whose registered office is at [ ] (“Seller”) in favor of Citibank, N.A., whose registered office is at [_____] (the “Attorney” or “Purchaser”), for the purposes and on the terms hereinafter set forth.

(A)       By a Fourth Amended and Restated Master Repurchase Agreement, dated as of May 7, 2019 (the “Repurchase Agreement”), Seller agreed to sell, and the Attorney agreed to purchase, the Purchased Assets on terms requiring Seller to repurchase the same on the terms set out therein.

(B)       In connection with the agreement of the Attorney to purchase the Purchased Assets, Seller has agreed to enter into these presents for the purposes hereinafter appearing.

NOW THIS DEED WITNESSETH and SELLER HEREBY APPOINTS the Attorney to be its true and lawful attorney in the name of Seller or otherwise, for and on behalf of Seller to do any of the following acts, deeds and things or any of them:

(a)        date and deliver to the facility agent for execution any Transfer Certificate executed by Seller,

(b)        take any action (including exercising voting and/or consent rights) with respect to any participation interest,

(c)        complete the preparation and filing, in form and substance satisfactory to Purchaser, of such financing statements, continuation statements, and other UCC or other forms, as Purchaser may from time to time, reasonably consider necessary to create, perfect, and preserve Purchaser’s security interest in the Purchased Assets,

(d)        enforce Seller’s rights under the Purchased Assets purchased by Purchaser pursuant to the Repurchase Agreement,

(e)        to take such other steps as may be necessary or desirable to enforce Purchaser’s rights against, under or with respect to such Purchased Assets and the related Purchased Asset Files and the Servicing Records or to enforce Seller’s rights under the Purchased Assets purchased by Purchaser pursuant to the Repurchase Agreement, provided that Attorney agrees not to exercise its rights under this instrument unless a Default or an Event of Default has occurred and is continuing.

The Attorney shall have the power in writing under seal by an officer of the Attorney from time to time to appoint a substitute (each, a “Substitute Attorney”) who shall have the power to act on behalf of Seller (whether concurrently with or independently of the Attorney) as if that Substitute Attorney shall have been originally appointed as the Attorney by this Deed and/or to

Ex. V-B-1

revoke any such appointment at any time without assigning any reason therefor provided the Attorney shall continue to be liable for the negligence, willful misconduct or bad faith of any such Substitute Attorney appointed by it.

SELLER DECLARES THAT:

This Power of Attorney shall be irrevocable and is given as security for the interests of the Attorney under the Repurchase Agreement and will survive and not be affected by the subsequent bankruptcy or insolvency or dissolution of Seller.

Seller hereby satisfies and confirms and agrees to verify and confirm any action taken by the Attorney hereunder.

Words and expressions defined in the Repurchase Agreement shall have the same meanings in this Power of Attorney except so far as the context otherwise requires.

This Power of Attorney is governed by and shall be construed in accordance with English law.

IN WITNESS WHEREOF, Seller has caused this Power of Attorney to be executed as a deed this [__] day of [__________], 20[__].

[STARWOOD PROPERTY MORTGAGE
SUB-6-A HOLDINGS][STARWOOD
PROPERTY MORTGAGE SUB-6[-
A][(P)][-A(P)], L.L.C.][STARWOOD
MORTGAGE FUNDING V LLC]

By:
Name:
Title:

Ex. V-B-2

EXHIBIT VI

FORM OF FUTURE FUNDING ADVANCE DRAW REQUEST

[DATE]

To:  Citibank, N.A.

Re:       Fourth Amended and Restated Master Repurchase Agreement, dated as of May 7, 2019 (as further amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Repurchase Agreement”) by and among Starwood Property Mortgage Sub-6-A Holdings, L.L.C., Starwood Property Mortgage Sub-6, L.L.C., Starwood Property Mortgage Sub-6-A, L.L.C., Starwood Property Mortgage Sub-6(P), L.L.C., Starwood Property Mortgage Sub-6-A(P), L.L.C., Starwood Mortgage Funding V LLC and Citibank, N.A. (“Purchaser”).

Ladies and Gentlemen:

Pursuant to Article 3(e)(iv) of the Repurchase Agreement, the undersigned hereby requests that Purchaser make an Additional Future Funding Advance Draw with respect to the Purchased Asset specified below in accordance with the other terms specified below.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Repurchase Agreement.

Purchased Asset:	____________________

Purchase Price as of Date Hereof:	____________________

Applicable Currency:	[$][€][£]

Amount of Future Funding Advance:	[$][€][£]______________

Requested Future Funding Advance Draw:	[$][€][£]______________

Funding Date Spot Rate:	____________________

Anticipated Purchase Price Assuming Requested Future Funding Advance Draw is made:	[$][€][£]______________

Requested Date of Draw:	_____________________

Seller’s Wiring Instructions:

Bank Name:	_____________________
ABA Number:	_____________________
Account Number:	_____________________
Reference:	_____________________

Ex. VI-1

[STARWOOD PROPERTY MORTGAGE
SUB-6-A HOLDINGS][STARWOOD
PROPERTY MORTGAGE SUB-6[-
A][(P)][-A(P)], L.L.C.][STARWOOD
MORTGAGE FUNDING V LLC]

By:
Name:
Title:

Ex. VI-2

EXHIBIT VII

DUE DILIGENCE CHECKLIST

General Information	Third Party Reports and Internal Reviews

Asset Summary Report, including without limitation, material issues summary (credit and/or underwriting) and market analysis

Site Inspection Report

Maps and Photos

Summary of Qualified Transferee Requirements

Borrower/Sponsor Information

Credit Reports

Financial Statements

Tax Returns (to the extent obtained by the applicable Seller or required by the loan documents)

Borrower Structure or Org Chart

Bankruptcy and Foreclosure History

Property Information

Historical Operating Statements

Rent Rolls

Budget

Retail Sales Figures (to the extent obtained by the applicable Seller or required by the loan documents)

Leasing Information

Stacking Plan

Major Leases and Abstracts (to the extent abstracts are prepared or available)

Tenant Estoppels

Standard Lease Forms

SNDA’s

Appraisals

Environmental Site Assessments

Engineering Reports

Environmental Reports (Phase I and II)

Insurance Review (including Evidence of Insurance* if not otherwise included in Legal Binder)

Seismic Reports

Title Policy or final Pro Forma or binding “marked commitment”

Survey

Zoning Report

Flood Zone Certificates

For Hospitality Properties

Hotel Franchise Compliance Reports

Hotel Franchise Agreement and Abstract

Hotel Franchise Comfort Letters*

Documentation

Purchase and Sale Agreement

Closing Statement

Complete Legal Binder*

Ground Lease and Abstract (to the extent abstracts are prepared or available)

Management Contract and Abstract (to the extent abstracts are prepared or available)

* For a Proposed Asset that is being originated on the related Purchase Date and for which the Purchased Asset File is being delivered after the related Purchase Date, this document may not be available at the time of delivery of the related Due Diligence Package.  The applicable Seller shall instead deliver current unexecuted versions of the documents constituting the Purchased Asset File at the time of delivery of the Due Diligence Package.  The applicable Seller shall

Ex. VII-1

provide to Purchaser blacklines showing any changes between the documents delivered as part of the Due Diligence Package against final versions of such documents when such blacklines are available, and in any case, prior to Purchaser’s purchase of the Proposed Asset from such Seller.

Ex. VII-2

EXHIBIT VIII

COLLATERAL TAPE

Control Number

Loan Number

Loan / Property Flag

Asset Type

Number of Properties

Seller

Borrower

Property Name

Street Address

City

State

County

Zip Code

Property Type

Property Type Detail

Year Built

Year Renovated

Number of Units

Unit Description

Loan per Unit

Original Balance

Future Funding Obligations

Cut-off Date Balance as of [_____]

Allocated Cut-off Date Balance (multi-property)

% of Initial Pool Balance

Pari Passu Split (Y/N)

Interest Rate

Administrative Fee

Monthly Payment

Annual Debt Service

Interest Accrual Method

Origination Date

First Payment Date

Last IO Payment Date

First P&I Payment Date

Payment Date

Grace Days - Late Fee

Grace Days - Default

Amort Type

Original Interest Only Term

Remaining Interest Only Term

Original Loan Term

Remaining Loan Term

Ex. VIII-1

Original Amortization Term

Remaining Amortization Term

Seasoning

Maturity Date

Hyper Amortizing Loan

Hyper Am Loan Maturity Date

Balloon Balance

Lockbox

Cash Management

Cross Collateralized (Y/N)

Cross Collateralized Group

Lockout Period

Lockout Expiration Date

Prepayment / Defeasance Begin Date

Prepayment / Defeasance End Date

Open Period Begin Date

Open Period

Prepayment Type

Prepay Description

YM Index

YM Discount

YM Margin

YM Calculation Method

Day Prepayment Permitted

Due On Sale

Due on Encumbrance

B Note Original Amount

B Note Cut-Off Date Balance

B Note Interest Rate

B Note Annual Payment

B Note Maturity Date

Whole Loan Original Balance

Whole Loan Cut-Off Date Balance

Whole Loan Interest Rate

Whole Loan Annual Payment

Whole Loan LTV

Whole Loan DSCR

Name of Mezzanine Lender

Mezzanine Debt Original Amount

Mezzanine Debt Cut-Off Date Balance

Mezzanine Debt Interest Rate

Mezzanine Debt Annual Payment

Mezzanine Debt Maturity Date

Total Loan Original Balance

Total Loan Cut-Off Date Balance

Total Loan Interest Rate

Ex. VIII-2

Total Loan Annual Payment

Total Loan LTV

Total Loan DSCR

Other Subordinate Debt Balance

Other Subordinate Debt Type

Future Debt Allowed?

Assumable?

Assumption Fee

Appraiser Designation

Appraisal FIRREA (Y/N)

Appraisal Date

Appraisal Value

Stabilized Appraisal Date

Stabilized Appraised Value

Cut-off Date LTV

Scheduled Maturity Date LTV

Occupancy %

Occupancy As of Date

Largest Tenant (Based on Square Footage)

Largest Tenant Sq. Ft.

Largest Tenant Lease Expiration

Second Largest Tenant

Second Largest Tenant Sq. Ft.

Second Largest Tenant Lease Expiration

Third Largest Tenant

Third Largest Tenant Sq. Ft.

Third Largest Tenant Lease Expiration

Fourth Largest Tenant

Fourth Largest Tenant Sq. Ft.

Fourth Largest Tenant Lease Expiration

Fifth Largest Tenant

Fifth Largest Tenant Sq. Ft.

Fifth Largest Tenant Lease Expiration

Single Tenant (Y/N)

Engineering Report Date

Phase I Date

Phase II Performed (Y/N)

Phase II Date

SEL %

Seismic Report Date

Earthquake Insurance Required (Y/N)

Terrorism Insurance Required (Y/N)

Lien Position

Ownership Interest

Ground Lease (Y/N)

Ground Lease Payment (Annual)

Ex. VIII-3

Ground Lease Expiration Date

Ground Lease Extension (Y/N)

# of Ground Lease Extension Options

Ground Lease Expiration Date with Extension

20[12] NOI Date

20[12] NOI

20[12] NCF

20[12] NCF DSCR

20[13] NOI Date

20[13] NOI

20[13] NCF

20[13] NCF DSCR

20[14] NOI Date

20[14] NOI

20[14] NCF

20[14] NCF DSCR

Partial Year Date

Partial Year # of months

Partial Year Description

Partial Year NOI

Partial Year NCF

Partial Year NCF DSCR

Underwritten Revenue

Underwritten Expenses

Underwritten NOI

Underwritten NOI DSCR

Debt Yield on Underwritten NOI

Underwritten Replacement Reserve

Underwritten TI/LC Reserve

Underwritten Other Reserve

Underwritten NCF

Underwritten NCF DSCR

Debt Yield on Underwritten NCF

Upfront RE Tax Reserve

Ongoing RE Tax Reserve

Upfront Insurance Reserve

Ongoing Insurance Reserve

Upfront Replacement Reserve

Ongoing Replacement Reserve

Replacement Reserve Caps

Upfront TI/LC Reserve

Ongoing TI/LC Reserve

TI/LC Caps

Upfront Debt Service Reserve

Ongoing Debt Service Reserve

Upfront Deferred Maintenance Reserve

Ex. VIII-4

Ongoing Deferred Maintenance Reserve

Upfront Environmental Reserve

Ongoing Environmental Reserve

Upfront Other Reserve

Ongoing Other Reserve

Other Reserve Detail / Description

Letter of Credit?

LOC Balance

Letter of Credit Description

Release Provisions (Y/N)

Loan Purpose

If Acquisition, Purchase Price

Borrower Name

Principal / Sponsor

Recourse

Related Sponsor

Borrower SPE (Y/N)

Property Manager

Franchise Flag (Hotel Only)

Utilities Paid by Tenant

# of Studios

Studio Avg. Rents

# of One Bedroom Units

One Bedroom Avg. Rents

# of Two Bedroom Units

Two Bedroom Avg. Rents

# of Three Bedroom Units

Three Bedroom Avg. Rents

# of Four Bedroom Units

Four Bedroom Avg. Rents

# of Five Bedroom Units

Five Bedroom Avg. Rents

Elevators (Y/N)

Section 42 Units? (Y/N)

Section 8 Units? (Y/N)

Student / Military / Other Concentration? (Y/N)

# of Sponsor Owned Units that are Rented or Available for Rent

Sponsor Owned Units Avg. Rent

# of Owner Occupied or Vacant Units Not Available For Rent

# of Manufactured Housing Pads

Average Rent Per Pad

Total Gross Income of Park

Total Gross Income of MH Pads Only

Total Gross Income From All Sources

Total Gross Income Retail and Commercial Only

Loan Group

Ex. VIII-5

ADR

RevPar

Ex. VIII-6

EXHIBIT IX

FORM OF MARGIN CALL

[DATE]

Via Electronic Transmission

To:  Starwood Property Mortgage Sub-6-A Holdings, L.L.C.

To:  Starwood Property Mortgage Sub-6, L.L.C.

To:  Starwood Property Mortgage Sub-6-A, L.L.C.

To:  Starwood Property Mortgage Sub-6(P), L.L.C.

To:  Starwood Property Mortgage Sub-6-A(P), L.L.C.

To:  Starwood Mortgage Funding V LLC

Re:       Fourth Amended and Restated Master Repurchase Agreement, dated as of May 7, 2019 (as further amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Repurchase Agreement”), by and among Starwood Property Mortgage Sub-6-A Holdings, L.L.C., Starwood Property Mortgage Sub-6, L.L.C., Starwood Property Mortgage Sub-6-A, L.L.C., Starwood Property Mortgage Sub-6(P), L.L.C., Starwood Property Mortgage Sub-6-A(P), L.L.C. and Starwood Mortgage Funding V LLC (collectively, “Sellers”) and Citibank, N.A. (“Purchaser”).

Ladies and Gentlemen:

Pursuant to Article 4(a) of the Repurchase Agreement, Purchaser hereby notifies Sellers that a Margin Call Condition has occurred as set forth below.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Repurchase Agreement.

(a)	Aggregate Market Value of all
	[U.S.][Foreign]Purchased Assets[([EUR][GBP]):	[$][€][£]__________
(b)	Aggregate Margin Amount of all
	[U.S.][Foreign]Purchased Assets[([EUR][GBP]):	[$][€][£]__________
(c)	99.5% of (b) above:	[$][€][£]__________

A Margin Call Condition exists when the amount in (a) above is less than the amount in (c) above.

(d)	Margin Deficit ((b) above minus (a) above):	[$][€][£]__________

WHEN A MARGIN CALL CONDITION EXISTS, SELLERS ARE REQUIRED TO CURE THE MARGIN DEFICIT SPECIFIED IN (d) ABOVE IN ACCORDANCE WITH

Ex. IX-1

THE REPURCHASE AGREEMENT AND WITHIN THE TIME PERIOD SPECIFIED IN ARTICLE 4(b) THEREOF.

CITIBANK, N.A.

By:
Name:
Title:

Ex. IX-2

EXHIBIT X

FORM OF RELEASE LETTER

[DATE]

Citibank, N.A.
388 Greenwich Street
New York, New York 10013
Attention: Richard Schlenger

Re:       Fourth Amended and Restated Master Repurchase Agreement, dated as of May 7, 2019 (as further amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Repurchase Agreement”) by and among Starwood Property Mortgage Sub-6-A Holdings, L.L.C., Starwood Property Mortgage Sub-6, L.L.C., Starwood Property Mortgage Sub-6-A, L.L.C., Starwood Property Mortgage Sub-6(P), L.L.C., Starwood Property Mortgage Sub-6-A(P), L.L.C., Starwood Mortgage Funding V LLC and Citibank, N.A. (“Purchaser”).

Ladies and Gentlemen:

With respect to the Purchased Assets described on the attached Schedule 1 (the “Purchased Assets”) (a) we hereby certify to you that the Purchased Assets are not subject to a lien of any third party and (b) we hereby release to you all rights, interests or claims of any kind other than any rights, interests or claims under the Repurchase Agreement with respect to such Purchased Assets, such release to be effective automatically without further action by any party upon payment by Purchaser of the Purchase Price contemplated under the related Confirmation in accordance with the wiring instructions set forth in the Confirmation.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Repurchase Agreement.

[STARWOOD PROPERTY MORTGAGE
SUB-6-A HOLDINGS][STARWOOD
PROPERTY MORTGAGE SUB-6[-
A][(P)][-A(P)], L.L.C.][STARWOOD
MORTGAGE FUNDING V LLC]

By:
Name:
Title:

Ex. X-1

Schedule 1 to Release Letter

[LIST OF PURCHASED ASSET DOCUMENTS (INCLUDE THE DOCUMENTS COMPRISING ANY RELATED ADDITIONAL COLLATERAL)]

Ex. X-2

EXHIBIT XI

FORM OF SERVICER LETTER

Ex. XI-1

EXECUTION VERSION

SERVICER LETTER

March 28, 2016

Wells Fargo Bank, N.A.
Commercial Mortgage Servicing
MAC D1086-120
550 South Tryon Street, 12th Floor
Charlotte, North Carolina 28202
Attention: Starwood Property Mortgage Sub-6, L.L.C. and Starwood Property Mortgage Sub-6-A, L.L.C. – Relationship Manager

Re:       Second Amended and Restated Master Repurchase Agreement, dated as of October 16, 2015 (as further amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Repurchase Agreement”), by and among Starwood Property Mortgage Sub-6, L.L.C. (“Sub-6 Seller”), Starwood Property Mortgage Sub-6-A, L.L.C. (“Sub-6-A Seller”), Starwood Property Mortgage Sub-6(P), L.L.C. (“Sub-6(P) Seller”), Starwood Property Mortgage Sub-6-A(P), L.L.C. (“Sub-6-A(P) Seller”; together with Sub-6 Seller, Sub-6-A Seller and Sub-6-(P) Seller, collectively, “Original Sellers”), Starwood Mortgage Funding V LLC (“Funding V Seller”; together with Original Sellers, collectively, “Sellers”) and Citibank, N.A. (“Purchaser”)

Ladies and Gentlemen:

Wells Fargo Bank, N.A. (“You” or “Servicer”) is, or will be, the servicer of certain mortgage loans (the “Loans”) for Sellers pursuant to that certain Amended and Restated Servicing Agreement, dated as March 28, 2016, by and among Servicer and Sellers, a copy of which is attached hereto as Exhibit A (as such agreement may be amended, modified and/or restated, the “Servicing Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Servicing Agreement.

You are hereby notified pursuant to this instruction letter (this “Letter Agreement”) that Sellers are selling or have sold the Loans to Purchaser pursuant to the Repurchase Agreement.

You agree to service the Loans in accordance with the terms of the Servicing Agreement for the benefit of Purchaser and Sellers and, except as otherwise provided herein and subject to the terms and conditions of the Repurchase Agreement, Purchaser shall have all of the rights, but none of the duties or obligations (including, without limitation, payment of any fees, indemnification, costs, reimbursement or expenses), except as set forth in this Letter Agreement of Sellers under the Servicing Agreement.

Notwithstanding anything to the contrary in the Servicing Agreement, You, as Servicer, hereby agree to remit all amounts required to be remitted to Sellers pursuant to the Servicing Agreement in accordance with the wiring instructions provided below, or in accordance with any other instructions that may be delivered to You by Purchaser with a copy thereof delivered simultaneously to Sellers:

With respect to amounts to be remitted to Original Sellers:

Bank:               Citibank, N.A.

ABA #:            021000089

Acct #:             4967631089

Acct Name:     Starwood Property Mortgage Sub-6 LLC FBO Citibank NA – Collection Account

With respect to amounts to be remitted to Funding V Seller:

Bank:               U.S. Bank N.A.

ABA #:            091000022

DDA #:            173103322058

Acct #:             183791000

Acct Name:     Starwood Mtg Fund V BACA

Under no circumstances will You remit any such amounts in accordance with any instructions delivered to You by a Seller or any other person (other than Purchaser), unless Purchaser agrees in writing.

Servicer agrees to deliver directly to Purchaser, at the following email address(es):  richard.schlenger@citi.com and sonia.austinoutlaw@citi.com, or such other email addresses as may hereafter be provided to Servicer by the Purchaser, all servicing statements, reports and other information with respect to the Loans that the Servicer is required to deliver to the Seller under the Servicing Agreement, on the same date such information is required to be delivered to the Seller.

You further agree, upon your receipt of written notification (a “Default Notice”), from Purchaser that an Event of Default (as defined in the Repurchase Agreement) has occurred and is continuing under the Repurchase Agreement (a “Seller Event of Default”), that (i) Purchaser shall assume all of the rights and duties of Sellers (but none of the obligations) under the Servicing Agreement, except as otherwise provided herein, (ii) You shall follow the instructions of Purchaser with respect to the Loans and deliver to Purchaser any information with respect to the Loans reasonably requested by Purchaser and in accordance with the obligations under the Servicing Agreement, (iii) You shall not follow any instructions received from any Seller with respect to the Loans and (iv) You shall treat this Letter Agreement as a separate and distinct servicing agreement between You and Purchaser (incorporating the terms of the Servicing Agreement by reference), subject to no setoff or counterclaims arising in Your favor (or the favor of any third party claiming through You) under any other agreement or arrangement between You and Sellers or otherwise.  Purchaser shall send a copy of any Default Notice to Sellers simultaneously with delivery thereof to Servicer.  Notwithstanding anything to the contrary herein or the Servicing Agreement, in no event shall Purchaser be liable for any fees (other than Servicing Fees accruing after delivery of a Default Notice), indemnities, costs, reimbursements or expenses incurred by You or any Seller, or any of Your or their respective affiliates, or otherwise owed to You or a Seller, or any of Your or their respective affiliates at any time.

Servicer may rely and shall be protected in acting or refraining from acting upon any notice, request, consent, order, certificate, report, opinion or document (including, but not limited to, electronically confirmed facsimiles thereof) believed by it to be genuine and to have been signed or presented by the proper party or parties.  Servicer shall have no obligation to review or confirm that actions taken pursuant to the foregoing in accordance with this Letter Agreement comply with any other agreement or document to which it is not a party.  In particular, Servicer need not investigate whether Purchaser is entitled under the Repurchase Agreement to give a Default Notice.

Notwithstanding anything to the contrary herein or in the Servicing Agreement, Your rights to service some or all of the Loans being serviced by You shall terminate upon Your having received a written termination notice from Purchaser delivered after the occurrence and during the continuance of a Seller Event of Default or an “Event of Default” under (and as defined in) the Servicing Agreement (each, a “Servicing Termination”).  In the event of a Servicing Termination, You hereby agree to (i) deliver to Purchaser or its designee the funds in the Servicer Account (net of all unpaid Servicing Fees and unreimbursed costs and expenses under the Servicing Agreement) and the Escrow Account and electronic copies of the Servicing Files and related documents and statements held by You with respect to the applicable Loan(s) so affected and account for all funds, (ii) cooperate in all respects with the transfer of servicing to Purchaser or its designee and (iii) direct any party liable for any payment under any such Loans to make payment of any and all moneys due or to become due thereunder directly to Purchaser or as Purchaser shall direct including, without limitation, sending “goodbye” and “hello” letters.  The out-of-pocket costs and expenses of such transfer shall be paid by the Sellers in the event of a Seller Event of Default and by the Servicer in the event of an “Event of Default” under (and as defined in) the Servicing Agreement.  The out-of-pocket costs and expenses of such transfer shall be paid by the Purchaser only if the Purchaser had previously expressly assumed all of the rights, duties and obligations of Seller under the Servicing Agreement.  The transfer of servicing and such records by You shall be in accordance with customary standards in the mortgage loan servicing industry and the terms of the Servicing Agreement, and such transfer shall include the transfer of the gross amount of all escrows held for the related mortgagors (without reduction for unreimbursed advances or “negative escrows”).

Any notices hereunder shall be delivered in accordance with the provisions of Section 8.01 of the Servicing Agreement.  Notices to Purchaser shall be delivered to the following address:

Citibank, N.A.
390 Greenwich Street
New York, New York 10013
Attention: Richard Schlenger
Telephone:  (212) 816-7806
Fax:  (212) 816-8307
Email:  richard.schlenger@citi.com

with copy to:

Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, PA 19104

Attention:  Richard D. Jones
Telephone:  (215) 994-3844
Fax:  (215) 655-2501
Email:  richard.jones@dechert.com

Any notices to You or to Sellers shall be delivered to the addresses and in accordance with the requirements set forth in Section 8.01 of the Servicing Agreement.

[NO FURTHER TEXT ON THIS PAGE]

Please acknowledge receipt of this Letter Agreement and your agreement to its terms by signing in the signature block below and forwarding an executed copy to the other parties hereto.

Very truly yours,

STARWOOD PROPERTY MORTGAGE SUB-6, L.L.C.

By:	/s/ Andrew Sossen
Name: Andrew Sossen
Title: Authorized Signatory

STARWOOD PROPERTY MORTGAGE SUB-6-A, L.L.C.

By:	/s/ Andrew Sossen
Name: Andrew Sossen
Title: Authorized Signatory

STARWOOD PROPERTY MORTGAGE SUB-6(P), L.L.C.

By:	/s/ Andrew Sossen
Name: Andrew Sossen
Title: Authorized Signatory

STARWOOD PROPERTY MORTGAGE SUB-6-A(P), L.L.C.

By:	/s/ Andrew Sossen
Name: Andrew Sossen
Title: Authorized Signatory

[Signature Page to Servicer Acknowledgment Letter]

STARWOOD MORTGAGE FUNDING V LLC

By:	/s/ Leslie K. Fairbanks
Name: Leslie K. Fairbanks
Title: Executive Vice President

[Signature Page to Servicer Acknowledgment Letter]

Acknowledged and Agreed as of this ____ day of March, 2016:

WELLS FARGO BANK, N.A.,
as Servicer

By:    /s/ Lisa K. Traylor            _

Name: Lisa K. Traylor

Title: Managing Director

[Signature Page to Servicer Acknowledgment Letter]

Acknowledged and Agreed as of this ____ day of March, 2016:

CITIBANK, N.A.,

as Purchaser

By:  /s/ Richard B. Schlenger        _

Name: Richard B. Schlenger

Title: Authorized Signatory

[Signature Page to Servicer Acknowledgment Letter]

EXHIBIT XII-A

REPRESENTATIONS AND WARRANTIES

REGARDING EACH INDIVIDUAL PURCHASED ASSET

REPRESENTATIONS AND WARRANTIES

REGARDING EACH INDIVIDUAL PURCHASED ASSET

Capitalized terms used but not defined in this Exhibit XII-A shall have the respective meanings given them in the Master Repurchase Agreement to which this Exhibit XII-A is attached.

On the Purchase Date for each Foreign Purchased Asset secured by Mortgaged Property located outside of the United Kingdom, the representations and warranties set forth on this Exhibit XII-A shall be revised to the extent necessary, as mutually agreed upon by Purchaser and Seller, to reflect any equivalent terminology, customary market practices and Requirement of Law in the relevant non-U.S. jurisdiction, in each case applicable to such Foreign Purchased Asset.

With respect to Foreign Purchased Assets, any reference in this Exhibit to a "Mortgage" shall be deemed to refer to all security documents creating a lien or security interest on the related Mortgaged Property and entered into in connection with such Foreign Purchased Asset and any reference to Mortgaged Property shall mean the real property and other assets and rights securing repayment of the Foreign Purchased Asset.

I.          CERTAIN DEFINED TERMS.

“Anticipated Repayment Date” shall mean, with respect to any ARD Loan, the date on which such ARD Loan begins to accrue interest at an increased rate.

“ARD” Loan” shall mean any Mortgage Loan or Mezzanine Loan that is identified as a “Hyper Amortizing Loan” on the related Collateral Tape.

“Assignment of Leases” shall mean, with respect to any Mortgage, an assignment of leases thereunder, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of leases, or with respect to any Foreign Purchased Asset, the equivalent in the relevant non-U.S. jurisdiction.

“Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

“Junior Interest” shall mean (a) a B Note, (b) a junior Participation Interest or (c) a junior mezzanine loan.

Ex. XII-A-1

“Moody’s” shall mean Moody’s Investors Service, Inc. and any successor or successors thereto.

“REMIC” shall mean a real estate mortgage investment conduit, within the meaning of Section 860D(a) of the Internal Revenue Code.

“REMIC Provisions” shall mean sections 860A through 860G of the Internal Revenue Code, the Treasury Regulations promulgated thereunder, and the administrative and judicial interpretations thereof that are binding on the Internal Revenue Service.

“Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Purchased Asset has an unpaid principal balance as of the Purchase Date equal to $5 million (or, with respect to any Foreign Purchased Asset, its then-current equivalent based on the Spot Rate with respect to the Applicable Currency of such Foreign Purchased Asset as of the date of determination) or less, its organizational documents or the related Purchased Asset Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Purchased Assets and prohibit it from engaging in any business unrelated to such Mortgaged Property, and whose organizational documents further provide, or which entity represented in the related Purchased Asset Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Purchased Asset Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Purchased Asset that is cross-collateralized and cross-defaulted with the related Purchased Asset), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

“Treasury Regulations” shall mean applicable final or temporary regulations of the U.S. Department of the Treasury.

II.        REPRESENTATIONS AND WARRANTIES.

A.        With respect to each Purchased Asset:

(1)        Type of Purchased Asset; Ownership of Purchased Assets.  Each Purchased Asset is a Conduit Asset, a Non-Conduit Asset, a Pari Passu Participation Interest, a Junior Participation Interest or a B-Note.  Each Conduit Asset is a Mortgage Loan, an A-Note or a Participation Interest.  Each Non-Conduit Asset is a Mortgage Loan, an A-Note or a Participation Interest.  At the time of the sale, transfer and assignment to Purchaser, no Purchased Asset was subject to any assignment (other than assignments to the applicable Seller), participation or pledge, and the applicable Seller had good title to, and was the sole owner (or, in relation to a Foreign Purchased Asset, the sole legal and beneficial owner) of, each Purchased Asset free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Purchased Asset other than the rights of a holder of any B-Note or Companion Participation Interest pursuant to a co-lender or participation agreement.  The applicable Seller has full right and authority to sell, assign and transfer each Purchased Asset, and the assignment to Purchaser constitutes a legal, valid and binding

Ex. XII-A-2

assignment of such Purchased Asset free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Purchased Asset other than the rights of (a) a holder of any B-Note or Companion Participation Interest pursuant to an intercreditor or participation agreement and/or (b) if the Purchased Asset is subject to a mezzanine loan, the holder of such mezzanine loan pursuant to the intercreditor agreement between the applicable Seller and such mezzanine lender.

B.         Mortgage Loans.  With respect to (i) each Mortgage Loan that is related to a Purchased Asset and (ii) each Mortgaged Loan that is related to a Purchased Asset that is a Participation Interest, A-Note or B-Note:

(1)        Purchased Asset Document Status.  Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument) and other agreement executed by or on behalf of the related Mortgagor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally in the relevant jurisdiction and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Purchased Asset Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Purchased Asset Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Purchased Asset Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the applicable Seller in connection with the origination of such Mortgage Loan that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Purchased Asset Documents.

(2)        Mortgage Provisions.  The Purchased Asset Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure, or analogous remedies in the applicable jurisdiction, subject to the limitations set forth in the Standard Qualifications.

(3)        Mortgage Status; Waivers and Modifications.  Since origination and except by written instruments set forth in the related Purchased Asset File (a) the material terms of the related Mortgage, Mortgage Note, guaranty and the other Purchased Asset Documents

Ex. XII-A-3

have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by the related Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) the related Mortgagor has not been released from its material obligations under the Mortgage Loan.

(4)        Lien; Valid Assignment.  Subject to the Standard Qualifications, each assignment of Mortgage, and assignment of Assignment of Leases (if applicable) or other assignment and pledge of any other applicable Purchased Asset Document, from the applicable Seller constitutes a legal, valid and binding assignment or pledge, as applicable, from such Seller.  Each related Mortgage and Assignment of Leases (or, with respect to any Foreign Purchased Asset, Seller’s rights in and to such Mortgage and Assignment of Leases) is freely assignable without the consent of the related Mortgagor.  Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to (i) Permitted Encumbrances (as defined below), (ii) with respect to any U.S. Purchased Asset, the exceptions to paragraph (6) set forth in the Requested Exception Report, and (iii) with respect to any Foreign Purchased Asset, matters that have been disclosed by or on behalf of the applicable Seller to Purchaser in writing prior to the Purchase Date as part of the Due Diligence Package (each such exception in the foregoing clauses (i) through (iii), a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications.  Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) is free and clear of any recorded mechanics’ liens (or, with respect to any Foreign Purchased Asset, the equivalent in the relevant non-U.S. jurisdiction), recorded materialmen’s liens (or, with respect to any Foreign Purchased Asset, the equivalent in the relevant non-U.S. jurisdiction) and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which:

(i)         are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below) or

(ii)       with respect to any Foreign Purchased Asset, have been disclosed by or on behalf of the applicable Seller to Purchaser in writing prior to the Purchase Date as part of the Due Diligence Package, and, to the applicable Seller’s Knowledge and subject to the rights of tenants (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which:

(i) are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below) or

Ex. XII-A-4

(ii)       with respect to any Foreign Purchased Asset, matters that have been disclosed by or on behalf of the applicable Seller to Purchaser in writing prior to the Purchase Date as part of the Due Diligence Package.

Notwithstanding anything herein to the contrary and in relation to U.S. Purchased Assets only, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

(5)        Permitted Liens; Title Insurance.  In respect of any U.S. Purchased Asset, each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if such Mortgage Loan is cross-collateralized with another Mortgage Loan, the lien of the Mortgage of such other Mortgage Loan provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interfere with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances” (which term, for the avoidance of doubt, is also applicable to Foreign Purchased Assets for purposes of this Exhibit XII)).  Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to, or coordinate and co-equal, with the lien of the related Mortgage.  With respect to such U.S. Purchased Asset, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the applicable Seller thereunder and no claims have been paid thereunder.  Neither the applicable Seller, nor to the applicable Seller’s Knowledge, any other holder of the U.S. Purchased Asset, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(6)        Junior Liens.  It being understood that B-Notes secured by the same Mortgage as a Purchased Asset are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized or cross-defaulted with another Mortgage Loan that is a Purchased Asset, there are no subordinate mortgages or junior liens or charges securing the payment of money encumbering the related Mortgaged Property (other than Permitted

Ex. XII-A-5

Encumbrances and the Title Exceptions, taxes and assessments, recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing or, with respect to any Foreign Purchased Asset, the equivalent in the relevant non-U.S. jurisdiction).  Except as set forth in the related Collateral Tape, the applicable Seller has no Knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(7)        Assignment of Leases and Rents.  There exists as part of the related Purchased Asset File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage) or, with respect to any Foreign Purchased Asset, other applicable comparable Purchased Asset Document in the applicable jurisdiction. Subject to the Permitted Encumbrances and the Title Exceptions, as applicable, each related Assignment of Leases or Purchased Assets Document, as applicable, creates a valid first-priority collateral assignment of, or a valid first-priority lien, charge or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications.  The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee or, with respect to any Foreign Purchased Assets, the equivalent thereof in the relevant non-U.S. jurisdiction.

(8)        UCC Filings / Required Filings.  With respect to (i) any Foreign Purchased Asset regardless of the type of related Mortgaged Property and (ii) any U.S. Purchased Asset where the related Mortgaged Property is operated as a hospitality property, Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements (or, with respect to any Foreign Purchased Asset, the nearest equivalent (if any) required under applicable Requirements of Law in the relevant non-U.S. jurisdiction) in the appropriate public filing and/or recording offices necessary at the time of the origination of the Purchased Asset to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Purchased Asset Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements (or, with respect to any Foreign Purchased Asset, the nearest equivalent (if any) required under applicable Requirements of Law in the relevant non-U.S. jurisdiction) are required in order to effect such perfection.

Ex. XII-A-6

(9)        Condition of Property.  The applicable Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six (6) months of origination of such Mortgage Loan and, with respect to a Conduit Asset, within six (6) months of the related Purchase Date.

An engineering report or property condition assessment (and, with respect to Foreign Purchased Assets, such other engineering, property and technical reports that are required by applicable Requirement of Law in the relevant non-U.S. jurisdiction or customarily prepared in connection with the origination of such Foreign Purchased Assets) was prepared in connection with the origination of each Mortgage Loan no more than six (6) months prior to the related Purchase Date and, with respect to a Conduit Asset, within six (6) months of the related Purchase Date.  The applicable Seller has no Knowledge of any material damage to any Mortgaged Property that the applicable Seller believes would have a material adverse effect on the value of such Mortgaged Property as security for the related Mortgage Loan other than those disclosed in the engineering report or property condition assessment (or, with respect to Foreign Purchased Assets, such other engineering, property and technical reports).

(10)      Taxes and Assessments.  All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien or charge on the related Mortgaged Property that would be of equal or superior priority to the lien or charge of the Mortgage and that prior to the related Purchase Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon.  For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(11)      Condemnation.  As of the date of origination of each Mortgage Loan and, to the applicable Seller’s Knowledge, as of the related Purchase Date, there is no proceeding pending and, to the applicable Seller’s Knowledge, as of the date of origination of each Mortgage Loan and as of the related Purchase Date, there is no proceeding threatened, for the total or partial condemnation (or, with respect to any Foreign Purchased Asset, the equivalent thereof in the relevant non-U.S. jurisdiction) of the related Mortgaged Property that would have a material adverse effect on the value, use or operation of such Mortgaged Property.

(12)      Actions Concerning Mortgage Loan.  As of the date of origination of each Mortgage Loan and to the applicable Seller’s Knowledge, as of the related Purchase Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any related Mortgagor, guarantor, or the related Mortgagor’s interest in the related Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to such Mortgaged Property, (b) the validity or enforceability of the related Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, or (e) the current principal use of such Mortgaged Property.

Ex. XII-A-7

(13)      Escrow Deposits.  All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Servicer, and there are no material deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all of the applicable Seller’s rights under the Purchased Asset Documents in and to such escrows and deposits that are required to be escrowed with lender under the related Purchased Asset Documents are being conveyed by the applicable Seller to Purchaser.

(14)      No Holdbacks.  The principal amount of each Mortgage Loan stated on the related Collateral Tape has been fully disbursed as of the related Purchase Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property).

(15)      Insurance.  Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Purchased Asset Documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” from S&P (collectively, the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the related Mortgagor and included in such Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to such Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Purchased Asset Documents, by business interruption or rental loss insurance issued by an insurer meeting the Insurance Rating Requirements which (subject to a customary deductible) covers a period of not less than twelve (12) months (or with respect to each Mortgage Loan with a principal balance of $50 million (or, with respect to any Foreign Purchased Asset, its then-current equivalent based on the Spot Rate with respect to the Applicable Currency of such Foreign Purchased Asset as of the date of determination) or more that is secured by a single Mortgaged Property, eighteen (18) months).

If any material part of the improvements, exclusive of a parking lot, located on any related Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency (or, with respect to a Foreign Purchased Asset, identified in any flood risk report or by any applicable body) as having special flood hazards, such Mortgaged Property is covered, and is required to be covered pursuant to the related Purchased Asset Documents, by flood insurance in the maximum amount available under the National Flood Insurance Program (or, with respect to a Foreign Purchased Asset, in such amount as is customary is in the applicable non-U.S. jurisdiction).

Ex. XII-A-8

If any related Mortgaged Property is located within twenty-five (25) miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, such Mortgaged Property is covered, and is required to be covered pursuant to the related Purchased Asset Documents, by insurance for windstorm and/or windstorm related perils and/or named storms issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

Each related Mortgaged Property is covered, and required to be covered pursuant to the related Purchased Asset Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate (or, in each case, with respect to any Foreign Purchased Asset, its then-current equivalent based on the Spot Rate with respect to the Applicable Currency of such Foreign Purchased Asset as of the date of determination).

With respect to a U.S. Purchased Asset, an architectural or engineering consultant has performed an analysis of each related Mortgaged Property located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for such Mortgaged Property in the event of an earthquake.  In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance.  If the resulting report concluded that the probable maximum loss would exceed 20% of the amount of the replacement costs of the improvements, such Mortgaged Property is covered, and required to be covered pursuant to the related Purchased Asset Documents, by earthquake insurance issued by an insurer meeting the Insurance Rating Requirements in an amount not less than 100% of the SEL.

The related Purchased Asset Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the related Purchase Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured.  Such insurance policies will inure to the benefit of Purchaser.  Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums.  All such insurance policies (other than commercial liability policies) require at least ten (10) days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least thirty (30) days’ prior notice to the lender of termination or cancellation (or such lesser period, but not less

Ex. XII-A-9

than ten (10) days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the applicable Seller.

(16)      Access; Utilities; Separate Tax Lots.  Each related Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of such Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of such Mortgaged Property or is subject to an endorsement under the related Title Policy insuring such Mortgaged Property, or, with respect to any Foreign Purchased Asset, except as disclosed by or on behalf of the applicable Seller and Purchaser in writing prior to the Purchase Date as part of the Due Diligence Package, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which such Mortgaged Property is a part until the separate tax lots are created.

(17)      No Encroachments.  To the applicable Seller’s Knowledge based solely on surveys obtained in connection with origination and, with respect to a U.S. Purchased Asset, the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan or, with respect to any Foreign Purchased Asset, except as disclosed by or on behalf of the applicable Seller to Purchaser in writing prior to the Purchase Date as part of the Due Diligence Package, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or, with respect to a U.S. Purchased Asset, for which insurance or endorsements were obtained under the Title Policy, (b) No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or, with respect to a U.S. Purchased Asset, for which insurance or endorsements were obtained with respect to the Title Policy.

(18)      No Contingent Interest or Equity Participation.  No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by any Seller.

(19)      REMIC.  In respect to a U.S. Purchased Asset, other than with respect to a Non-Conduit Asset, each Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code (but determined without regard to the rule in

Ex. XII-A-10

Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (a) the issue price of such Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of such Mortgage Loan and (b) either:  (i) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (A) at the date such Mortgage Loan was originated at least equal to 80% of the adjusted issue price of such Mortgage Loan on such date or (B) at the related Purchase Date at least equal to 80% of the adjusted issue price of such Mortgage Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to such Mortgage Loan and (y) a proportionate amount of any lien that is in parity with such Mortgage Loan; or (ii) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).  Other than with respect to a Non-Conduit Asset, if a Mortgage Loan related to such U.S. Purchased Asset was “significantly modified” prior to the related Purchase Date so as to result in a taxable exchange under Section 1001 of the Internal Revenue Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (b)(i)(A) above (substituting the date of the last such modification for the date such Mortgage Loan was originated) or sub-clause (b)(i)(B), including the proviso thereto.  Other than with respect to a Non-Conduit Asset, any prepayment premium and yield maintenance charges applicable to any Mortgage Loan related to a U.S. Purchased Asset constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2).  All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(20)      Compliance with Usury Laws.  The interest rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) at which each Mortgage Loan accrues interest complied as of the date of origination with, or was exempt from, applicable state or federal laws or the laws of any other relevant jurisdiction, regulations and other requirements pertaining to usury.

(21)      Authorized to do Business.  To the extent required under applicable law, as of the related Purchase Date or as of the date that such entity held the related Mortgage Note, each holder of such Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of the related Mortgage Loan by the Purchaser.

(22)      Trustee under Deed of Trust.  With respect to each related Mortgage which is a deed of trust, as of the date of origination of the related Mortgage Loan and, to the applicable Seller’s Knowledge, as of the related Purchase Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with such Mortgage and applicable law or may be substituted in accordance with such Mortgage and applicable law by the related mortgagee.

(23)      Local Law Compliance.  To the applicable Seller’s Knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a

Ex. XII-A-11

zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by such Seller for similar commercial and multifamily mortgage loans intended for securitization in the relevant jurisdiction, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the related Purchase Date, there are no material violations of applicable zoning ordinances, building codes and land laws (or, with respect to any Foreign Purchased Asset, the equivalent in the relevant non-U.S. jurisdiction) (collectively “Zoning Regulations”) other than those which (i) are insured by the related Title Policy or a law and ordinance insurance policy or, with respect to a Foreign Purchased Asset, matters that have been described in the related Due Diligence Package or (ii) would not have a material adverse effect on the value, operation or net operating income of such Mortgaged Property.  The terms of the related Purchased Asset Documents require the related Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws (or, with respect to any Foreign Purchased Asset, the equivalent in the relevant non-U.S. jurisdiction).

(24)      Licenses and Permits.  Each related Mortgagor covenants in the related Purchased Asset Documents that it shall keep all material licenses, permits and applicable governmental authorizations in the relevant jurisdiction necessary for its operation of the related Mortgaged Property in full force and effect, and to the applicable Seller’s Knowledge based upon any of a letter from any governmental authorities, a zoning report, title report or other affirmative investigation of local law compliance consistent with the investigation conducted by such Seller for similar commercial and multifamily mortgage loans intended for securitization in the relevant jurisdiction, all such material licenses, permits and applicable governmental authorizations are in effect.  The Purchased Asset Documents for each Mortgage Loan require the related Mortgagor to be qualified to do business in each jurisdiction in which the related Mortgaged Property is located.

(25)      Recourse Obligations.  The Purchased Asset Documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the related Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the related Mortgagor (but may be affiliated with such Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events:  (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law or the equivalent in any relevant non-U.S. jurisdiction, shall be filed by the related Mortgagor; (ii) if the related Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy or other insolvency filing with respect to the Mortgagor; or (iii) upon any voluntary transfer of either the related Mortgaged Property or equity interests in the related Mortgagor made in violation of the related Purchased Asset Documents; and (b) contains provisions providing for recourse against the related Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the related Mortgagor (but may be affiliated with such Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of the related Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the related Purchased Asset Documents; (ii) misappropriation of security deposits, insurance proceeds, or condemnation awards; (iii) fraud or intentional material misrepresentation; (iv) breach of the environmental covenants in the related Purchased Asset

Ex. XII-A-12

Documents; or (v) commission of intentional material physical waste at the related Mortgaged Property.

(26)      Mortgage Releases.  The terms of the related Mortgage or related Purchased Asset Documents do not provide for release of any material portion of the related Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or (in the case of a U.S. Purchased Asset) partial Defeasance (as defined in paragraph (31)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the related Mortgaged Property and (ii) the outstanding principal balance of the related Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the related Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the related Mortgage Loan and are not necessary for physical access to the related Mortgaged Property or compliance with zoning requirements (or the equivalent in the relevant non-U.S. jurisdiction), or (e) as required pursuant to an order of condemnation or taking by a state or other jurisdiction or any political subdivisions or authority thereof.  With respect to any U.S. Purchased Asset, other than with respect to a Non-Conduit Asset, with respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Internal Revenue Code; or (y) the mortgagee or servicer can, in accordance with the related Purchased Asset Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x).  For purposes of the preceding clause (x), if the fair market value of the real property constituting the related Mortgaged Property after the release is not equal to at least 80% of the principal balance of the related Mortgage Loan outstanding after the release, the related Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

Other than with respect to a Non-Conduit Asset or a Foreign Purchased Asset, in the event of a taking of any portion of the related Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the related Mortgagor can be required to pay down the principal balance of such Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of such Mortgage Loan.

Other than with respect to a Non-Conduit Asset or a Foreign Purchased Asset, no such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization or of any related Mortgaged Property other than in compliance with the REMIC Provisions.

Ex. XII-A-13

(27)      Financial Reporting and Rent Rolls.  Each related Mortgage requires the related Mortgagor to provide the owner or holder of such Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) and annual rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the related Mortgaged Properties on a combined basis.

(28)      Acts of Terrorism Exclusion.  With respect to each Mortgage Loan having an outstanding principal balance of over $20 million (or, with respect to any Foreign Purchased Asset, its then-current equivalent based on the Spot Rate with respect to the Applicable Currency of such Foreign Purchased Asset as of the date of determination), the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”) (or, with respect to a Foreign Purchased Asset, the nearest equivalent term under the equivalent Requirements of Law, if applicable, under the relevant non-U.S. jurisdiction), from coverage, or if such coverage is excluded, the related Mortgaged Property is covered by a separate terrorism insurance policy.  With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of such Mortgage Loan and, to the applicable Seller’s Knowledge, do not, as of the related Purchase Date, specifically exclude Acts of Terrorism, as defined in TRIA (or, with respect to a Foreign Purchased Asset, the nearest equivalent term under the equivalent Requirements of Law, if applicable, under the relevant non-U.S. jurisdiction), from coverage, or if such coverage is excluded, the related Mortgaged Property is covered by a separate terrorism insurance policy.  With respect to each Mortgage Loan, the related Purchased Asset Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA (or, with respect to a Foreign Purchased Asset, the nearest equivalent term under the equivalent Requirements of Law, if applicable, under the relevant non-U.S. jurisdiction), or damages related thereto; provided, however, that if TRIA (or, with respect to a Foreign Purchased Asset, the nearest equivalent term under the equivalent Requirements of Law, if applicable, under the relevant non-U.S. jurisdiction) or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Purchased Asset Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

Ex. XII-A-14

(29)      Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the related Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Purchased Asset Documents (which provide for transfers without the consent of the lender which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Purchased Asset Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Purchased Asset Documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the related Mortgagor, a specific Person designated in the related Purchased Asset Documents or a Person satisfying specific criteria identified in the related Purchased Asset Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (26) and (31) herein or the exceptions thereto set forth in the Requested Exception Report, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan or that was permitted after origination pursuant to the related Purchased Asset Documents or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any related A-Note or B-Note, as applicable, or any subordinate debt that existed at origination and is permitted under the related Purchased Asset Documents, (ii) purchase money security interests, (iii) with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, the lien of such cross-collateralized or cross-defaulted Mortgage Loan or (iv) Permitted Encumbrances.  The related Mortgage or other Purchased Asset Documents provide that to the extent any rating agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the related Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the mortgagee relative to such transfer or encumbrance.

(30)      Single-Purpose Entity.  Each Mortgage Loan requires the related Mortgagor to be a Single-Purpose Entity for at least as long as such Mortgage Loan is outstanding.  Both the Purchased Asset Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with an outstanding principal balance as of the related Purchase Date in excess of $5 million (or, with respect to any Foreign Purchased Asset, its then-current equivalent based on the Spot Rate with respect to the Applicable Currency of such Foreign Purchased Asset as of the date of determination) provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with an outstanding principal balance as of the related Purchase Date of $20 million (or, with respect to any Foreign Purchased Asset, its then-current equivalent based on the Spot Rate with respect to the Applicable Currency of such Foreign Purchased Asset as of the date of determination) or more has a counsel’s opinion regarding non-consolidation of the Mortgagor.

Ex. XII-A-15

(31)      Defeasance.  With respect to any U.S. Purchased Asset that, pursuant to the Purchased Asset Documents, can be defeased (a “Defeasance”), (i) the Purchased Asset Documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Purchased Asset Documents; (ii) other than with respect to a Non-Conduit Asset, the Mortgage Loan cannot be defeased within two (2) years after the securitization of such Mortgage Loan; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (x) 110% of the allocated loan amount for the real property to be released and (y) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the related Mortgage Note as set forth in (iii) above; (v) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with such Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with such Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(32)      Fixed Interest Rates for Conduit Assets.  Each Mortgage Loan that is a Conduit Asset bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

(33)      Ground Leases.  With respect to any Mortgage Loan that is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of such Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the applicable Seller, its successors and assigns:

(a)        Such Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction (or, with respect to any Foreign Purchased Asset, such other customary filings, recordings or registrations have been made).  The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a

Ex. XII-A-16

manner that would materially and adversely affect the security provided by the related Mortgage;

(b)        The lessor under such Ground Lease has agreed in a writing included in the related Purchased Asset File (or in such Ground Lease) that such Ground Lease may not be amended or  modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender;

(c)        Such Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than twenty (20) years beyond the stated maturity of the related Mortgage Loan, or ten (10) years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues interest on an actual/360 basis, substantially amortizes by the stated maturity);

(d)        Such Ground Lease either (i) is not subject to any liens, charges or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii)  is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject (or, with respect to any Foreign Purchased Asset, the equivalent in the relevant non-U.S. jurisdiction);

(e)        Such Ground Lease is assignable to the holder of the Mortgage Loan and its assigns without the consent of the lessor thereunder (or if such consent is necessary, it has been obtained);

(f)        The applicable Seller has not received any written notice of material default under or notice of termination (or in the case of a Foreign Purchased Asset, forfeiture) of such Ground Lease.  To the applicable Seller’s Knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease, or in the case of a Foreign Purchased Asset, would lead to a forfeiture of such Ground Lease, and to the applicable Seller’s Knowledge, such Ground Lease is in full force and effect as of the related Purchase Date;

(g)        Such Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)        A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease through legal proceedings) to cure any default under such Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate such Ground Lease;

Ex. XII-A-17

(i)         Such Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)         Under the terms of such Ground Lease, an estoppel or other customary agreement in the relevant jurisdiction received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Purchased Asset Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)        In the case of a total or substantially total taking or loss, under the terms of such Ground Lease, an estoppel or other customary agreement in the relevant jurisdiction and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)         Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy or other insolvency proceeding.

(34)      Servicing.  The servicing and collection practices used by the applicable Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards in the relevant jurisdiction for servicing of commercial loans for conduit loan programs.

(35)      Origination and Underwriting.  The origination practices of the applicable Seller (or the related originator if such Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such related Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law (or, with respect to any Foreign Purchased Asset, the law of the relevant jurisdiction) relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Exhibit XII-A.

(36)      No Material Default; Payment Record.  No Mortgage Loan has been more than thirty (30) days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the related Purchase Date, no Mortgage Loan is more than thirty (30) days delinquent (beyond any applicable grace or cure period) in making

Ex. XII-A-18

required payments.  To the applicable Seller’s Knowledge, there is (a) no material default, breach, violation or event of acceleration existing under any Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the applicable Seller in this Exhibit XII-A.  No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Purchased Asset Documents.

(37)      Bankruptcy.  As of the date of origination of each Mortgage Loan and, to the applicable Seller’s Knowledge, as of the related Purchase Date, neither the related Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no related Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in, any state or federal bankruptcy, insolvency or similar proceeding, and in the case of any Foreign Purchased Asset, is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium, administration, examinership or similar proceeding.

(38)      Organization of Mortgagor.  With respect to each U.S. Purchased Asset, in reliance on certified copies of the organizational documents of the related Mortgagor delivered by such Mortgagor in connection with the origination of such Mortgage Loan, such Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico.  Except with respect to any Mortgage Loan that is cross-collateralized or cross-defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of a Mortgagor with respect to another Mortgage Loan.  With respect to each Foreign Purchased Asset, in reliance on certified copies of the organizational documents of the related Mortgagor delivered by such Mortgagor in connection with the origination of such Mortgage Loan, the related Mortgagor is an entity organized under the laws of England and Wales, Jersey, Guernsey, Luxembourg, Germany or another jurisdiction in which single purpose entities formed for the purposes of investment in mortgaged properties located in England and Wales or other European countries are commonly organized.

(39)      Environmental Conditions.  With respect to a U.S. Purchased Asset, a Phase I environmental site assessment (or update of a previous Phase I and/or Phase II site assessment) and, with respect to certain Mortgage Loans a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements was conducted by a reputable environmental consultant in connection with the origination of each Mortgage Loan within twelve (12) months prior to its origination date, and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true:  (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental

Ex. XII-A-19

Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action.  With respect to a U.S. Purchased Asset, to the applicable Seller’s Knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at any related Mortgaged Property.

(40)      Appraisal.  The related Purchased Asset File contains an appraisal of the related Mortgaged Property with an appraisal date within six (6) months of the Mortgage Loan origination date, and, with respect to a Conduit Asset, within six (6) months of the related Purchase Date.  The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (or (i) in the case of a Mortgaged Property located in England and Wales, a Chartered Surveyor, and (ii) in the case of a Mortgaged Property located elsewhere in the European Union, a functional equivalent) and, to the applicable Seller’s Knowledge, had no interest, direct or indirect, in the related Mortgaged Property or the related Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan.  Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of: (i) in the case of a Mortgaged Property located in the United States, the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, (ii) in the case of a Mortgaged Property located in England and Wales, the Valuations Standards (Red Book) published by the Royal Institute of Chartered Surveyors, and (iii) in the case of a Mortgaged Property located elsewhere in the European Union, the appraisal standards uniformly or customarily followed or adopted by the commercial real estate industry within the relevant jurisdiction.

(41)      Collateral Tape and Due Diligence Package.  The information pertaining to each Mortgage Loan which is set forth in the related Collateral Tape and Due Diligence Package delivered to Purchaser is true and correct in all material respects as of the related Purchase Date and contains all information required by the Agreement to be contained therein.

Ex. XII-A-20

(42)      Cross-Collateralization.  No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan, except as set forth in the Requested Exception Report.

(43)      Advance of Funds by the applicable Seller.  After origination of each Mortgage Loan, no advance of funds has been made by the applicable Seller to the related Mortgagor other than in accordance with the related Purchased Asset Documents, and, to the applicable Seller’s Knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate of the related Mortgagor for, or on account of, payments due on such Mortgage Loan (other than as contemplated by the related Purchased Asset Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or the related Purchased Asset Documents).  Neither the applicable Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(44)      Compliance with Anti-Money Laundering Laws.  The applicable Seller has complied in all material respects with all applicable anti-money laundering laws and regulations in each relevant jurisdiction, including without limitation the Patriot Act with respect to the origination of each Mortgage Loan originated by it.

C.        A-Notes and B-Notes.  With respect to each Purchased Asset that is (i) an A-Note, such note is a senior note or a Pari Passu A-Note with no more existing senior note, (ii) a Pari Passu A-Note, the related Companion Pari Passu A-Note is also a Purchased Asset and (iii) a B-Note, the related A-Note is also a Purchased Asset, in each case related to a Mortgage Loan that complies with all of the representations set forth in Section B above.

D.        Participation Interests.  With respect to each Purchased Asset that is a Participation Interest:

(1)        Mortgage Loan.  The related Mortgage Loan complies with all of the representations set forth in Section B above.

(2)        Performing Participation.  Such Participation Interest is performing and is evidenced by a physical Participation Certificate.

(3)        Lead Participant; Status of Participation Agreement.  Such Participation Interest is a Senior Participation Interest, a Pari Passu Participation Interest or a Junior Participation Interest in a whole Mortgage Loan.  With respect to each Senior Participation Interest and any one of the Pari Passu Participation Interests in a single Mortgage Loan, the applicable Seller is the record mortgagee of the related Mortgage Loan (“Lead Participant”) pursuant to a participation agreement that is legal, valid and enforceable as between its parties.

(4)        Third Party Participants.  Each participation agreement is effective to convey the related Participation Interests to the holders thereof and is not intended to be or effective as a loan or other financing secured by the related Mortgaged Property.  The Lead Participant owes no fiduciary duty or obligation to any other participant pursuant to the participation agreement.

Ex. XII-A-21

(5)        Purchased Asset File for Participation Interests.  The Purchased Asset File with respect to such Participation Interest includes all material documents evidencing and/or securing such Participation Interest and the terms of such documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any material respect except as set forth in the documents contained in the Purchased Asset File.

(6)        No Defaults or Waivers Under Participation Documents.  (a) There is (i) no default, breach or violation existing under any participation agreement or related document, and (ii) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, or violation under any participation agreement or related document, and (b) no default, breach or violation under any participation agreement or related document has been waived, that, in the case of either (a) or (b), materially and adversely affects the value of the Participation Interest; provided, however, that this representation and warranty does not cover any default, breach or violation that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by a Seller in this Exhibit XII-A.  No person other than the holder of such Participation Interest or the related Companion Participation Interest may declare any default, breach or violation under the applicable participation agreement or related documents.

(7)        Bankruptcy.  No issuer of such Participation Interest or third party participant is a debtor in any outstanding in state or federal bankruptcy or insolvency proceeding and in the case of any Participation Interest related to Foreign Purchased Asset, is a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium, administration, examinership or similar proceeding.

(8)        No Known Liabilities.  The Sellers have not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Participation Interest is or may become obligated.

(9)        Transfer.  The Lead Participant role, rights and responsibilities are assignable by the applicable Seller without consent or approval other than those that have been obtained.  The Lead Participant will timely file all necessary assignments, notices, and documents in order to convey record title of the related Mortgage Loan and other rights and interests to Purchaser in its capacity as successor Lead Participant.

(10)      No Repurchase.  The terms of the participation agreement do not require or obligate the Lead Participant or its successor or assigns to repurchase any other Participation Interest under any circumstances.

(11)      No Misrepresentations.  The Seller, in selling any related Participation Interest, made no misrepresentation, fraud or omission of information necessary for the purchaser thereof to make an informed decision to purchase the other Participation Interest.

Ex. XII-A-22

(12)      Not a Security.  Such Participation Interest has not been deemed, and is not, a “security” within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

(13)      Nature of Participation.  Such Participation Interest (i) is not dealt in or traded on a securities exchange or in a securities market, (ii) with respect to U.S. Purchased Assets, does not by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is not Investment Property, (iv) is not held in a Securities Account and (v) does not constitute a Security or a Financial Asset.  The related Participation Certificate is an Instrument.  For purposes of this paragraph (13), capitalized terms undefined in this Agreement have the meaning given to such term in the UCC.

E.         Foreign Purchased Assets.  With respect to each Foreign Purchased Asset:

(1)        Condition of the Mortgaged Property.  (a) Seller has not received notice of any pending or, to the applicable Seller’s Knowledge, threatened steps to affect the compulsory purchase of all or any material portion of the Mortgaged Property and (b) to the applicable Seller’s Knowledge (based on valuations obtained in connection with the origination of a Foreign Purchased Asset) as of the date of the origination of such Foreign Purchased Asset, no such valuation disclosed any matter or thing that would materially and adversely affect the value or marketability of the Mortgaged Property.

(2)        Title.  Seller obtained from its lawyer or other approved party a report on title which showed no adverse entries, or, if such report did reveal any adverse entries, such report satisfactorily indicated that such entries would not have caused a reasonably prudent lender of money secured on commercial property to decline to proceed with the related advance on its agreed terms.

(3)        Provisions of Purchased Asset Documents.  (a) To the applicable Seller’s Knowledge, the representations and warranties in the applicable Purchased Asset Documents are true and correct in all material respects and (b) the applicable Purchased Asset Documents require the Mortgagor to provide the applicable Seller with (A) annual audited accounts of the Mortgagor in respect of the Purchased Assets, (ii) semi-annual unaudited management accounts of the Mortgagor in respect of the Purchased Assets, (iii) annual valuations for the Mortgaged Property comprising real estate, (iv) quarterly rent rolls and quarterly forecast of expenses for the Mortgaged Property.

(4)        Planning Law.  To the applicable Seller’s Knowledge, the Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with, all restrictive covenants of record applicable to such Mortgaged Property and applicable planning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect, except to the extent the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Foreign Purchased Asset or the rights of a holder of the Purchased Asset.

Ex. XII-A-23

(5)        Advancement of Funds.  Seller has not advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Foreign Purchased Asset.

(6)        Acceleration.  The applicable Purchased Asset Documents contain provisions for the acceleration of the payment of the unpaid principal balance of the Foreign Purchased Asset if (a) there is a disposal of the Mortgaged Property or the Mortgagor, or (b) any security interests are created over the Mortgaged Property or the Mortgagor in contravention of the Purchased Asset Documents.

(7)        Approval Rights.  Pursuant to the terms of the applicable Foreign Purchased Asset Documents: (a) no material terms of the Mortgage may be waived, cancelled, subordinated or modified in any material respect and no material portion of the Mortgage or the Mortgaged Property may be released without the consent of the holder of the Foreign Purchased Asset, except to the extent such release is permitted under the terms of the applicable Purchased Asset Documents; (b) no material action affecting the value of the Mortgaged Property may be taken by the owner of the Mortgaged Property with respect to the Mortgaged Property without the consent of the holder of the applicable Purchased Asset Documents; and (c) the consent of the holder of the applicable Purchased Asset Documents is required prior to the owner of the Mortgaged Property incurring any additional indebtedness in each case, subject to such exceptions as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the Mortgaged Property in the jurisdiction in which the Mortgaged Property is located.

(8)        Reserves.  All reserves, funds, escrows and deposits required pursuant to the Purchased Asset Documents for a Foreign Purchased Asset have been so funded and deposited, are in the possession, or under the control, of an agent or trustee for the holder of the Foreign Purchased Asset and, to the applicable Seller’s Knowledge, there are no deficiencies in connection therewith.

(9)        Valuation. A valuation of the Mortgaged Property securing the Foreign Purchased Asset was conducted within twelve (12) months of the origination of the Foreign Purchased Asset, and to the applicable Seller’s Knowledge, such valuation satisfied in all material respects the requirements for a valuation on a market value basis as defined in the then current Royal Institution of Chartered Surveyors Appraisal and Valuation Manual in association with the Incorporated Society of Valuers and Auctioneers and the Institute of Revenues Rating and Valuation, Practice Statement 4 (or its successor) (or its equivalent in any applicable jurisdiction).

(10)      No Fraud.  No fraudulent acts were committed by Seller in connection with its acquisition or origination of the Foreign Purchased Asset nor, to the applicable Seller's Knowledge, were any fraudulent acts committed by any person in connection with the origination of the Foreign Purchased Asset.

(11)      No Equity Participation; No Contingent Interest.  No Foreign Purchased Asset (a) contains an equity participation by the lender or shared appreciation feature or profit participation feature, (b) provides for negative amortization, (c) provides for any contingent or

Ex. XII-A-24

additional interest in the form of participation in the cash flow of the related Mortgaged Property or (d) has capitalized interest included in its principal balance.

(12)      Transfer Certificate.  Each Transfer Certificate executed by Seller in blank (assuming the insertion of the date and an assignee’s name) will constitute the legal, valid and binding first priority assignment of the related Foreign Purchased Asset from Seller to such named assignee (except as such enforcement may be limited by anti-deficiency laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) or equivalent legal remedies in any applicable jurisdiction).

(13)      Environmental Conditions. There is no material and adverse environmental condition or circumstance affecting the related Mortgaged Property; there is no material violation of any applicable environmental law with respect to the related Mortgaged Property. Neither Seller nor the underlying obligor in respect of such Foreign Purchased Asset has taken any actions which would cause the related Mortgaged Property not to be in material compliance with all applicable environmental laws. The related Purchased Asset Documents require the borrower to materially comply with all environmental laws. Each mortgagor has agreed to either indemnify the mortgagee for any losses resulting from any material, adverse environmental condition (to the extent such condition is not caused by Seller, or from any failure of the mortgagor to abide by such environmental laws) or has provided environmental insurance.

(14)      Transferability.  Other than consents and approvals obtained or granted pursuant to the related Mortgage and/or Foreign Purchased Asset Documents, no consent or approval by any Person is required in connection with (a) Seller’s sale and/or Purchaser’s acquisition of such Foreign Purchased Asset, (b) Purchaser’s exercise of any rights or remedies in respect of such Foreign Purchased Asset (except with respect to compliance with any applicable Requirement of Law in connection with the exercise of any rights or remedies by Purchaser) or (c) Purchaser’s sale, pledge or other disposition of such Foreign Purchased Asset. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.

(15)      Cross-Collaterialization.  The Foreign Purchased Asset is not cross-collateralized or cross-defaulted with any other loan or security.

Ex. XII-A-25

EXHIBIT XII-B

REPRESENTATIONS AND WARRANTIES

REGARDING ADDITIONAL COLLATERAL

REPRESENTATIONS AND WARRANTIES

REGARDING ADDITIONAL COLLATERAL

Capitalized terms used but not defined in this Exhibit XII-B shall have the respective meanings given them in the Repurchase Agreement (as defined in the Confirmation Statement to which this Exhibit XII-B is attached).

I.          REPRESENTATIONS AND WARRANTIES.

(1)        Type of Mezzanine Loan; Ownership of Mezzanine Loan.  The Mezzanine Loan is related to a Mortgage Loan that is a Purchased Asset.  The Mezzanine Loan is a performing senior mezzanine whole loan secured by a first priority pledge of one hundred percent (100%) of the direct equity interest in the Mortgagor or the related Mortgage Loan. At the time of the pledge and grant of the security interest in the Mezzanine Loan to Purchaser, the Mezzanine Loan was not subject to any assignment (other than assignments to the applicable Seller), participation or pledge, and the applicable Seller had good title to, and was the sole owner of, such Mezzanine Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mezzanine Loan other than the rights of a holder of any Junior Interest pursuant to a co-lender or participation agreement and the Seller, as mortgage lender, under the related Mortgage Loan.  The applicable Seller has full right and authority to pledge and grant a security interest in and to each Mezzanine Loan, and such  pledge and grant of a security interest to Purchaser constitutes a legal, valid and binding pledge of such Mezzanine Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mezzanine Loan other than the rights of the holder of the related Mortgage Loan pursuant to an intercreditor agreement.

(2)        Mezzanine Loan Document Status.  Each related Mezzanine Note and other agreement executed by or on behalf of the related Mezzanine Borrower in connection with such Mezzanine Loan is the legal, valid and binding obligation of the related Mezzanine Borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally in the relevant jurisdiction and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mezzanine Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mezzanine Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Ex. XII-B-1

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mezzanine Borrower with respect to any of the related Mezzanine Notes or other Mezzanine Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the applicable Seller in connection with the origination of such Mezzanine Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mezzanine Note or other Mezzanine Loan Documents.

(3)        Mezzanine Note Provisions.  The Mezzanine Loan Documents for each Mezzanine Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Equity Interests of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure, or analogous remedies in the applicable jurisdiction, subject to the limitations set forth in the Standard Qualifications.

(4)        Mezzanine Loan Status; Waivers and Modifications.  Since origination and except by written instruments set forth in the Mezzanine Loan Documents delivered to Custodian, (a) the material terms of the related pledge agreement, Mezzanine Note, guaranty, and the other Mezzanine Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by the related pledge agreement and other applicable Mezzanine Loan Documents; (b) no related Equity Interests or any portion thereof has been released from the lien of the related pledge or other security agreement in any manner which materially interferes with the security intended to be provided by such agreement; and (c) the related Mezzanine Borrower has not been released from its material obligations under the Mezzanine Loan (or related Mezzanine Loan, as applicable)

(5)        Title Insurance.  The applicable Seller’s security interest in the Equity Interests of the Mortgagor is covered by a UCC 9 insurance policy (or, with respect to any Foreign Purchased Asset, the nearest equivalent in the relevant non-U.S. jurisdiction and customarily obtained by prudent commercial mortgage lenders) and: (i) such policy is in full force and effect, (ii) all premiums thereunder have been paid, (iii) no claims have been made by or on behalf of such Seller thereunder, and (iv) no claims have been paid thereunder.  Such Seller obtained a mezzanine endorsement to the Mortgagor’s “owner’s” title policy and an assignment of title proceeds in connection therewith (or, with respect to any Foreign Purchased Asset, the equivalent in the relevant non-U.S. jurisdiction).

(6)        Junior Liens.  There are no subordinate junior liens or charges securing the payment of money encumbering the related pledged Equity Interests.  Except as set forth in the related Collateral Tape, there is no subordinate mezzanine debt secured directly by interests in the related Mezzanine Borrower.

(7)        Condition of Property.  The applicable Seller or the originator of the Mezzanine Loan (or related Mortgage Loan, as applicable) inspected or caused to be inspected each related Mortgaged Property (indirectly securing the Mezzanine Loan and securing the related Mortgage Loan) within six (6) months of origination of such Mezzanine Loan (or related Mortgage Loan, as applicable).

Ex. XII-B-2

An engineering report or property condition assessment (and, with respect to Foreign Purchased Assets, such other engineering, property and technical reports that are required by applicable Requirement of Law in the relevant non-U.S. jurisdiction or customarily prepared in connection with the origination of such Foreign Purchased Assets) was prepared in connection with the origination of each Purchased Asset (or related Mortgage Loan, as applicable) no more than six (6) months prior to the related Purchase Date and, with respect to a Conduit Asset, within six (6) months of the related Purchase Date.  The applicable Seller has no Knowledge of any material damage to any Mortgaged Property that would have a material adverse effect on the value of such Mortgaged Property as security for the related Purchased Asset other than those disclosed in the engineering report or property condition assessment (or, with respect to Foreign Purchased Assets, such other engineering, property and technical reports).

(8)        Taxes and Assessments.  All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien or charge on the related Mortgaged Property (indirectly securing the Mezzanine Loan and securing the related Mortgage Loan) that prior to the Purchase Date for the related Mortgage Loan have become delinquent in respect of each such related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon.  For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(9)        Condemnation.  As of the date of origination of each Mezzanine Loan (or related Mortgage Loan, as applicable) there is no proceeding pending and as of the date of origination of each Mezzanine Loan (or related Mortgage Loan, as applicable) and as of the Purchase Date for the related Mortgage Loan, there is no proceeding threatened, for the total or partial condemnation (or, with respect to any Foreign Purchased Asset, the equivalent thereof in the relevant non-U.S. jurisdiction) of the related Mortgaged Property (indirectly securing the Mezzanine Loan and securing the related Mortgage Loan) that would have a material adverse effect on the value, use or operation of such Mortgaged Property.

(10)      Actions Concerning Mezzanine Loan.  As of the date of origination of each Mezzanine Loan as of the Purchase Date for the related Mortgage Loan, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any related Mezzanine Borrower, guarantor, or the related Mezzanine Borrower’s interest in the related Equity Interests, or the related Mortgage Borrower (under the related Mortgage Loan) or such Mortgage Borrower’s interests in the related Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mezzanine Borrower’s title to such Equity Interests, (b) the related Mortgage Borrowers title to the related Mortgaged Property, (c) the validity or enforceability of the related Mezzanine Loan Documents, (d) such Mezzanine Borrower’s ability to perform under the related Mezzanine Loan (or related Mortgage Loan and/or Foreign Assignment Agreement, as applicable), (e) such guarantor’s ability to perform under the related guaranty, or (f) the current principal use of such related Mortgaged Property.

Ex. XII-B-3

(11)      Escrow Deposits.  All escrow deposits and payments required to be escrowed with lender pursuant to each Mezzanine Loan are in the possession, or under the control, of the Servicer, and there are no material deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all of the applicable Seller’s rights under the Mezzanine Loan Documents in and to such escrows and deposits that are required to be escrowed with lender under the related Mezzanine Loan Documents are being conveyed by the applicable Seller to Purchaser.

(12)      No Holdbacks.  The principal amount of each Mezzanine Loan has been fully disbursed as of the Purchase Date for the related Mortgage Loan and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mezzanine Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to matters with respect to the related Equity Interests or underlying Mortgaged Property Mortgaged Property (indirectly securing the Mezzanine Loan and securing the related Mortgage Loan)).

(13)      Insurance.  Each related Mortgaged Property (indirectly securing the Mezzanine Loan and securing the related Mortgage Loan) is, and is required pursuant to the related Mezzanine Loan Documents to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mezzanine Loan Documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” from S&P (collectively, the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mezzanine Loan (and the related Mortgage Loan) and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the related Mortgagor and included in such Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to such Mortgaged Property.

Each such related Mortgaged Property is also covered, and required to be covered pursuant to the related Mezzanine Loan Documents, by business interruption or rental loss insurance issued by an insurer meeting the Insurance Rating Requirements which (subject to a customary deductible) covers a period of not less than twelve (12) months (or with respect to each Mezzanine Loan with a principal balance of $50 million (or, with respect to any Foreign Purchased Asset, its then-current equivalent based on the Spot Rate with respect to the Applicable Currency of such Foreign Purchased Asset as of the date of determination) or more that is indirectly secured by a single Mortgaged Property, eighteen (18) months).

If any material part of the improvements, exclusive of a parking lot, located on any such related Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency (or, with respect to a Foreign Purchased Asset, identified in any flood risk report or by any applicable body) as having special flood hazards, such Mortgaged Property is covered, and is required to be covered pursuant to the related Mezzanine Loan Documents, by flood insurance in the maximum amount available under the National Flood

Ex. XII-B-4

Insurance Program (or, with respect to a Foreign Purchased Asset, in such amount as is customary is in the applicable non-U.S. jurisdiction).

If any such related Mortgaged Property is located within twenty-five (25) miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, such Mortgaged Property is covered, and is required to be covered pursuant to the related Mezzanine Loan Documents, by insurance for windstorm and/or windstorm related perils and/or named storms issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

Each such related Mortgaged Property is covered, and required to be covered pursuant to the related Mezzanine Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage and mezzanine lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate (or, in each case, with respect to any Foreign Purchased Asset, its then-current equivalent based on the Spot Rate with respect to the Applicable Currency of such Foreign Purchased Asset as of the date of determination).

With respect to a U.S. Purchased Asset, an architectural or engineering consultant has performed an analysis of each such related Mortgaged Property located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for such Mortgaged Property in the event of an earthquake.  In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance.  If the resulting report concluded that the probable maximum loss would exceed 20% of the amount of the replacement costs of the improvements, such related Mortgaged Property is covered, and required to be covered pursuant to the related Mezzanine Loan Documents, by earthquake insurance issued by an insurer meeting the Insurance Rating Requirements in an amount not less than 100% of the SEL.

The related Mezzanine Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of such related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the lender (or the related mortgage lender or trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mezzanine Loan (and the related Mortgage Loan) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Purchase Date for the related Mortgage Loan have been paid, and such insurance policies name the lender under the Mezzanine Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured.  Such insurance policies will inure to the benefit of Purchaser.  Each related Mezzanine Loan obligates the related Mezzanine Borrower to maintain all such insurance and, at such Mezzanine Borrower’s failure to do so, authorizes the lender to maintain such

Ex. XII-B-5

insurance at the Mezzanine Borrower’s cost and expense and to charge such Mezzanine Borrower for related premiums.  All such insurance policies (other than commercial liability policies) require at least ten (10) days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least thirty (30) days’ prior notice to the lender of termination or cancellation (or such lesser period, but not less than ten (10) days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the applicable Seller.

Notwithstanding anything to the contrary contained above, the insurance coverages required above may be maintained by the related Mortgagor under the related Mortgage Loan Documents and/or by the Mezzanine Borrower under the Mezzanine Loan Documents.

(14)      Access; Utilities; Separate Tax Lots.  Each related Mortgaged Property (indirectly securing the Mezzanine Loan and securing the related Mortgage Loan) (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of such Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of such Mortgaged Property or is subject to an endorsement under the related Title Policy insuring such Mortgaged Property, or, with respect to any Foreign Purchased Asset, except as disclosed by or on behalf of the applicable Seller and Purchaser in writing prior to the Purchase Date as part of the Due Diligence Package, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mezzanine Loan requires the Mezzanine Borrower to (or cause the related Mortgage Borrower to) escrow  an amount sufficient to pay taxes for the existing tax parcel of which such Mortgaged Property is a part until the separate tax lots are created.

(15)      No Encroachments.  Based solely on surveys obtained in connection with the origination of each Mezzanine Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property (indirectly securing the Mezzanine Loan and securing the related Mortgage Loan) at the time of the origination of such Mezzanine Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or, with respect to a U.S. Purchased Asset, for which insurance or endorsements were obtained under the applicable owner’s title policy, (b) No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the applicable owner’s title policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or, with respect to a U.S. Purchased Asset, or for which insurance or endorsements were obtained under the applicable owner’s title policy.

(16)      No Contingent Interest or Equity Participation.  No Mezzanine Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess

Ex. XII-B-6

of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by any Seller.

(17)      Compliance with Usury Laws.  The interest rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) at which each Mezzanine Loan accrues interest complied as of the date of origination with, or was exempt from, applicable state or federal laws or the laws of any other relevant jurisdictions, regulations and other requirements pertaining to usury.

(18)      Authorized to do Business.  To the extent required under applicable law, as of the Purchase Date for the related Mortgage Loan or as of the date that such entity held the related Mezzanine Note, each holder of such Mezzanine Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property (indirectly securing the Mezzanine Loan and securing the related Mortgage Loan) is located, or the failure to be so authorized does not materially and adversely affect the enforceability of the related Mezzanine Loan by the Purchaser.

(19)      Local Law Compliance.  To the applicable Seller’s Knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy (for the related Mortgage Loan), or other affirmative investigation of local law compliance consistent with the investigation conducted by such Seller for similar related commercial and multifamily mortgage loans intended for securitization in the relevant jurisdiction, the improvements located on or forming part of each Mortgaged Property (indirectly securing the Mezzanine Loan and securing the related Mortgage Loan) as of the date of origination of such Mezzanine Loan and as of the Purchase Date for the related Mortgage Loan, there are no material violations of applicable zoning ordinances, building codes and land laws (or, with respect to any Foreign Purchased Asset, the equivalent in the relevant non-U.S. jurisdiction) (collectively “Zoning Regulations”) other than those which (i) are insured by the related owner’s title policy or a law and ordinance insurance policy or, with respect to a Foreign Purchased Asset, matters that have been described in the related Due Diligence Package or (ii) would not have a material adverse effect on the value, operation or net operating income of such Mortgaged Property.  The terms of the related Mezzanine Loan Documents require the related Mezzanine Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws (or, with respect to any Foreign Purchased Asset, the equivalent in the relevant non-U.S. jurisdiction).

(20)      Licenses and Permits.  Each related Mezzanine Borrower covenants in the related Mezzanine Loan Documents that it shall keep (and shall cause the related Mortgage Borrower to keep) all material licenses, permits and applicable governmental authorizations in the relevant jurisdiction necessary for the operation of the related Mortgaged Property (indirectly securing the Mezzanine Loan and securing the related Mortgage Loan) in full force and effect, and to the applicable Seller’s Knowledge based upon any of a letter from any governmental authorities, a zoning report, title report or other affirmative investigation of local law compliance consistent with the investigation conducted by such Seller for similar related commercial and multifamily mortgage loans intended for securitization in the relevant jurisdiction, all such material licenses, permits and applicable governmental authorizations are in effect.  The Mezzanine Loan Documents for each Mezzanine Loan (or related Mortgage Loan, as applicable)

Ex. XII-B-7

require the related Mortgage Borrower to be qualified to do business in each jurisdiction in which such related Mortgaged Property is located.

(21)      Recourse Obligations.  The Mezzanine Loan Documents for each Mezzanine Loan provide that such Mezzanine Loan (a) becomes full recourse to the Mezzanine Borrower and guarantor (which is a natural person or persons, or an entity distinct from the related Mezzanine Borrower (but may be affiliated with such Mezzanine Borrower) that has assets other than Equity Interests that are not de minimis) in any of the following events:  (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law or the equivalent in any relevant non-U.S. jurisdiction, shall be filed by the related Mortgagor or Mezzanine Borrower; (ii) if the related Mortgagor or Mezzanine Borrower or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy or other insolvency filing with respect to the Mortgagor or the Mezzanine Borrower; or (iii) upon any voluntary transfer of either the related Mortgaged Property, Equity Interests, or equity interests in the related Mezzanine Borrower made in violation of the related Mezzanine Loan Documents; and (b) contains provisions providing for recourse against the Mezzanine Borrower and guarantor (which is a natural person or persons, or an entity distinct from the related Mezzanine Borrower (but may be affiliated with such Mezzanine Borrower) that has assets other than Equity Interests that are not de minimis), for losses and damages sustained by reason of the related Mortgagor’s or Mezzanine Borrower’s (i) misappropriation of rents after the occurrence of an event of default under the related Mezzanine Loan Documents; (ii) misappropriation of security deposits, insurance proceeds, or condemnation awards; (iii) fraud or intentional material misrepresentation; (iv) breach of the environmental covenants in the related Mezzanine Loan Documents; or (v) commission of intentional material physical waste at the related Mortgaged Property.

(22)      Financial Reporting and Rent Rolls.  The Mezzanine Loan Documents require the related Mezzanine Borrower to provide the applicable Seller with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) and annual rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mezzanine Loan with more than one Mezzanine Borrower are in the form of an annual combined balance sheet of the Mezzanine Borrower entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the related Mortgaged Properties (indirectly securing the Mezzanine Loan and securing the related Mortgage Loan) on a combined basis.

(23)      Acts of Terrorism Exclusion.  With respect to each Mezzanine Loan having an outstanding principal balance of over $20 million (or, with respect to any Foreign Purchased Asset, its then-current equivalent based on the Spot Rate with respect to the Applicable Currency of such Foreign Purchased Asset as of the date of determination), the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”) (or, with respect to a Foreign Purchased Asset, the nearest equivalent term under the equivalent

Ex. XII-B-8

Requirements of Law, if applicable, under the relevant non-U.S. jurisdiction), from coverage, or if such coverage is excluded, the related Mortgaged Property (indirectly securing the Mezzanine Loan and securing the related Mortgage Loan) is covered by a separate terrorism insurance policy.  With respect to each other Mezzanine Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of such Mezzanine Loan and, do not, as of the Purchase Date for the related Mortgage Loan, specifically exclude Acts of Terrorism, as defined in TRIA (or, with respect to a Foreign Purchased Asset, the nearest equivalent term under the equivalent Requirements of Law, if applicable, under the relevant non-U.S. jurisdiction), from coverage, or if such coverage is excluded, the related Mortgaged Property (indirectly securing the Mezzanine Loan and securing the related Mortgage Loan) is covered by a separate terrorism insurance policy.  With respect to each Mezzanine Loan, the related Mezzanine Loan Documents do not expressly waive or prohibit the lender from requiring coverage for Acts of Terrorism, as defined in TRIA (or, with respect to a Foreign Purchased Asset, the nearest equivalent term under the equivalent Requirements of Law, if applicable, under the relevant non-U.S. jurisdiction), or damages related thereto; provided, however, that if TRIA (or, with respect to a Foreign Purchased Asset, the nearest equivalent term under the equivalent Requirements of Law, if applicable, under the relevant non-U.S. jurisdiction) or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mezzanine Borrower under each Mezzanine Loan is required to carry terrorism insurance, but in such event the Mezzanine Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Mezzanine Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Mezzanine Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

Notwithstanding anything to the contrary contained above, the insurance coverages required above may be maintained by the related Mortgagor under the related Mortgage Loan Documents and/or by the Mezzanine Borrower under the Mezzanine Loan Documents.

(24)      Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each Mezzanine Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mezzanine Loan if, without the consent of the holder of the Mezzanine Loan (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mezzanine Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to prudent mezzanine lending institutions lending on the security of property comparable to the related Equity Interests, (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor or Mezzanine Borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mezzanine Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor or Mezzanine Borrower, (iv) transfers to another holder of direct or indirect equity in the related Mortgagor or Mezzanine Borrower, a specific Person

Ex. XII-B-9

designated in the related Mezzanine Loan Documents or a Person satisfying specific criteria identified in the related Mezzanine Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (26) and (31) herein or the exceptions thereto set forth in the Requested Exception Report, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mezzanine Loan (or related Mortgage Loan, as applicable) or that was permitted after origination pursuant to the related Mezzanine Loan Documents or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any B-Note of any Mezzanine Loan or any subordinate debt that existed at origination and is permitted under the related Mezzanine Loan Documents, (ii) purchase money security interests, (iii) with respect to any Mezzanine Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, the lien of such cross-collateralized or cross-defaulted Mortgage Loan or (iv) Permitted Encumbrances.  The related Mezzanine Loan Documents provide that to the extent any rating agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the related Mezzanine Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the mortgagee relative to such transfer or encumbrance.

(25)      Single-Purpose Entity.  Each Mezzanine Loan requires the related Mezzanine Borrower to be a Single-Purpose Entity for at least as long as such Mezzanine Loan is outstanding.  Both the Mezzanine Loan Documents and the organizational documents of the Mezzanine Borrower with respect to each Mezzanine Loan with an outstanding principal balance as of the Purchase Date for the related Mortgage Loan in excess of $5 million (or, with respect to any Foreign Purchased Asset, its then-current equivalent based on the Spot Rate with respect to the Applicable Currency of such Foreign Purchased Asset as of the date of determination) provide that the Mezzanine Borrower is a Single-Purpose Entity, and each Mezzanine Loan with an outstanding principal balance as of the Purchase Date for the related Mortgage Loan of $20 million (or, with respect to any Foreign Purchased Asset, its then-current equivalent based on the Spot Rate with respect to the Applicable Currency of such Foreign Purchased Asset as of the date of determination) or more has a counsel’s opinion regarding non-consolidation of the Mezzanine Borrower.

(26)      Ground Leases.  With respect to any Mezzanine Loan where the related Mortgage Loan for such Mezzanine Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage (for such Mortgage Loan) does not also encumber the related lessor’s fee interest in such related Mortgaged Property (indirectly securing the Mezzanine Loan and securing the related Mortgage Loan), based upon the terms of such Ground Lease, the related Mortgage Loan, the Mezzanine Loan and any estoppel or other agreement received from the ground lessor in favor of the applicable Seller, its successors and assigns:

(a)        Such Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction (or, with respect to any Foreign Purchased Asset, such other customary filings, recordings or registrations have been made).  The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the

Ex. XII-B-10

use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially and adversely affect the security provided by the related Mortgage;

(b)        The lessor under such Ground Lease has agreed in a writing included in the related Mezzanine Loan File (or in such Ground Lease) that such Ground Lease may not be amended or  modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender;

(c)        Such Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than twenty (20) years beyond the stated maturity of the related Mezzanine Loan, or ten (10) years past the stated maturity if such Mezzanine Loan fully amortizes by the stated maturity (or with respect to a Mezzanine Loan that accrues interest on an actual/360 basis, substantially amortizes by the stated maturity);

(d)        Such Ground Lease either (i) is not subject to any liens, charges or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii)  is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject (or, with respect to any Foreign Purchased Asset, the equivalent in the relevant non-U.S. jurisdiction);

(e)        Such Ground Lease is assignable to the holder of the related Mortgage Loan  and its assigns without the consent of the lessor thereunder (or if such consent is necessary, it has been obtained);

(f)        The applicable Seller has not received any written notice of material default under or notice of termination (or in the case of a Foreign Purchased Asset, forfeiture) of such Ground Lease.  To the applicable Seller’s Knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease, or in the case of a Foreign Purchased Asset, would lead to a forfeiture of such Ground Lease, and to the applicable Seller’s Knowledge, such Ground Lease is in full force and effect as of the Purchase Date for the related Mortgage Loan;

(g)        Such Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)        A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease through legal proceedings) to cure any default under such Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate such Ground Lease;

Ex. XII-B-11

(i)         Such Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)         Under the terms of such Ground Lease, an estoppel or other customary agreement in the relevant jurisdiction received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mezzanine Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mezzanine Loan, together with any accrued interest;

(k)        In the case of a total or substantially total taking or loss, under the terms of such Ground Lease, an estoppel or other customary agreement in the relevant jurisdiction and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mezzanine Loan (and the related Mortgage Loan), together with any accrued interest; and

(l)         Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy or other insolvency proceeding.

(27)      Servicing.  The servicing and collection practices used by the applicable Seller with respect to the Mezzanine Loan have been, in all respects, legal and have met customary industry standards in the relevant jurisdiction for servicing of commercial mezzanine loans.

(28)      Origination and Underwriting.  The origination practices of the applicable Seller (or the related originator if such Seller was not the originator) with respect to each Mezzanine Loan have been, in all material respects, legal and as of the date of its origination, such Mezzanine Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law (or, with respect to any Foreign Purchased Asset, the law of the relevant jurisdiction) relating to the origination of such Mezzanine Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Exhibit XII-B.

(29)      No Material Default; Payment Record.  No Mezzanine Loan has been more than thirty (30) days delinquent, without giving effect to any grace or cure period, in

Ex. XII-B-12

making required payments since origination, and as of the Purchase Date for the related Mortgage Loan, no Mezzanine Loan is more than thirty (30) days delinquent (beyond any applicable grace or cure period) in making required payments.  There is (a) no material default, breach, violation or event of acceleration existing under any Mezzanine Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of the Mezzanine Loan or the value, use or operation of the related Mortgaged Property or Equity Interests, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the applicable Seller in this Exhibit XII-B.  No person other than the holder of such Mezzanine Loan may declare any event of default under the Mezzanine Loan or accelerate any indebtedness under the Mezzanine Loan Documents.

(30)      Bankruptcy.  As of the date of origination of each Mezzanine Loan and as of the Purchase Date for the related Mortgage Loan, neither the related Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, nor the Equity Interests, is the subject of, and no related Mortgagor, Mezzanine Borrower, guarantor or tenant occupying a single-tenant property is a debtor in, any state or federal bankruptcy, insolvency or similar proceeding, and in the case of any Foreign Purchased Asset, is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium, administration, examinership or similar proceeding.

(31)      Organization of Mezzanine Borrower.  With respect to each Mezzanine Loan, in reliance on certified copies of the organizational documents of the related Mezzanine Borrower delivered by such Mezzanine Borrower in connection with the origination of such Mezzanine Loan, such Mezzanine Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico.  Except with respect to any Mezzanine Loan that is cross-collateralized or cross-defaulted with another Mezzanine Loan, no Mezzanine Loan has a Mezzanine Borrower that is an affiliate of a Mezzanine Borrower with respect to another Mezzanine Loan.  With respect to each Foreign Purchased Asset, in reliance on certified copies of the organizational documents of the related Mezzanine Borrower delivered by such Mezzanine Borrower in connection with the origination of such Mezzanine Loan, the related Mezzanine Borrower is an entity organized under the laws of England and Wales, Jersey, Guernsey, Luxembourg, Germany or another jurisdiction in which single purpose entities formed for the purposes of investment in mortgaged properties located in England and Wales or other European countries are commonly organized.

(32)      Environmental Conditions.  With respect to a U.S. Purchased Asset, a Phase I environmental site assessment (or update of a previous Phase I and/or Phase II site assessment) and, with respect to certain Mezzanine Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements was conducted by a reputable environmental consultant in connection with the origination of each Mezzanine Loan within twelve (12) months prior to its origination date, and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property (indirectly

Ex. XII-B-13

securing the Mezzanine Loan and securing the related Mortgage Loan) or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true:  (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the Mezzanine Borrower (or by the related Mortgagor under the related Mortgage Loan) that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting such related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor and Mezzanine Borrower was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor and Mezzanine Borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action.  With respect to a U.S. Purchased Asset, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at any related Mortgaged Property.

With respect to a Foreign Purchased Asset, there is no material and adverse environmental condition or circumstance affecting the related Mortgaged Property; there is no material violation of any applicable environmental law with respect to the related Mortgaged Property. Neither Seller nor the underlying obligor on such Foreign Purchased Asset has taken any actions which would cause the related Mortgaged Property not to be in material compliance with all applicable environmental laws. The related Mezzanine Loan Documents and Purchased Asset Documents require the borrower to materially comply with all environmental laws. Each Mezzanine Borrower and the related mortgagor has agreed to either indemnify the lender and mortgagee for any losses resulting from any material, adverse environmental condition (to the extent such condition is not caused by Seller, or from any failure of Mezzanine Borrower or the related mortgagor to abide by such environmental laws) or has provided environmental insurance.

(33)      Appraisal.  The related documents listed in Schedule 2 that are required to be delivered to Custodian (the “Mezzanine Loan File”) contain an appraisal of the related Mortgaged Property (indirectly securing the Mezzanine Loan and securing the related Mortgage Loan) with an appraisal date within six (6) months of the Mezzanine Loan origination date.  The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (or (i) in the case of the related Mortgaged Property located in England and Wales, a Chartered Surveyor, and (ii)

Ex. XII-B-14

in the case of the related Mortgaged Property located elsewhere in the European Union, a functional equivalent) and, to the applicable Seller’s Knowledge, had no interest, direct or indirect, in the related Mortgaged Property or the Equity Interest or the related Mortgagor or Mezzanine Borrower or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mezzanine Loan.  Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of: (i) in the case of the related Mortgaged Property located in the United States, the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, (ii) in the case of the related Mortgaged Property located in England and Wales, the Valuations Standards (Red Book) published by the Royal Institute of Chartered Surveyors, and (iii) in the case of the related Mortgaged Property located elsewhere in the European Union, the appraisal standards uniformly or customarily followed or adopted by the commercial real estate industry within the relevant jurisdiction.

(34)      Cross-Collateralization.  No Mezzanine Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan or Mezzanine Loan, except as set forth in the Requested Exception Report.

(35)      Advance of Funds by the applicable Seller.  After origination of each Mezzanine Loan, no advance of funds has been made by the applicable Seller to the related Mezzanine Borrower other than in accordance with the related Mezzanine Loan Documents, and, to the applicable Seller’s Knowledge, no funds have been received from any person other than the related Mezzanine Borrower or an affiliate of the related Mezzanine Borrower for, or on account of, payments due on such Mezzanine Loan (other than as contemplated by the related Mezzanine Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or the related Mezzanine Loan Documents).  Neither the applicable Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mezzanine Borrower under a Mezzanine Loan, other than contributions made on or prior to the date hereof.

(36)      Compliance with Anti-Money Laundering Laws.  The applicable Seller has complied in all material respects with all applicable anti-money laundering laws and regulations in each relevant jurisdcition, including without limitation the Patriot Act with respect to the origination of each Mezzanine Loan (or related Mortgage Loan, as applicable) originated by it.

(37)      Mezzanine Loan is not a Security.  The Mezzanine Loan has not been deemed, and is not, a “security” within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (or, with respect to a Foreign Purchased Asset, the nearest equivalent term under the equivalent Requirements of Law under the relevant non-U.S. jurisdiction).

Ex. XII-B-15

EXHIBIT XIII

FORM OF MONTHLY PURCHASED ASSET REPORT

[DATE]

Citibank, N.A.
388 Greenwich Street
New York, New York 10013
Attention: Richard Schlenger

Re:       Fourth Amended and Restated Master Repurchase Agreement, dated as of May 7, 2019 (as further amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Repurchase Agreement”) by and among Starwood Property Mortgage Sub-6-A Holdings, L.L.C., Starwood Property Mortgage Sub-6, L.L.C., Starwood Property Mortgage Sub-6-A, L.L.C., Starwood Property Mortgage Sub-6(P), L.L.C., Starwood Property Mortgage Sub-6-A(P), L.L.C., Starwood Mortgage Funding V LLC and Citibank, N.A. (“Purchaser”).

Ladies and Gentlemen:

Pursuant to the Repurchase Agreement, below please find required information related to the Purchased Assets.

(i)

Purchased Asset Name	Developments or events that are likely to have a Material Adverse Effect

(ii)

Purchased Asset Name	Written modifications to any Purchased Asset Documents

Ex. XIII-1

(iii)

Purchased Asset Name	Asset Status	Collection Performance	Delinquency/Loss Experience

(iv)

Purchased Asset Name	Update as to expected disposition or sale of Purchased Asset

[STARWOOD PROPERTY MORTGAGE
SUB-6-A HOLDINGS][STARWOOD
PROPERTY MORTGAGE SUB-6[-
A][(P)][-A(P)], L.L.C.][STARWOOD
MORTGAGE FUNDING V LLC]

By:
Name:
Title:

Ex. XIII-2

EXHIBIT XIV

FORM OF QUARTERLY PURCHASED ASSET REPORT

(On file with Dechert LLP)

Ex. XIV-1

EXHIBIT XV

FORM OF STARWOOD PARI PASSU PARTICIPATION AGREEMENT

PARTICIPATION AGREEMENT

([NAME OF MORTGAGE LOAN])

Dated as of ______, 20__

by and among

STARWOOD PROPERTY MORTGAGE, L.L.C.

(Initial Lender),

STARWOOD PROPERTY MORTGAGE SUB-6[-A], L.L.C.

(Initial Participation 1 Holder),

STARWOOD PROPERTY MORTGAGE, L.L.C.

(Initial Participation 2 Holder),

and

SPT CA FUNDINGS 2, LLC

(Initial Participation 3 Holder)

THIS PARTICIPATION AGREEMENT (this “Agreement”), dated as of _______, 20__, by and between [STARWOOD PROPERTY MORTGAGE, L.L.C.], a Delaware limited liability company (“Starwood” or the “Initial Lender”), STARWOOD PROPERTY MORTGAGE SUB-6[-A], L.L.C., a Delaware limited liability company (“Initial Participation 1 Holder”), STARWOOD PROPERTY MORTGAGE, L.L.C., a Delaware limited liability company (“Initial Participation 2 Holder”)[, and SPT CA FUNDINGS 2, LLC, a Delaware limited liability company (“Initial Participation 3 Holder”)].

W I T N E S S E T H:

WHEREAS, pursuant to that certain Loan Agreement, dated as of ______, 20__ (as amended, modified and/or restated, the “Loan Agreement”), Initial Lender made a mortgage loan in the [original/maximum] principal amount of $_______ (the “Loan”) to [__________________, a _________________] ([collectively,] “Borrower”), which Loan is evidenced by those certain Promissory Notes, dated as of _________, 20__ (as amended, modified and/or restated, collectively, the “Note”), from Borrower to Initial Lender, and secured by, among other things, that certain [Mortgage] [Deed of Trust] [Deed to Secure Debt], Assignment of Leases and Rents, Security Agreement, and Fixture Filing dated as of _________, 20__ (as amended, modified and/or restated, the “Mortgage”), executed and delivered by Borrower as security for the Loan and encumbering certain real property known as ________________, located at ________________, ___________, ____________ (as more particularly described therein, the “Property”);

[WHEREAS, the terms of the Loan provide for additional advances of up to $__________ to be advanced by the Initial Lender to the Borrower;]

WHEREAS, Initial Lender intends to create [three (3)] separate participation interests in the Loan: (i) a participation in the original principal amount of $___________ (“Participation 1”), [and] (ii) a participation in the original principal amount of $___________ (“Participation 2”[) and (iii) a participation in the maximum principal amount of $________ (“Participation 3”], together with Participation 1 and Participation 2, collectively, the “Participations”);

[WHEREAS, the principal balance of Participation 3 will be increased by the amount of any future advances made by the Future Funding Participant (as defined herein), as contemplated under the Loan Documents (up to a maximum principal balance of $________) (the obligation to make such future advances, the “Future Funding Obligations”);] and

WHEREAS, Initial Lender and the Participants (hereinafter defined) desire to enter into this Agreement to memorialize the terms under which the Participants will hold the Participations.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

1.         Definitions; Conflicts.  References to a “Section” or the “recitals” are, unless otherwise specified, to a Section or the recitals of this Agreement.  Capitalized terms not

1

otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.  Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise.

“Accepted Servicing Practices” shall mean the obligation of Participation 1 Holder (or Servicer) to service and administer the Loan solely in the best interests and for the benefit of the Holders (as a collective whole), exercising the higher of (x) the same care, skill, prudence and diligence with which the Participation 1 Holder (or Servicer) services and administers similar mortgage loans for other third party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial lenders servicing their own loans and (y) the same care, skill, prudence and diligence which the Participation 1 Holder (or Servicer) utilizes for loans which the Participation 1 Holder (or Servicer) owns for its own account and, in the case of the immediately preceding subclauses (x) and (y), acting in accordance with applicable law, the terms of this Agreement and the Loan Documents and with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Loan.

“Acquisition Date” shall mean the date hereof.

“Advance” shall mean any monthly debt service payment advance or any property advance or other servicing advance by the Participation 1 Holder (or any applicable Servicer  on its behalf) under this Agreement or the Servicing Agreement with respect to the Loan or the Property.

“Affiliate” shall mean with respect to any specified Person, (a) any other Person controlling or controlled by or under common control with such specified Person (each a “Common Control Party”), (b) any other Person owning, directly or indirectly, ten percent (10%) or more of the beneficial interests in such Person or (c) any other Person in which such Person or a Common Control Party owns, directly or indirectly, ten percent (10%) or more of the beneficial interests.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, relation to individuals or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” shall mean this Participation Agreement, the exhibits and schedules hereto and all amendments hereof and supplements hereto.

“Balloon Payment” shall mean, with respect to the Loan, the payment of principal due on its stated maturity date.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended from time to time, any successor statute or rule promulgated thereto.

“Borrower” shall have the meaning assigned such term in the recitals.

“Borrower Related Parties” shall have the meaning assigned such term in Section 13.

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“Collection Account” shall have the meaning assigned to such term in Section 5 hereof.

“Common Control Party” shall have the meaning given to such term in the definition of “Affiliate.”

“Controlling Holder” shall mean, as of any date of determination, the Participation 1 Holder, unless the Participation 1 Holder is the Borrower or a Borrower Related Party, then the Participation 2 Holder[, unless the Participation 2 Holder is the Borrower or a Borrower Related Party, then the Participation 3 Holder, unless the Participation 3 Holder is the Borrower or a Borrower Related Party].

“Costs” shall mean all out‑of‑pocket costs, fees, expenses, advances, payments, losses, liabilities, judgments and/or causes of action reasonably suffered or incurred or paid by Lender or a Holder hereunder (or Servicer) pursuant to or in connection with the Loan, the Loan Documents (not including any servicing fees or special servicing fees), the Property, this Agreement or otherwise in connection with the enforcement of the Loan, including, without limitation, attorneys’ fees and disbursements, taxes, assessments, insurance premiums and other protective advances as more particularly provided in the Loan Documents or hereunder, except for those resulting from the gross negligence, willful misconduct or breach of this Agreement of or by such Holder (or Servicer); provided,  however, that neither (i) the costs and expenses relating to the origination of the Loan, nor (ii) the day‑to‑day customary and usual, ordinary costs of servicing and administration of the Loan shall be included or deemed to be “Costs.”

“Custodian” shall mean Wells Fargo Bank, National Association.

“Custodial Agreement” shall mean that certain Second Amended and Restated Custodial Agreement, dated as of March 28, 2016, among Participation 1 Holder and certain Affiliates thereof, Custodian and Citibank, N.A., as purchaser.

“Exit Fees” shall mean the “exit fee” or the “prepayment fee,” if any, set forth on the Loan Schedule.

[“Future Funding Obligations” shall have the meaning assigned to such term in recitals.]

[“Future Funding Participant” shall mean the Initial Participation 3 Holder and any transferees of the Future Funding Obligations.]

“Holder” shall mean each of the Participation 1 Holder, the Participation 2 Holder [and the Participation 3 Holder].

“Initial Holder” shall mean each of the Initial Participation 1 Holder, the Initial Participation 2 Holder [and the Initial Participation 3 Holder].

“Initial Participation 1 Holder” shall have the meaning set forth in the introductory paragraph to this Agreement.

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“Initial Participation 2 Holder” shall have the meaning set forth in the introductory paragraph to this Agreement.

“Initial Participation 3 Holder” shall have the meaning set forth in the introductory paragraph to this Agreement.

“Interest Rate” shall mean the Interest Rate set forth in the Loan Schedule.

“Liquidation Proceeds” shall mean the amount (other than insurance proceeds, condemnation awards or amounts required to be paid to Borrower or other Persons pursuant to the Loan Documents or applicable law) received by Servicer in connection with the liquidation of the Property, whether through judicial foreclosure, sale or otherwise, or the sale or other liquidation of the Loan, including a final discounted payoff of the Loan.

“Loan” shall have the meaning assigned such term in the recitals.

“Loan Agreement” shall have the meaning assigned such term in the recitals.

“Loan Documents” shall mean the Loan Agreement, the Note, the Mortgage and all other documents evidencing or securing the Loan, as each may be amended, modified and/or restated, and as more particularly described in the Loan Agreement.

“Loan Principal Balance” shall mean, at any date of determination, the principal balance of the Note evidencing the Loan.

“Loan Schedule” shall mean the schedule attached hereto as Exhibit A which schedule sets forth certain information and terms regarding the Loan and the Participations, as same may be amended or modified by the Holders.

“Non‑Controlling Holder” shall mean any Holder that is not the Controlling Holder.

“Note” shall have the meaning assigned to such term in the recitals.

“Participants” shall mean, collectively, the Participation 1 Holder, the Participation 2 Holder [and the Participation 3 Holder].

“Participation 1” shall have the meaning set forth in the recitals.

“Participation 1 Holder” shall mean the Initial Participation 1 Holder or any subsequent Holder of Participation 1.

“Participation 1 Percentage Interest” shall mean, as of any date, the percentage obtained by dividing the Participation 1 Principal Balance, as of such date, by the Loan Principal Balance, as of such date, and as such percentage may be adjusted by agreement of the Holders in accordance with Section 7 of this Agreement.

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“Participation 1 Principal Balance” shall mean the initial principal balance of Participation 1 as set forth on the Loan Schedule attached hereto, less any payments of principal thereon received by the Participation 1 Holder, plus any additional principal advances made by the Participation 1 Holder in accordance with the terms of this Agreement, and as such principal balance may be adjusted by agreement of the Holders in accordance with Section 7 of this Agreement.

“Participation 2” shall have the meaning set forth in the recitals.

“Participation 2 Holder” shall mean the Initial Participation 2 Holder or any subsequent Holder of Participation 2.

“Participation 2 Percentage Interest” shall mean, as of any date, the percentage obtained by dividing the Participation 2 Principal Balance, as of such date, by the Loan Principal Balance, as of such date, and as such percentage may be adjusted by agreement of the Holders in accordance with Section 7 of this Agreement.

“Participation 2 Principal Balance” shall mean the initial principal balance of Participation 2 as set forth on the Loan Schedule attached hereto, less any payments of principal thereon received by the Participation 1 Holder, plus any additional principal advances made by the Participation 2 Holder in accordance with the terms of this Agreement, and as such principal balance may be adjusted by agreement of the Holders in accordance with Section 7 of this Agreement.

[“Participation 3” shall have the meaning set forth in the recitals.]

[“Participation 3 Holder” shall mean the Initial Participation 3 Holder or any subsequent Holder of Participation 3.]

[“Participation 3 Percentage Interest” shall mean, as of any date, the percentage obtained by dividing the Participation 3 Principal Balance, as of such date, by the Loan Principal Balance, as of such date, and as such percentage may be adjusted by agreement of the Holders in accordance with Section 7 of this Agreement.]

[“Participation 3 Principal Balance” shall mean the initial principal balance of Participation 3 as set forth on the Loan Schedule attached hereto, less any payments of principal thereon received by the Participation 3 Holder, plus any additional principal advances made by the Participation 3 Holder in accordance with the terms of this Agreement including any advances made by the Participation 3 Holder as the Future Funding Participant under the Future Funding Obligations, and as such principal balance may be adjusted by agreement of the Holders in accordance with Section 7 of this Agreement.]

“Participation Pledgee” shall have the meaning assigned such term in Section 12.

“Participations” shall mean, collectively, Participation 1, Participation 2 [and Participation 3].

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“Penalty Charges” shall mean any amounts actually collected on the Loan from the Borrower that represent late payment charges, other than a Prepayment Premium or default interest.

“Percentage Interest” shall mean, (i) with respect to the Participation 1 Holder, the Participation 1 Percentage Interest, (ii) (with respect to the Participation 2 Holder, the Participation 2 Percentage Interest [and (iii) with respect to the Participation 3 Holder, the Participation 3 Percentage Interest].

“Permitted Fund Manager” shall mean any Person that on the date of determination is (i) one of the entities listed on Schedule 1 annexed hereto and made a part hereof or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $250,000,000 and (iii) not subject to a proceeding relating to the bankruptcy, insolvency, reorganization or relief of debtors.

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint‑stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pledge” shall have the meaning assigned such term in Section 12.

“Prepayment” shall mean any payment of principal made by the Borrower which is received in advance of the scheduled Maturity Date, whether made by reason of a voluntary prepayment, casualty or condemnation, due to the acceleration of the maturity of the Note or otherwise.

“Prepayment Premium” shall mean any prepayment premium, yield maintenance premium or similar fee required to be paid in connection with a Prepayment of the Loan under the Loan Documents, and as set forth on the Loan Schedule.

“Property” shall have the meaning assigned such term in the recitals.

“Qualified Institutional Lender” shall mean each of (i) the Initial Participation 1 Holder, (ii) the Initial Participation 2 Holder, (iii) [the Initial Participation 3 Holder] and (iv) Citibank, N.A. and the following:

(a)       an entity Controlled (as defined below) by, or under common Control (as defined below) with, the Initial Participation 1 Holder, the Initial Participation 2 Holder [or the Initial Participation 3 Holder], or

(b)       one or more of the following:

(i)       an insurance company, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust, governmental entity or plan, or,

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(ii)       an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, which regularly engages in the business of making or owning investments of types similar to the Loan or the related Participation, or

(iii)       a trustee in connection with (x) a securitization of Participation 2 or (y) the creation of collateralized debt obligations (“CDO”) secured by, or financing through an “owner trust” of Participation 2 ((x) and (y), collectively, “Securitization Vehicles”) so long as (A) such trustee or the servicer therefor is an entity that otherwise would be a Qualified Institutional Lender and (B) the entire “controlling class” of such Securitization Vehicle, other than with respect to a CDO Securitization Vehicle, is held by one or more entities that are otherwise Qualified Institutional Lenders; provided that the operative documents of the related Securitization Vehicle require that (1) in the case of a CDO Securitization Vehicle, the “equity interest” in such Securitization Vehicle is owned by one or more Qualified Institutional Lenders and (2) if either of the relevant trustee or servicer fails to meet the requirements of this clause (iii), such Person must be replaced by a Person meeting the requirements of this clause (iii) within thirty (30) days, or

(iv)       an investment fund, limited liability company, limited partnership or general partnership in which the Initial Participation 1 Holder, the Initial Participation 2 Holder [or the Initial Participation 3 Holder], as applicable, or a Qualified Institutional Lender or a Permitted Fund Manager acts as the general partner, managing member, or the fund manager responsible for the day to day management and operation of such investment vehicle and provided that at least fifty percent (50%) of the equity interests in such investment vehicle are owned, directly or indirectly, by one (1) or more entities that are otherwise Qualified Institutional Lenders, or

(v)       an institution substantially similar to any of the foregoing; which has, in the case of entities referred to in clauses (b)(i), (ii), (iii) or (iv) of this definition, at least $200,000,000 in capital/statutory surplus or shareholders’ equity (except with respect to a pension advisory firm or similar fiduciary) and at least $600,000,000 in total assets (in name or under management), and is regularly engaged in the business of making or owning commercial real estate loans or commercial loans (or interests therein) similar to the Loan; or

(c)       any entity Controlled (as defined below) by, or under common Control (as defined below) with, any of the entities described in clause (b) above.  For purposes of this definition only, “Control” means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise (“Controlled” has the meaning correlative thereto).

“Remittance Date” shall have the meaning assigned to such term in Section 6.

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“Repurchase Agreement” shall mean that certain Third Amended and Restated Master Repurchase Agreement, dated as of April [_], 2018, by and among Participation 1 Holder and certain Affiliates thereof, collectively, as sellers thereunder, and Citibank, N.A., as purchaser thereunder, as amended, modified and/or restated from time to time.

“Servicer” shall mean Wells Fargo Bank, National Association, as servicer under the Servicing Agreement, or any successor servicer appointed pursuant to this Agreement.

“Servicing Agreement” shall mean that certain Second Amended and Restated Servicing Agreement, dated as of March 26, 2012,  between the Participation 1 Holder, Starwood Property Mortgage Sub-6[-A], L.L.C. and the Servicer, as same may be amended, modified and/or restated, or any servicing agreement with any successor Servicer.

“Servicing Fee Rate” shall mean a rate per annum equal to the servicing fee rate set forth in the Servicing Agreement.

“Transfer” shall have the meaning assigned such term in Section 12.

2.       Creation of Participation Interests; Form of Participations; Acquisition of Participations.  The Initial Lender hereby creates the Participations in the Mortgage Loan and contributes its interests in the Mortgage Loan represented by Participation 1, as of the Acquisition Date, to the Initial Participation 1 Holder. On the Acquisition Date, on the terms and conditions set forth herein, the Initial Lender shall issue Participation 1 to the Initial Participation 1 Holder or any assignee thereof. The Participation 1 Holder shall be deemed the owner of Participation 1. On the Acquisition Date, on the terms and conditions set forth herein, the Initial Lender shall issue Participation 2 to the Initial Participation 2 Holder or any assignee thereof. The Participation 2 Holder shall be deemed the owner of Participation 2. [On the Acquisition Date, on the terms and conditions set forth herein, the Initial Lender shall issue Participation 3 to the Initial Participation 3 Holder or any assignee thereof. The Participation 3 Holder shall be deemed the owner of Participation 3.]

3.       Pari Passu Participations.  Each Participation shall be pari passu and shall be of equal priority with each other Participation, and no Participation or portion of any Participation shall have priority or preference over any other Participation or portion thereof or the security therefor, except as may be otherwise expressly provided in Section 5 or otherwise herein.

4.       Administration of the Loan[; Future Funding Obligations].  [(a)] From and after the date hereof, Participation 1 Holder shall cause the Servicer to administer and service the Loan consistent with the terms of this Agreement, the Loan Documents, Accepted Servicing Practices, the Servicing Agreement and applicable law.

(b)       [All future fundings to be made under the Future Funding Obligations shall be the sole responsibility of the Future Funding Participant and shall be made in accordance with this Agreement and the Loan Agreement.  The Future Funding Participant hereby agrees to take all action in connection with  the exercise of its rights and obligations in respect of the future advances to be made pursuant to this Section 4(b), including, without limitation, the review of all Borrower requests for future advances, the approval of future advances and the

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waiver of any conditions precedent to any future advance, in a manner consistent with customary and usual standards of practice of prudent institutional loan lenders servicing and administering loans for third parties or for their own account. The transfer of the Future Funding Obligations may only be made in accordance with the provisions of Section 12.  The Participation 1 Holder shall cause any request by Borrower for a future funding under the Loan Agreement to be sent to the Future Funding Participant.  Any advance made by the Future Funding Participant will increase the Participation 3 Principal Balance in the corresponding amount of such advance.  In the event that all conditions under the Loan Agreement for a future advance under the Future Funding Obligations have been met by Borrower, then the Future Funding Participant will fund such advance in accordance with the terms of the Loan Agreement and shall not require the consent of the Participation 1 Holder or the Participation 2 Holder to lend such future advance.  In the event that Borrower shall have failed to satisfy a condition for a future advance under the Future Funding Obligations set forth in the Loan Agreement, the Future Funding Participant may determine to waive such condition and fund such future advance notwithstanding the failed condition without the consent of the Participation 1 Holder or the Participation 2 Holder.]

5.       Payments to Holders.  (a)  All amounts tendered by Borrower or otherwise available for payment on the Loan (including, without limitation, payments received in connection with any guaranty or indemnity agreement), whether received in the form of monthly debt service payments, Prepayments, Prepayment Premiums, Exit Fees, Balloon Payments, Liquidation Proceeds, Advances, Penalty Charges, proceeds under any guaranty, letter of credit or other instrument or security in the Loan, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar exercise of the power of eminent domain (other than any amounts for required reserves or escrows required by the Loan Documents and proceeds, awards or settlements to be applied to the restoration or repair of the  Property or released to Borrower in accordance with Accepted Servicing Practices or the Loan Documents) (collectively, “Income”) shall be distributed by Participation 1 Holder (or Servicer) and applied in the following order of priority (and payments shall be made at such times as are set forth herein):

(i)       first, to the Participation 1 Holder, the Participation 2 Holder and the Participation 3 Holder, up to the amount of any unreimbursed Costs paid by the respective Holders with respect to the Loan or the Property pursuant to this Agreement or the Loan Documents including, without limitation, unreimbursed Advances;

(ii)       second, to the Holders, pro rata in accordance with their respective Percentage Interests, in an amount equal to the accrued and unpaid interest on their respective Participation Principal Balances at (x) the Interest Rate minus (y) the  Servicing Fee Rate;

(iii)       third, to the Holders, pro rata in accordance with their respective Percentage Interests, in an amount equal to (i) any scheduled principal payment (including Balloon Payments) on the Loan and (ii) any Prepayment of the Loan, in each case to be applied in reduction of their respective Participation Principal Balances;

(iv)       fourth, to the Holders, pro rata, in accordance with their respective Percentage Interests, any Prepayment Premium, to the extent actually paid; and

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(v)       fifth, to the Holders, pro rata, in accordance with their respective Percentage Interests, any default interest and Penalty Charges, in each case, to the extent actually paid, and any excess amount that is paid in respect of the Loan and not otherwise applied in accordance with the foregoing clauses (i) through (iv).

(b)       Notwithstanding the foregoing clauses (a)(i)‑(v), all amounts collected on the Loan that are payable as servicing fees, special servicing fees, indemnity obligations and other reimbursable amounts due under the Loan Documents, that are paid in accordance with the terms of the Servicing Agreement to the Servicer shall be deducted prior to any allocations to the Holders pursuant to this Section 4.

6.       Collections; Payment Procedure.  Participation 1 Holder (or Servicer) shall maintain an account for receipt of all amounts paid on account of the Loan (the “Collection Account”); provided, however, that it is acknowledged and agreed that the Collection Account may be an account of Participation 1 Holder (or Servicer) containing funds from other assets unrelated to the Loan or the Property provided that a sub‑account (maintained as a separate ledger account) of such account is maintained for the Loan and the Participations or Participation 1 Holder (or Servicer) otherwise maintains separate books and records with respect to activity in the Collection Account relating thereto.  Pursuant to the terms hereof, Participation 1 Holder (or Servicer) is hereby directed in accordance with the priorities set forth in Section 5, hereof, to remit from the Collection Account for deposit or credit on the date that is two (2) Business Days prior to the fifteenth (15th) day of each calendar month, or if such fifteenth (15th) day in any month is not a Business Day, the date that is two (2) Business Days prior to the next Business Day after  such fifteenth (15th) day (the “Remittance Date”) all payments received under the Loan, by wire transfer to the account or accounts designated to Participation 1 Holder (or Servicer) in writing by each of the Participants; provided that delinquent payments received by Participation 1 Holder (or Servicer) after the related Remittance Date shall be remitted to such accounts on the Business Day following receipt.  Amounts on deposit in the Collection Account shall be applied at the times and for the purposes specified in this Agreement.  If Participation 1 Holder (or Servicer) holding or having distributed any amount received or collected in respect of the Loan determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of the Loan must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Borrower or paid to any other Person, then, notwithstanding any other provision of this Agreement, Participation 1 Holder (or Servicer) shall not be required to distribute any portion thereof to any Participant hereunder and each Participant shall promptly on demand repay to the Participation 1 Holder (or Servicer) the portion thereof which shall have been theretofore distributed to the related Participant, together with interest thereon at such rate, if any, as the Participation 1 Holder (or Servicer) shall have been required to pay to Borrower, the other Participants or any other Person with respect thereto.  Each Participant agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Loan in excess of its distributable share thereof, it will promptly remit such excess to Participation 1 Holder (or Servicer, as applicable) and Participation 1 Holder (or Servicer, as applicable) shall promptly remit such amounts to the other Participants.  Participation 1 Holder (or Servicer) shall have the right to offset any amounts due hereunder from any Participant with respect to the Loan against any future payments due to such Participant hereunder, provided, that the obligations of each Participant under this Section 6 are separate and distinct obligations from one another and in no event shall any Participant be

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responsible for payment of any amounts due from the other Participants hereunder.  The obligations of each Participant under this Section 6 constitute absolute, unconditional and continuing obligations and Servicer shall be deemed a third party beneficiary of these provisions.

Each month, Participation 1 Holder (or Servicer) shall prepare and shall deliver copies of a report containing the following information to each of the Participants (provided that Participation 1 Holder shall not be required to provide any such information if and to the extent the same is provided directly to the Participants by Servicer):

(i)       For each of the Participants, (x) the amount of the distribution from the Collection Account allocable to principal and (y) separately identifying the amount of scheduled principal payments, Balloon Payments, Prepayments made at the option of the Borrower or other Prepayments included therein;

(ii)       For each of the Participants, the amount of the distribution from the Collection Account allocable to interest and the amount of default interest paid under the Loan Documents;

(iii)      If the distribution to the Participants is less than the full amount that would be distributable to such Holders if there had been sufficient amounts available therefor, the amount of the shortfall and the allocation thereof between interest and principal and the amount of the shortfall, if any, under the Loan;

(iv)      The principal balance relating to each of the Participations, after giving effect to the distribution of principal on such Remittance Date;

(v)       The amount of the servicing fees and other fees paid to Servicer with respect to such Remittance Date; and

(vi)      Such other information as any Participant may reasonably request, to the extent reasonably available to Participation 1 Holder (or Servicer, as applicable), and in such event any costs incurred in providing such additional information shall be reimbursed by the requesting party.

7.       Reallocation of Principal Balance.  The Participants may agree in writing to reallocate principal between the Participations and adjust the Percentage Interests of the Participants to reflect such reallocation.  The parties shall confirm such reallocation of principal between the Participations and adjustment of the Percentage Interests by executing and delivering an amendment of the Loan Schedule substantially in the form of Exhibit C attached hereto, which Loan Schedule shall be binding an conclusive evidence of the information set forth therein, including, without limitation, the principal balance of each Participation and the Percentage Interests of each Participant.

8.       Additional Understandings.  Participation 1 Holder (or Servicer) shall furnish to each Holder copies of any notices, requests for consent, servicing reports, financial statements and reports received pursuant to the Loan Documents promptly after receipt thereof by the Participation 1 Holder (or Servicer).

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9.       Representations and Warranties of the Initial Holders.

Each Initial Holder, as of the date hereof, hereby represents and warrants to, and covenants with the other Initial Holder that:

(i)       It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

(ii)       The execution and delivery of this Agreement by it, and the performance of, and compliance with, the terms of this Agreement by it, will not violate its organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets, in each case which materially and adversely affect its ability to carry out the transactions contemplated by this Agreement.

(iii)      It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement.

(iv)      This Agreement is its legal, valid and binding obligation enforceable against it in accordance with its terms.

(v)       It has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in connection with the consummation of any of the transactions contemplated hereby.

10.       No Creation of a Partnership or Exclusive Purchase Right.  Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the arrangement between the Participants a partnership, association, joint venture or other entity.  No Holder shall have any obligation whatsoever to offer to any other Holder the opportunity to purchase interests in any future notes or participation interests or future loans purchased or originated by such Holder or any of its Affiliates, and if any Holder chooses to offer to any other Holder the opportunity to purchase interests in any future notes or any participation interests in any future loans purchased or originated by such Holder or its Affiliates, such offer shall be at such purchase price and interest rate as such Holder chooses, in its sole and absolute discretion.

11.       Not a Security.  None of the Participations shall be deemed to be a security within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934.

12.       Transfer of Participations.  (a)  No Participant shall sell, assign, transfer, pledge, syndicate, sell, hypothecate, contribute, encumber, subparticipate or otherwise dispose of (each, a “Transfer”) all or any portion of its Participation to the Borrower or any of its Affiliates.  The Participation 2 Holder shall not Transfer all or any portion of Participation 2, without first receiving the prior written consent of the Participation 1 Holder which consent shall not be unreasonably withheld or delayed (and shall pay all reasonable out‑of‑pocket costs and expenses of the Participation 1 Holder incurred in connection with reviewing such request for consent);

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provided that after the occurrence of an Event of Default (as defined in the Repurchase Agreement), the Participation 2 Holder may at any time or from time to time Transfer all or any portion of Participation 2, without the consent of the Participation 1 Holder, but subject to the conditions contained in the next succeeding sentence, to a Qualified Institutional Lender that provides to the Participation 1 Holder certification in writing from an authorized officer that it is a Qualified Institutional Lender.  Notwithstanding the foregoing, the Participation 2 Holder agrees that each Transfer to be made by it under this Section 12 is subject to the following restrictions: (i) the Participation 2 Holder shall give the Participation 1 Holder notice of such Transfers within five (5) days after the effective date thereof, and (ii) a transferee shall execute an assignment and assumption agreement whereby such transferee assumes all or a ratable portion, as the case may be, of the obligations of the Participation 2 Holder hereunder with respect to Participation 2 from and after the date of such assignment.  Upon the consummation of a Transfer of all or any portion of Participation 2, the Participation 2 Holder shall be released from all liability arising under this Agreement with respect to Participation 2 (or the portion thereof that was the subject of such Transfer), for the period after the effective date of such Transfer (it being understood and agreed that the foregoing release shall not apply in the case of a sale, assignment, transfer or other disposition of a subparticipation interest).  Notwithstanding anything to the contrary contained herein, the Participation 1 Holder may freely Transfer all or any portion of Participation 1, without any consent or approval of the Participation 2 Holder [or the Participation 3 Holder, and the Participation 3 Holder may freely Transfer all or any portion of Participation 3 (including the Future Funding Obligations), without any consent or approval of the Participation 1 Holder or the Participation 2 Holder].

(b)       Notwithstanding anything to the contrary contained herein, each of Participation 1 Holder [and Participation 3 Holder] may pledge (a “Pledge”) its Participation to any entity which has extended a credit facility to such Participant (such Person, a “Participation Pledgee”), on terms and conditions set forth in this Section 12(b), it being further agreed that a financing provided by a Participation Pledgee to a Participant or any Affiliate which controls such Participant that is secured by such Participant’s interest in the applicable Participation and is structured as a repurchase arrangement, shall qualify as a “Pledge” hereunder.  Upon written notice by Participation 1 Holder [or Participation 3 Holder, as applicable], to the other Participants that a Pledge has been effected (including the name and address of the applicable Participation Pledgee), the non‑pledging Participants agree to acknowledge receipt of such notice and thereafter agree: (i) to give such Participation Pledgee written notice of any default by the pledging Participant in respect of its obligations under this Agreement of which default such Participant has actual knowledge and which notice shall be given simultaneously with the giving of such notice to the pledging Participant; (ii) to allow such Participation Pledgee a period of ten (10) days to cure a default by the pledging Participant in respect of its obligations to the other Participants hereunder, but such Participation Pledgee shall not be obligated to cure any such default; (iii) that no amendment, modification, waiver or termination of this Agreement shall be effective against such Participation Pledgee without the prior written consent of such Participation Pledgee; (iv) that such non‑pledging Participants shall accept any cure by such Participation Pledgee of any default of the pledging Participant which such pledging Participant has the right to effect hereunder, as if such cure were made by such pledging Participant; (v) that such non‑pledging Participants shall deliver to Participation Pledgee such estoppel certificate(s) as Participation Pledgee shall reasonably request, provided that any such certificate(s) shall be in a form reasonably satisfactory to such other Participant; and (vi) that, upon written notice (a

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“Redirection Notice”) to the non‑pledging Participants and the Servicer by such Participation Pledgee that the pledging Participant is in default beyond any applicable cure periods with respect to the pledging Participant’s obligations to such Participation Pledgee pursuant to the applicable credit agreement or other agreements relating to the Pledge between the pledging Participant and such Participation Pledgee (which notice need not be joined in or confirmed by the pledging Participant), and until such Redirection Notice is withdrawn or rescinded by such Participation Pledgee, Participation Pledgee shall be entitled to receive any payments that the Participation 1 Holder or Servicer would otherwise be obligated to pay to the pledging Participant from time to time pursuant to this Agreement.  Any pledging Participant hereby unconditionally and absolutely releases the other Participants and the Servicer from any liability to the pledging Participant on account of any non‑pledging Participant’s or the Servicer’s compliance with any Redirection Notice believed by the Servicer or such non-pledging Participant to have been delivered by a Participation Pledgee.  Participation Pledgee shall be permitted to exercise fully its rights and remedies against the pledging Participant (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law and this Agreement.  In such event, the non‑pledging Participants and the Servicer shall recognize such Participation Pledgee (and any transferee at any foreclosure or similar sale held by such Participation Pledgee or any transfer in lieu of foreclosure), and its successor and assigns, as the successor to the pledging Participant’s rights, remedies and obligations under this Agreement, and any such Participation Pledgee or transferee shall assume in writing the obligations of the pledging Participant hereunder accruing from and after such Transfer (i.e., realization upon the collateral by such Participation Pledgee) and agrees to be bound by the terms and provisions of this Agreement.  The rights of a Participation Pledgee under this Section 12(b) shall remain effective as to any Participant (and the Servicer) unless and until such Participation Pledgee shall have notified such Participant (and the Servicer) in writing that its interest in the pledged Participation has terminated.

13.       Other Business Activities of the Participants.  Each Participant acknowledges that the other Participants may make loans or otherwise extend credit to, and generally engage in any kind of business with, any Affiliate of the Borrower (“Borrower Related Parties”), and receive payments on such other loans or extensions of credit to the Borrower Related Parties and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

14.       Certain Powers of the Controlling Holder. During the term of this Agreement, the Controlling Holder shall be entitled to exercise any and all rights of the lender with respect to the Loan under the Loan Documents including, without limitation, the exclusive right to grant any consents and approvals and to exercise all the rights and powers granted to the lender under the Loan Documents, in each case, subject to the terms and conditions of this Agreement, the Loan Documents, Accepted Servicing Practices, the Servicing Agreement and applicable law, including, without limitation, the sole and exclusive authority (i) to modify or waive any of the terms of the Loan Documents, (ii) to consent to any action or failure to act by any Borrower or any party to the Loan Documents, (iii) to vote all claims with respect to any Loan in any bankruptcy, insolvency or other similar proceeding, and (iv) to take legal action to enforce and protect the Holders’ interests with respect to the Loan or to refrain from exercising any powers or rights under the Loan Documents, including the right at any time to call or waive any Events of Default, or accelerate or refrain from accelerating any Loan or institute any

14

foreclosure action, and Non-Controlling Holder shall have no voting, consent or other rights whatsoever with respect to Controlling Holder’s (or Servicer’s) administration of, or exercise of its rights and remedies with respect to, the Loan; provided, however, that in no event shall the Controlling Holder modify, amend or terminate any Loan Document in a manner which would solely have an adverse effect on any Non-Controlling Holder (and would not have the same adverse effect on the Controlling Holder) without the prior written consent of such Non-Controlling Holder, which consent may be granted or denied in the sole discretion of such Non-Controlling Holder.  The Controlling Holder may direct the Servicer or designate (or vote on the designation of) any other Person to exercise any and all of such rights.  In no event shall the Controlling Holder (or the Servicer acting on its behalf) be obligated at any time to follow or take any actions recommended by any Non-Controlling Holder.  Non-Controlling Holder shall have no right to, and hereby presently and irrevocably assigns and conveys to the Controlling Holder (or the applicable Servicer acting on behalf of Controlling Holder), the rights, if any, that Non-Controlling Holder has (i) to declare or cause Controlling Holder or the Servicer to declare an Event of Default under any Loan (ii) to exercise any remedies with respect to any Loan, including, without limitation, filing or causing Controlling Holder or the Servicer to file any bankruptcy petition against the applicable Borrower or (iii) to vote any claims with respect to any Loan in any bankruptcy, insolvency or similar type of proceeding of the applicable Borrower.  Non-Controlling Holder shall, from time to time, execute such documents as Controlling Holder or the applicable Servicer shall reasonably request to evidence such assignment with respect to the rights described in clause (iii) of the preceding sentence.  In addition, and without limiting the foregoing, Non-Controlling Holder grants to the Controlling Holder an irrevocable power of attorney coupled with an interest, to exercise any rights and take any actions available to Non-Controlling Holder in connection with any case by or against the Borrower under the United States Bankruptcy Code or in any other insolvency proceeding involving the Borrower or another obligor to the extent related to the Borrower’s obligations under the Loan, including the right to file or prosecute any claim, to vote to accept or reject a plan, to make any election under Section 1111(b) of the United States Bankruptcy Code with respect to the Loan, and to file a motion to modify, lift, or terminate the automatic stay with respect to the Loan.  The Controlling Holder (or any Servicer acting on its behalf) shall not have any fiduciary duty to the Non-Controlling Holder in connection with the administration of the Loan

15.       No Pledge or Loan.  This Agreement shall not be deemed to represent a pledge of any interest in the Loan by the Initial Lender to any Holder or a loan from Initial Lender to any Holder.  The Participants shall have no interest in any property taken as security for the Loan; provided,  however, that if any such property or the proceeds thereof shall be applied in reduction of the Loan Principal Balance, then each Participant shall be entitled to receive its share of such application in accordance with the terms of this Agreement and the Participation Agreement.  The Participants acknowledge and agree that the Loan represents a single “claim” under Section 101 of the Bankruptcy Code, and that no Participant shall be a separate creditor of the Borrower under the Bankruptcy Code.

16.       Governing Law; Waiver of Jury Trial.  THIS AGREEMENT AND THE RESPECTIVE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE

15

PERFORMED ENTIRELY WITHIN SUCH STATE.  EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

17.       Modifications.  This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by the parties hereto.  The party seeking modification of this Agreement shall be solely responsible for any and all expenses that may arise in order to modify this Agreement.

18.       Successors and Assigns; Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided that no successors or assigns of the Participants shall have any liability for a breach of a representation or warranty set forth in this Agreement (but the liability of the applicable Initial Participant therefor shall survive).  Except as provided in Section 5, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto or a successor or assign of a party hereto.

19.       Counterparts.  This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument.

20.       Captions.  The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

21.       Notices.  All notices required hereunder shall be in writing and (i) personally delivered, (ii) sent by facsimile transmission together with telephonic notice and if the sender on the same day sends a confirming copy of such notice by reputable overnight delivery service (charges prepaid), (iii) sent by reputable overnight delivery service (charges prepaid) or (iv) sent by certified United States mail, postage prepaid return receipt requested, and addressed to the respective parties at their addresses set forth on Exhibit B hereto, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid.  All written notices so given shall be deemed effective upon receipt or, if mailed, upon the earlier to occur of receipt or the expiration of the fourth (4th) day following the date of mailing.

22.       Custody of Loan Documents.  Participation 1 Holder shall hold legal title to the Loan exclusively in its name for the benefit of the Holders.  The Participants acknowledge that originals of all of the Loan Documents will be held by the Participation 1 Holder [or by the Custodian on its behalf pursuant to the Custodial Agreement].

23.       Statement of Intent.  Each Participant, by its acceptance of its interest herein, agrees, unless otherwise required by appropriate tax authorities, to file its own tax returns and reports as required under applicable law.

24.       Servicing of the Loan.  The parties agree that the Participation 1 Holder (or the Servicer) shall service the Loan on behalf of the Participants.

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25.       Registration of Transfers.  Participation 1 Holder (or Servicer on its behalf) shall maintain a register on which it will record the names and addresses of, and wire transfer instructions for, the Holders from time to time, to the extent such information is provided in writing to it by the Holders.  Any transfer of a Participation hereunder shall be recorded on such register.

17

IN WITNESS WHEREOF, each of the Holders has caused this Agreement to be duly executed as of the day and year first above written.

Initial Lender:

STARWOOD PROPERTY MORTGAGE, L.L.C.

By:
Name:
Title:

Initial Participation 1 Holder:

STARWOOD PROPERTY MORTGAGE SUB-6[-A], L.L.C.

By:
Name:
Title:

Initial Participation 2 Holder:

STARWOOD PROPERTY MORTGAGE, L.L.C.

By:
Name:
Title:

[Initial Participation 3 Holder:

SPT CA FUNDINGS 2, LLC

By:
Name:
Title: ]

EXHIBIT A

LOAN SCHEDULE

A.       Description of Loan

Date of Loan:	________, 201_
Initial Principal Amount of Loan: Mortgage Promissory Note A-1 Initial Principal Balance: Mortgage Promissory Note A-2 Initial Principal Balance:	$______________ $______________ $______________
Maximum Principal Amount of Loan: Mortgage Promissory Note A-1 Maximum Principal Balance: Mortgage Promissory Note A-2 Maximum Principal Balance:	$______________ $______________ $______________
Location of Property:
Current Use of Property:
Borrower:
Description of Notes:
Interest Rate:
Exit Fee/Prepayment Fee:

Prepayment Premium:
Maturity Date:

B.       Description of Participations:

Initial Participation 1 Principal Balance	$_________
Initial Participation 2 Principal Balance	$_________
[Initial Participation 3 Principal Balance]	[$_________]
[Maximum Participation 3 Principal Balance]	[$_________]

EXHIBIT B

Initial Participation 1 Holder:

[STARWOOD REPO SELLER]

c/o Starwood Property Trust, Inc.

591 West Putnam Avenue

Greenwich, Connecticut 06830

Attention: Andrew J. Sossen

Telephone: (203) 422-8191

Fax: (203) 422-8192

E-Mail: asossen@starwood.com

with copies to:

Starwood Property Trust, Inc.

1601 Washington Avenue

Miami Beach, Florida 33139

Attention: Asset Management

Email: jdiamond@starwood.com

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Attention: Robert L. Boyd, Esq.

Telephone: (212) 839-7352

Fax: (212) 839-5599

Email: rboyd@sidley.com

Initial Participation 2 Holder:

Starwood Property Mortgage, L.L.C.

c/o Starwood Property Trust, Inc.

591 West Putnam Avenue

Greenwich, Connecticut 06830

Attention: Andrew J. Sossen

Telephone: (203) 422-8191

Fax: (203) 422-8192

E-Mail: asossen@starwood.com

with copies to:

Starwood Property Trust, Inc.

1601 Washington Avenue

Miami Beach, Florida 33139

B-1

Attention: Asset Management

Email: jdiamond@starwood.com

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Attention: Robert L. Boyd, Esq.

Telephone: (212) 839-7352

Fax: (212) 839-5599

Email: rboyd@sidley.com

[Initial Participation 3 Holder:

SPT CA Fundings 2, LLC

c/o Starwood Property Trust, Inc.

591 West Putnam Avenue

Greenwich, Connecticut 06830

Attention: Andrew J. Sossen

Telephone: (203) 422-8191

Fax: (203) 422-8192

E-Mail: asossen@starwood.com

with copies to:

Starwood Property Trust, Inc.

1601 Washington Avenue

Miami Beach, Florida 33139

Attention: Asset Management

Email: jdiamond@starwood.com

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Attention: Robert L. Boyd, Esq.

Telephone: (212) 839-7352

Fax: (212) 839-5599

Email: rboyd@sidley.com]

B-2

EXHIBIT C

FORM OF PRINCIPAL REALLOCATION AMENDMENT

C-1

SCHEDULE 1

Permitted Fund Managers

C-2